Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-173928 and
333-173928-03

This prospectus supplement and the prospectus are not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 27, 2011
Prospectus Supplement to Prospectus dated June 27, 2011
$760,841,000
Ford Credit Auto Lease Trust 2011-A
Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer
Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 7 of the prospectus.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
The trust will issue:

	Principal Amount	Interest Rate		Final Scheduled Payment Date
Class A-1 notes(1)	$246,000,000	•	%	July 15, 2012
Class A-2 notes	390,000,000	•	%	September 15, 2013
Class A-3 notes	305,000,000	•	%	July 15, 2014
Class A-4 notes	65,841,000	•	%	September 15, 2014
Class B notes(1)	44,188,000	•	%	January 15, 2016

Total	$1,051,029,000

(1)	The Class A-1 and Class B notes are not being offered by this prospectus supplement or the prospectus.

•	The notes will be backed by an exchange note, which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•	The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day). The first payment date will be July 15, 2011. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to such date.

•	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•	The credit enhancement for the notes will be a reserve account, subordination, excess spread and overcollateralization.
The pricing terms of the offered notes are:

				Underwriting			Proceeds to the
	Price to Public			Discount			Depositor(1)
Class A-2 notes		•	%		•	%		•	%
Class A-3 notes		•	%		•	%		•	%
Class A-4 notes		•	%		•	%		•	%

Total	$	•		$	•		$	•

(1)	Before deducting expenses estimated to be $780,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities
J.P. Morgan
Morgan Stanley

The date of this prospectus supplement is June •, 2011

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
     This prospectus supplement provides information about Ford Credit Auto Lease Trust 2011-A and the terms of the notes to be issued by the trust. You should rely only on the information provided or referenced in this prospectus supplement and the prospectus. Ford Credit has not authorized anyone to provide you with different information.
     This prospectus supplement begins with the following brief introductory sections:
•	Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available to the notes,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•	Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available to the notes, and

•	Risk Factors — describes the most significant risks of investing in the offered notes.
     The other sections of this prospectus supplement contain more detailed descriptions of the offered notes and the structure of this securitization transaction. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus. The Table of Contents on the preceding page contains references to key topics.
     A glossary of certain terms is at the end of this prospectus supplement and an index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.
FORWARD-LOOKING STATEMENTS
     Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM
     The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes. You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)	The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note. The reference pool will have an initial total securitization value of $1,262,497,868.06 and the exchange note will have an initial note balance of $1,088,903,936.04.

(2)	The reserve account will be funded on the closing date at 1.00% of the initial total securitization value. On each payment date, any amounts remaining after all higher priority payments have been made will be deposited in the reserve account until the reserve account balance reaches the targeted reserve amount of $31,562,446.70 which is 2.50% of the initial total securitization value, as described under “Credit Enhancement — Reserve Account” in this prospectus supplement.

(3)	Overcollateralization is the amount by which the initial total securitization value exceeds the principal amount of the notes on the closing date.

(4)	Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal on the notes.

(5)	The Class A notes benefit from subordination of more junior classes to more senior classes. The subordination varies depending on whether interest or principal is being paid or whether an event of default that results in acceleration has occurred. For a more detailed description of subordination within this securitization transaction, you should read “Description of the Notes — Priority of Payments,” — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(6)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM
     The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction. Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY
     This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available to the notes. It does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-12, and the prospectus in its entirety.
Transaction Overview
The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit. The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the exchange note on the closing date. The depositor will sell the offered notes to the underwriters who will sell them to investors.
Transaction Parties
Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator
Ford Motor Credit Company LLC, or “Ford Credit”
Depositor
Ford Credit Auto Lease Two LLC
Issuing Entity or Trust
Ford Credit Auto Lease Trust 2011-A
Owner Trustee
U.S. Bank Trust National Association
Indenture Trustee
The Bank of New York Mellon
Titling Companies
CAB East LLC

CAB West LLC
Collateral Agent
HTD Leasing LLC
Administrative Agent
U.S. Bank National Association
For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.
Closing Date
The trust expects to issue the notes on or about July 5, 2011, the “closing date.”
Cutoff Date
Collections on the leases and leased vehicles included in the reference pool on or after June 1, 2011, the “cutoff date,” will be applied to make payments on the exchange note. Payments on the exchange note will be applied to make payments on the notes.
Notes
The trust will issue the following classes of notes:

	Principal	Interest
	Amount	Rate
Class A-1 notes(1)	$246,000,000	•	%
Class A-2 notes	$390,000,000	•	%
Class A-3 notes	$305,000,000	•	%
Class A-4 notes	$65,841,000	•	%
Class B notes(1)	$44,188,000	•	%

(1)	The Class A-1 and Class B notes are not being offered by this prospectus supplement or the prospectus.
The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.” The Class A-2, Class A-3 and Class A-4 notes are being offered by this prospectus supplement and the prospectus and are referred to as the “offered notes” and, together with the Class A-1 and Class B notes, the “notes.”
The depositor initially will retain the residual interest in the trust and may retain the Class B notes.
Payment Dates
The trust will pay interest and principal on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be July 15, 2011.
The notes, except the Class A-1 notes, will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to July 15, 2011, for the first period).
The Class A-1 notes will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.
The final scheduled payment date for each class of notes is listed below. It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled
Payment Date
Class A-1 notes	July 15, 2012
Class A-2 notes	September 15, 2013
Class A-3 notes	July 15, 2014
Class A-4 notes	September 15, 2014
Class B notes	January 15, 2016
For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.
Optional Redemption or “Clean Up Call” Option
The servicer will have a “clean up call” option to purchase the exchange note on any payment date that the note balance is 5% or less of the initial note balance. The servicer may exercise its clean up call option only if the purchase price for the exchange note will be sufficient to pay in full the notes and all fees and expenses of the trust. Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.
Form and Minimum Denomination
The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $100,000 and in multiples of $1,000.
Exchange Note
The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit. The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.
On the closing date, the note balance of the exchange note will be $1,088,903,936.04. The exchange note will accrue interest at a rate of •%.
The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note. These amounts include:
•	payments by or on behalf of the lessees on the leases,
•	net proceeds from sales of leased vehicles, and
•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.
For a more detailed description of the Exchange Note, you should read “Description of the Exchange Note” in this prospectus supplement.
Reference Pool
The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.
The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments and (2) the base residual value of the related leased vehicle. The “base residual value” of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle. The “total securitization value” is the aggregate securitization value of all leases in the reference pool.
For more information about the calculation of securitization value, you should read the definition of securitization value in the “Glossary of Certain Terms” in this prospectus supplement.
Summary characteristics of the reference pool on the cutoff date:

Number of leases	54,427
Initial total securitization value	$1,262,497,868.06
Residual portion of securitization value	$808,617,721.04
Residual portion of securitization value(1)	64.05%
Base monthly payments plus base residual value	$1,389,845,540.64
Base residual value	$904,581,980.64
Base residual value(2)	65.09%
Base residual value(1)	71.65%
Weighted average(3) remaining term	23.8 months
Weighted average(3) original term	33.7 months
Weighted average(3) FICO® score	742

(1)	As a percentage of the initial total securitization value.

(2)	As a percentage of base monthly payments plus base residual value.

(3)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.
For more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A to this prospectus supplement.
Trust Assets
The trust assets will include:
•	the exchange note,
•	rights to funds in the reserve account and the collection account,
•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles, and
•	rights under the transaction documents for servicer advances.
Servicer
Ford Credit will be the servicer of the leases and leased vehicles in the reference pool.
The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of 1.00% of the total securitization value at the beginning of the preceding month and (2) an administration fee equal to 1/12 of 0.01% of the note balance of the notes at the end of the preceding month.
For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.
Priority of Payments on the Exchange Note
On each payment date, the indenture trustee will apply available funds to make payments on the exchange note in the order of priority listed below. Available funds generally will include all amounts collected on the reference pool from the preceding month. This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.
(1)	Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of outstanding servicer advances,
(2)	Interest — to the trust, interest due on the exchange note,
(3)	Principal — to the trust, principal on the exchange note equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, plus any principal required to be paid on prior payment dates that remains unpaid,
(4)	Shortfall Payments — to the trust, all amounts necessary to cover any shortfall in payments on the notes on such payment date,
(5)	Reserve Account — to the reserve account, the amount, if any, required to reach the targeted reserve amount,
(6)	Shared Amounts — to be applied as shared amounts with respect to any exchange note other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on such other exchange note, and
(7)	Remaining Amounts — to be applied under the revolving credit facility, all remaining amounts.
For a more detailed description of the priority of payments on the exchange note and the allocation of funds on each payment date you should read “Description of the Exchange Note — Priority of Payments on the Exchange Note” and “— Shared Amounts” in this prospectus supplement.
Priority of Payments on the Notes
On each payment date, the trust will apply the amounts received on the exchange note on such payment date to make payments in the order of priority listed below. This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an event of default:
(1)	Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,
(2)	Administration Fee — to the servicer, the administration fee,
(3)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,
(4)	Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,
(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,
(6)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any priority principal payment on that payment date, plus any principal required to be paid on prior payment dates that remains unpaid,
(7)	Reserve Account — to the reserve account, the amount required to reach the targeted reserve amount,
(8)	Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in item (1) above, and
(9)	Residual Interest — to the holder of the residual interest in the trust, all remaining amounts.
The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.
For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.
Credit Enhancement
Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the amount of cash available to the trust to make required payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.
The following credit enhancement will be available to the trust.
Reserve Account
On the closing date, the depositor will deposit $12,624,978.68 in the reserve account, which is 1.00% of the initial total securitization value. The targeted reserve amount will be $31,562,446.70, which is 2.50% of the initial total securitization value.
If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (4)

under “— Priority of Payments on the Exchange Note” above, the indenture trustee will withdraw funds from the reserve account to cover the shortfall. The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.
If, on any payment date, the targeted reserve amount is not on deposit in the reserve account, the reserve account will be funded from collections on the reference pool and payments on the exchange note until the targeted reserve amount is reached, in each case, after all higher priority payments have been made.
For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.
Subordination
The trust will pay interest to all classes of the Class A notes and then will pay interest on the Class B notes. The trust will not pay interest on the Class B notes until all interest due on the Class A notes is paid in full.
The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes). The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.
In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the Class A notes prior to the payment of interest on the Class B notes on that payment date.
For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.
Excess Spread
For any payment date, there are two types of excess spread. First, there is the excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value. This excess spread will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Second, there is the excess spread representing the excess of the interest payments on the exchange note received by the trust over the senior fees and expenses of the trust and the interest payments on the notes. This excess spread will be available to pay principal on the notes.
For a more detailed description of the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread” in this prospectus supplement.
Overcollateralization
Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool. On the closing date, overcollateralization will be $211,468,868.06, which is 16.75% of the initial total securitization value.
For a more detailed description of the overcollateralization, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.
Removal of Leases and Leased Vehicles from the Reference Pool
Ford Credit, as servicer, may be required from time to time to remove certain leases and leased vehicles from the reference pool and to make a corresponding payment to the collection account. Ford Credit will be required to remove a lease and leased vehicle from the reference pool if (1) the representations it made about the lease and leased vehicle are later discovered to have been untrue, are not cured and have a material adverse effect on the lease or leased vehicle, (2) its servicing materially impairs the lease or leased vehicle, (3) it changes the amount of the monthly payment or the number of monthly payments due under the lease or (4) the leased vehicle is no longer owned by a titling company.
For a more detailed description of the servicer’s obligations to remove ineligible leases and leased vehicles, you should read “Reference Pool — Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles upon Breach” in this prospectus supplement. For a more detailed description of the servicer’s other obligations to remove leases and leased vehicles, you should read “Servicing the Reference Pool and the Securitization Transaction — Obligations to Remove Leases and Leased Vehicles” in the prospectus.
Controlling Class
Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicer termination, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies following an event of default. Holders of notes that are not part of the Controlling Class will not have these rights.
The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding. After the Class A notes are paid in full, the Class B notes will be the Controlling Class.
Ratings
The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”
The ratings of the notes will address the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes.
Tax Status
If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.
Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:
•	the notes will be treated as debt, and
•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.
ERISA Considerations
The notes generally will be eligible for purchase by employee benefit plans.
For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.
Contact Information for the Depositor
Ford Credit Auto Lease Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133
Contact Information for the Servicer
Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com
CUSIP Numbers

CUSIP
Class A-2 notes	34529Q AB9
Class A-3 notes	34529Q AC7
Class A-4 notes	34529Q AD5

RISK FACTORS
     In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

Residual value losses could result in losses on your notes	Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases. The base residual values of the leased vehicles equal 65.09% of the sum of the base residual values plus the total base monthly payments, which is the total amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value. The base residual value of 87.36% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicle.

In order to establish residual values, Ford Credit and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as the term of the lease, the month in which the lease is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price). Certain factors that can be expected to affect the value of a leased vehicle in the future can be predicted with a high degree of certainty, although it is impossible to predict with certainty the magnitude of the effect. For example, a vehicle leased under a lease that has a longer term or a higher maximum allowed mileage would generally be expected to have a lower residual value than an identical vehicle leased under a lease that has a shorter term or a lower maximum allowed mileage. There are other factors that cannot be predicted with a high degree of certainty that will also affect the value of a leased vehicle in the future. For example, it is impossible to predict with certainty the residual value of a vehicle of a certain make, type or model relative to the residual value of a vehicle of a different make, type or model.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions, as described under “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, almost all the leases in the reference pool were originated under Ford-sponsored marketing programs. Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set. As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle and less likely that a lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles will likely be returned at lease end. The net sales proceeds on leased vehicles may be less than their base residual values. Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle for an amount that exceeds the contract residual value by no more than $500.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus. For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool were concentrated in Michigan (24.41%), New York (16.40%), New Jersey (10.79%), California (6.97%), Ohio (6.04%), Florida (5.95%) and Pennsylvania (5.26%). No other state constituted more than 5% of the initial total securitization value. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss, repossession or residual loss experience on the reference pool and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes	Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed and structured finance securities. While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market. If the lack of liquidity in the secondary market recurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

The continuing economic downturn may adversely affect the performance of the reference pool, which could result in losses on your notes	Over the past several years, the United States experienced a severe economic downturn that adversely affected the performance of the leases and the value of the leased vehicles in Ford Credit’s portfolio of leases and leased vehicles. During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars, trucks and utility vehicles and reduced used vehicle prices, which increased the amount of losses on leased vehicles returned at lease end and defaulted leases. While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved. If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the leases could increase again, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail lease contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes
The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the rating agency’s assessment of the future performance of the reference pool, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the reference pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to non-hired NRSROs in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the offered notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the offered notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool and the credit enhancement on the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services, and will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the leases and leased vehicles, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies, you should read "Risk Factors — Federal financial reform could have an adverse impact on Ford Credit, the depositor and the trust” and "Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes	Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES
     The following information identifies certain transaction parties for this securitization transaction. For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Owner Trustee,” “Indenture Trustee,” “Titling Companies,” “Collateral Agent” and “Administrative Agent” in the prospectus.
Depositor
     The depositor is Ford Credit Auto Lease Two LLC. Ford Credit is the sole member of the depositor.
Issuing Entity
     The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2011-A. The trust’s fiscal year is the calendar year.
     On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust. The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$246,000,000.00
Class A-2 notes	390,000,000.00
Class A-3 notes	305,000,000.00
Class A-4 notes	65,841,000.00
Class B notes	44,188,000.00
Residual Interest — Overcollateralization	37,874,936.04

Total — Exchange Note Initial Note Balance	$1,088,903,936.04

Owner Trustee
     U.S. Bank Trust National Association, or “U.S. Bank Trust,” will act as the “owner trustee” under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $311 billion as of March 31, 2011, is the parent company of U.S. Bank. As of March 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank Trust has provided owner trustee services since 2000. As of March 31, 2011, U.S. Bank Trust was acting as owner trustee with respect to over 500 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto-backed securities since 2000. As of March 31, 2011, U.S. Bank Trust was acting as owner trustee on 71 issuances of auto-backed securities.
     For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.
Indenture Trustee
     The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture. Its principal corporate trust office is located at 101 Barclay Street, New York, New

York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto leases. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.
     For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.
Titling Companies
     The titling companies are CAB East LLC and CAB West LLC. The titling companies purchase leases and the related leased vehicles from dealers. Each leased vehicle is titled in the name of one of the titling companies and the collateral agent is named as secured party on the certificate of title.
     CAB East Holdings, LLC is the sole member of CAB East LLC. CAB West Holdings Corporation is the sole member of CAB West LLC.
     For a description of the duties and responsibilities of the titling companies, you should read “Titling Companies” in the prospectus.
Collateral Agent
     HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement. U.S. Bank National Association is the sole member of HTD.
     For a description of the duties and responsibilities of the collateral agent, you should read “Collateral Agent” in the prospectus.
Administrative Agent
     U.S. Bank, a national banking association, is the administrative agent under the credit and security agreement. U.S. Bancorp, with total assets exceeding $311 billion as of March 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of March 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 Domestic and 3 International cities. The credit and security agreement will be administered from U.S. Bank’s corporate trust office located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604.
     U.S. Bank has provided corporate trust services since 1924. As of March 31, 2011, U.S. Bank was acting as trustee with respect to over 70,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
     On December 30, 2010, U.S. Bank purchased the Domestic and European-based securitization trust administration businesses of Bank of America, National Association. Following the closing of the acquisition, U.S. Bank succeeded to duties of the Bank of America affiliate serving as trustee or agent, as applicable, under each client agreement except with respect to those transactions that require additional steps to be taken to transfer the appointments in accordance with the terms of the governing instrument or agreement or applicable law. Under the terms of the agreement, U.S. Bank Corporate Trust Services acquired approximately 2,150 active securitization and related transactions, which include custodial services with respect to more than 2.4 million residential mortgage files and 84,000 commercial mortgage files, and which include more than $1.1 trillion in underlying assets.
     For a description of the duties and responsibilities of the administrative agent, you should read “Administrative Agent” in the prospectus.
Sponsor
     Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.
     The following table contains information about the leases purchased by Ford Credit and the titling companies from dealers during each of the periods indicated.
Origination Characteristics

	Three Months Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Number of leases originated(1)	50,043	27,321	115,286	56,446	249,989	386,716	323,144
Total acquisition cost (in millions)	$1,495	$812	$3,456	$1,738	$7,127	$11,738	$9,802
Weighted average(2) original term (in months)	33.2	32.3	32.7	36.1	33.0	33.0	31.6
Weighted average(2) FICO® score(3) at origination	736	750	748	754	730	723	717

(1)	This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value.

(2)	Weighted averages are weighted by the acquisition cost of each lease.

(3)	This weighted average excludes leases that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.
Material Changes to Origination, Purchasing and Underwriting Policies and Procedures
     During the period covered in the above table, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies. Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design marketing programs to achieve this target. The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases. Ford’s pricing policies encourage higher credit quality lessees. These policies have contributed to an increase in credit scores and other credit quality measurements since 2006.
     Almost all of the leases purchased by Ford Credit’s titling companies are originated under Ford-sponsored marketing programs. Changes in Ford-sponsored marketing programs from programs for leasing to programs for retail installment financing and vice versa are the primary reasons for increases or decreases in the number of leases purchased.
     Changes in auction values of used vehicles impact the economics of leases and lease payments. Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations. Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.

     During 2006 and 2007, Ford Credit’s purchases of leases increased due to Ford-sponsored marketing programs for leasing and generally favorable funding conditions.
     Following the significant decline in auction values in mid-2008 and financial market disruptions, Ford shifted its marketing programs to focus primarily on retail installment financing and Ford Credit lowered its purchase target for leases. Ford Credit’s purchases of leases declined in 2009 due to lower sales of Ford vehicles, ongoing marketing programs for retail installment financing, lower purchase targets and continuing funding constraints. In addition, Ford Credit discontinued purchasing leases of Mazda vehicles in January 2009, of Jaguar and Land Rover vehicles in February 2009 and of Volvo vehicles in December 2009. In late 2009, however, Ford Credit increased its purchase target for leases.
     In the second quarter of 2007, Ford Credit launched a new advisory tool that provides the credit analyst with an analysis of each offered lease, including an analysis of application and credit bureau information and an automated approval recommendation index based on factors not included in Ford Credit’s scoring model to assist the analyst in making better credit decisions.
     As part of its normal cycle plan, Ford Credit launched new origination scoring models for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scoring models for commercial credit applications. In April 2009, Ford Credit adjusted its models to more accurately reflect portfolio performance and macroeconomic conditions. As part of its normal cycle plan, Ford Credit launched its latest generation origination scoring models for consumer credit applicants in July 2010. In April 2011, Ford Credit began using FICO® scores generated by a new model launched by Fair Isaac Corporation.
     Ford Credit launched enhanced electronic decisioning models in March 2007 that increased the percentage of credit applications approved or rejected through the models. In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the models. This updated strategy resulted in the credit analyst reviewing a higher percentage of applications, which allows for increased scrutiny of various credit indicators and segments of the portfolio.
     In 2006 and 2007, Ford Credit completed a series of transformations and consolidations of its U.S. sales and originations into six business centers that manage all originations. These transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies. As part of these transformations and consolidations, Ford Credit introduced new technologies that improved Ford Credit’s origination operations and increased operating efficiencies and dealer support. These technologies include workforce scheduling software that better monitors staffing requirements, telephony upgrades and call monitoring software to improve accessibility for customers, and performance monitoring software to improve process discipline and consistency of lease originations.
     In July 2009, Ford Credit completed a restructuring of its operations to meet the changing business conditions, including the decline in its lease and retail installment sale contract portfolios. The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of leases and retail installment sale contracts.
     In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial lines of credit into two of its business centers, which improves process consistency and leverages the skills of personnel with commercial expertise.
     For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Vintage Originations Information
     Information about leases that were originated by Ford Credit in prior periods is in Annex B to this prospectus supplement. Only retail leases for which Ford Credit has an ALG residual value are included in Annex B. The information in Annex B consists of residual performance and cumulative loss data for leases originated by Ford Credit during the period listed and summary information for the original characteristics of such leases. No assurance can be made that the residual performance or loss experience of a particular pool of leases will be similar to the information shown in Annex B for leases originated during any particular period.
Static Pool Information – Prior Securitized Pools
     Static pool information about prior pools of leases that were securitized by Ford Credit is in Annex C to this prospectus supplement. The information in Annex C consists of prepayment, delinquency, termination and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools. No assurance can be made that the prepayment, delinquency, termination or loss experience of a particular pool of leases will be similar to the information shown in Annex C for the prior securitized pools of leases.
Servicer
     Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.
     The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of leases. The table includes leases included in securitizations that Ford Credit continues to service. Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. No assurance can be made that the delinquency, repossession or credit loss experience of a static pool of leases will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.
     Since late 2008, the net loss rate has declined, primarily due to lower average net losses on leases charged off, a small decrease in the charge off rate, and the impact of amounts received on leases charged off in prior periods when the portfolio was larger and the charge off rate was higher. The decline in average net losses on leases charged off is primarily due to higher auction values, but auction values remain volatile.
     Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of leases. Over the periods shown, the portfolio size increases as new leases are originated and decreases as existing leases are paid down or liquidated. The delinquency, repossession and credit loss percentages for a static pool of leases originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Three Months Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Average number of leases outstanding(1)	330,319	530,848	438,324	676,511	840,310	775,919	707,765
Average portfolio outstanding (in millions)(2)	$7,358	$11,078	$9,218	$14,946	$20,307	$19,256	$17,188

Delinquencies

Average number of delinquencies(3)
31 - 60 days	3,441	7,774	6,013	10,277	10,886	10,095	8,846
61 - 90 days	411	734	603	1,101	1,189	1,032	788
Over 90 days	74	142	109	240	241	173	106
Average number of delinquencies as a percentage of average number of leases outstanding
31 - 60 days	1.04%	1.46%	1.37%	1.52%	1.30%	1.30%	1.25%
61 - 90 days	0.12%	0.14%	0.14%	0.16%	0.14%	0.13%	0.11%
Over 90 days	0.02%	0.03%	0.02%	0.04%	0.03%	0.02%	0.02%

Repossessions and Credit Losses

Repossessions as a percentage of average number of leases outstanding(6)	1.13%	2.08%	1.73%	2.12%	1.53%	1.37%	1.32%
Aggregate net losses (in millions)(4)	$1	$14	$38	$118	$156	$76	$36
Net losses as a percentage of average portfolio outstanding(6)	0.06%	0.51%	0.42%	0.79%	0.77%	0.39%	0.21%
Net losses as a percentage of gross liquidations(5)	0.09%	0.69%	0.49%	1.38%	1.62%	0.85%	0.48%
Number of leases charged off	1,384	3,885	11,038	20,215	17,933	14,002	11,688
Number of leases charged off as a percentage of average number of leases outstanding(6)	1.68%	2.93%	2.52%	2.99%	2.13%	1.80%	1.65%
Average net loss on leases charged off	$858	$3,635	$3,475	$5,852	$8,723	5,399	$3,072

(1)	Average of the number of leases outstanding at the beginning and end of each month in the period.

(2)	Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period.

(3)	The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding bankrupt accounts.

(4)	Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that are determined by the servicer to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases are equal to the securitization value of all leases that are determined to be uncollectible in the period less any amounts received on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(5)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.

(6)	For the non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures
     In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers. This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.
     In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its lease and retail installment sale contract portfolios. As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses. In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.
     As part of its normal cycle plan, in the first quarter of 2008, Ford Credit launched an updated behavior scoring model used to predict the probability that an account will default. This model was adjusted in March 2009 to improve its performance. In December 2009, Ford Credit launched a new behavior scoring model for its commercial portfolio. Consistent with its servicing practices, Ford Credit has modified its collection efforts and increased collection activities in response to macroeconomic conditions that led to the increase in delinquencies since 2007.
     In May 2006, Ford Credit made Accelerate available to all Ford dealers and expanded it for vehicle sales for all Ford brands. In the first half of 2009, Ford Credit made Accelerate available to non-Ford dealers. As online purchasing has become more accepted, the portion of eligible vehicles purchased through Accelerate has increased over time, reaching 35% of eligible vehicles in 2008 but declining since then to approximately 20 to 25% of eligible vehicles due to strong auction values and lower return rates.
     In 2007 and 2008, Ford offered an early lease termination program in quarterly intervals to all lessees whose leases were scheduled to terminate in the succeeding twelve months. Since 2009, Ford has offered quarterly regional programs on specific models. Approximately 6 to 7% of all lessees eligible for these programs terminated their leases early. In late 2010 and early 2011, Ford offered a program to lessees of Mercury vehicles. This program has temporarily increased the rate of eligible lessees who terminate early to approximately 10%.
     For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.
Ratings of the Servicer
     As of the date of the prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-4	B	NP	NR
Long-term debt ratings	BB	BB	Ba2	BB-
Outlook	Stable	Positive	Positive	Positive
     Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.
     Based on its current ratings, Ford Credit, as servicer, will be required to remit collections on the leases and leased vehicles in the reference pool to the trust’s collection account within two business days of applying collections to the obligor’s account.
     For more information about the deposit of collections, you should read “Servicing the Reference Pool and the Securitization Transaction — Deposit of Collections” in the prospectus.

REFERENCE POOL
Criteria for Selecting the Reference Pool
     The leases and leased vehicles in the reference pool were selected by Ford Credit from the leases and leased vehicles owned by the titling companies that meet the selection criteria. The selection criteria include that each leased vehicle was a new car, light truck or utility vehicle at the beginning of the lease (Ford Credit considers a vehicle that has never been titled and has not been driven more than 6,000 miles to be a new vehicle), and that as of the cutoff date:
•	no lease is currently more than 30 days delinquent (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•	no more than three payment extensions have been granted under the lease,

•	each lease has an original term of not more than 48 months, and

•	no lease is subject to a bankruptcy proceeding.
     Ford Credit’s portfolio of leases changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford-sponsored marketing programs and Ford Credit’s lease securitization transactions, some of which use different selection criteria than this securitization transaction.
Composition of the Reference Pool
     Information regarding the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A to this prospectus supplement.
Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach
     Ford Credit, as servicer, will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note. Generally, these representations relate to legal standards for origination of the leases and leased vehicles and the terms of the leases. Ford Credit also will represent that the leases and leased vehicles in the reference pool satisfy the selection criteria, including those described under “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement and that the data relating to the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool in Annex A to this prospectus supplement are true and correct in all material respects.
     In addition, Ford Credit will represent that:
•	it did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles that meet the selection criteria,

•	each lease and leased vehicle in the reference pool is owned by one of the titling companies,

•	each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted any right of rescission, setoff or defenses against the lease,

•	the collateral agent has a first priority perfected security interest in the leases and leased vehicles in the reference pool, and

•	the leases and leased vehicles in the reference pool were originated and have been serviced in compliance with applicable laws in all material respects.

     If any of the representations made by Ford Credit about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the reference pool. If Ford Credit has actual knowledge, or receives notice from the trust or the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit will be allowed to cure the breach. If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must remove the lease and leased vehicle from the reference pool on or before the payment date following the end of the cure period. Ford Credit must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.
     Ford Credit will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach. Ford Credit will designate to the indenture trustee its responsible persons for this purpose. A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.
     Ford Credit’s obligation to remove ineligible leases and leased vehicles from the reference pool will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit. None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.
MATURITY AND PREPAYMENT CONSIDERATIONS
General
     The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement. Ford Credit determined these dates (1) for the Class A-1 notes, by selecting the latest payment date falling in the 397-day period following the date of pricing of such notes and (2) for the Class A-2 notes, Class A-3 notes and Class A-4 notes, by selecting the payment date that is six months after the date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments. Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.
     Higher than anticipated rates of prepayment and defaults on the leases in the reference pool will cause principal to be paid to the noteholders faster than expected. Noteholders will bear the risk of not being able to reinvest any principal repaid faster than expected at a rate of return that is equal to or greater than the rate of return on the notes. In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.
Weighted Average Life of the Notes
     Prepayments on the leases can be measured relative to a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of leases in a pool. For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month. ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.
     The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A to this prospectus supplement, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.
     Ford Credit developed the prepayment curve and the prepayment assumptions described below (the “100% Prepayment Assumption”) for the leases in the reference pool based on the historical performance of Ford Credit’s portfolio of leases. The 100% Prepayment Assumption assumes that:
•	prepayments on the reference pool (1) occur at 0.400% ABS for June 2011, (2) increase to 0.433% ABS for July 2011, (3) increase to 0.500% ABS for August and September 2011, (4) increase to 0.533% ABS for October 2011, (5) increase to 0.567% ABS for November 2011, and remain at that level through February 2012, (6) increase to 0.600% ABS for March 2012, and remain at that level through September 2012, (7) increase to 0.633% ABS for October and November 2012, (8) increase to 0.667% ABS for December 2012, (9) increase to 0.733% ABS for January and February 2013, (10) increase to 0.800% ABS for March 2013, (11) increase to 0.867% ABS for April 2013, (12) increase to 0.900% ABS for May and June 2013, (13) increase to 0.933% ABS for July 2013, and remain at that level through September 2013, and (14) decrease to 0.800% ABS for October 2013, and remain at that level until all the leases in the reference pool are paid in full,

•	if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•	unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•	unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made, and

•	no lease is removed from the reference pool by the servicer.
     The actual characteristics and performance of the reference pool will differ from the assumptions used in constructing the prepayment tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant. It is unlikely that the leases in the reference pool will prepay based on the 100% Prepayment Assumption. The diverse terms of the leases could produce slower or faster principal payments than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.
     The ABS tables show the percent of the initial principal amount of the offered notes that would be outstanding after each payment date based on various percentages of the 100% Prepayment Assumption. For example, the 0% Prepayment Assumption means that none of the leases will prepay and the 75% Prepayment Assumption means that the leases will prepay at 75% of the 100% Prepayment Assumption.
     Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% Prepayment Assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	93.72	92.68	92.15	91.61	91.05	90.48	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2011	80.65	78.55	77.47	76.36	75.23	74.07	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2011	67.86	64.58	62.88	61.14	59.36	57.54	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2011	56.03	51.63	49.34	47.00	44.60	42.14	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	47.73	42.14	39.24	36.26	33.20	30.06	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	39.77	32.95	29.40	25.75	22.01	18.15	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	31.46	23.46	19.30	15.02	10.61	6.07	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	21.73	12.63	7.89	3.02	0.00	0.00	100.00	100.00	100.00	100.00	98.73	95.47
March 15, 2012	8.96	0.00	0.00	0.00	0.00	0.00	100.00	99.31	96.00	92.59	89.08	85.46
April 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	95.84	88.94	85.33	81.61	77.78	73.82
May 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	88.31	80.83	76.92	72.89	68.73	64.43
June 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	81.74	73.71	69.51	65.17	60.69	56.07
July 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	74.53	66.01	61.55	56.94	52.18	47.26
August 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	68.12	59.12	54.40	49.53	44.50	39.30
September 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	59.98	50.61	45.70	40.63	35.39	29.96
October 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	50.81	41.18	36.12	30.91	25.51	19.93
November 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	46.17	36.07	30.76	25.28	19.61	13.74
December 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	42.00	31.43	25.88	20.14	14.20	8.04
January 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	36.48	25.51	19.74	13.77	7.58	1.16
February 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	21.30	10.48	4.77	0.00	0.00	0.00
March 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	0.40	0.36	0.34	0.32	0.31	0.29	1.33	1.25	1.20	1.15	1.11	1.06

(1)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	98.53	90.66	82.48	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2013	96.70	83.89	77.12	70.09	62.77	55.13	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	65.01	53.48	47.37	41.00	34.35	27.38	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	56.01	44.33	38.11	31.60	24.77	17.56	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	48.80	36.89	30.51	23.81	16.73	9.21	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	41.30	29.25	22.77	15.93	8.67	0.91	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	33.83	21.68	15.11	8.15	0.73	0.00	100.00	100.00	100.00	100.00	100.00	66.32
September 15, 2013	25.69	13.58	7.01	0.01	0.00	0.00	100.00	100.00	100.00	100.00	65.33	27.67
October 15, 2013	17.08	5.14	0.00	0.00	0.00	0.00	100.00	100.00	93.68	61.51	26.86	0.00
November 15, 2013	8.97	0.00	0.00	0.00	0.00	0.00	100.00	87.61	58.24	26.87	0.00	0.00
December 15, 2013	1.46	0.00	0.00	0.00	0.00	0.00	100.00	54.27	25.66	0.00	0.00	0.00
January 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	72.26	21.47	0.00	0.00	0.00	0.00
February 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	3.61	0.00	0.00	0.00	0.00	0.00
March 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.02	1.93	1.89	1.85	1.81	1.77	2.59	2.50	2.43	2.35	2.27	2.19

(1)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE EXCHANGE NOTE
     The titling companies will issue the exchange note under an exchange note supplement between the titling companies, the administrative agent, the collateral agent and Ford Credit. The following summary is not a complete description of all the provisions of the exchange note or the exchange note supplement. For more information about the exchange note and the exchange note supplement, you should read “Description of the Exchange Notes” in the prospectus, and the credit and security agreement and the form of exchange note supplement that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.
     On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.” Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust. The trust will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders. The primary asset of the trust will be the exchange note.
     As holder of the exchange note, the trust will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the leases and leased vehicles in the reference pool. These amounts include:
•	payments by or on behalf of the lessees on the leases in the reference pool,

•	net proceeds from the sale of the leased vehicles in the reference pool, and

•	proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the reference pool.
     Interest will accrue on the exchange note at a rate of •%. This interest rate equals the interest rate on the Class B notes plus •%. The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero. The trust will make interest and principal payments on the exchange note on each payment date from Available Funds as set forth below under “— Priority of Payments on the Exchange Note.”
     As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.
Available Funds
     Payments on the exchange note will be made from “Available Funds,” which for any payment date generally will be equal to collections on the reference pool for the preceding month, amounts withdrawn from the reserve account and, to the extent available, shared amounts from other reference pools allocated to the exchange note.
     Collections. For each month, “collections” on the reference pool will consist of the following amounts:
•	all base monthly payments on the leases in the reference pool for such month that are received by the servicer, plus

•	all advances of base monthly payments for such month made by the servicer on the leases, minus all reimbursements of advances previously made by the servicer on the leases in the reference pool, plus

•	all proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•	all amounts paid by the servicer in connection with the removal of leases and leased vehicles from the reference pool, plus

•	all other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•	all amounts assessed by the servicer to the lessees of leases in the reference pool in connection with a payment extension, minus

•	the following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees or fines paid by the servicer on behalf of a lessee, (4) amounts expended by the servicer and charged to the account of a lessee, (5) amounts paid to third parties in connection with repossession, transportation, reconditioning and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off accounts.
     Any base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.
     The following diagram shows the sources of Available Funds for each payment date. Available Funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

     For more information about the exchange note, you should read “Description of the Exchange Notes” in the prospectus.
Priority of Payments on the Exchange Note
     General Rule. On each payment date, the servicer will instruct the indenture trustee to apply Available Funds for the preceding month to make payments in the order of priority listed below. This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.
(1)	to the servicer, all servicing fees due and reimbursement of outstanding advances,

(2)	to the trust, interest due on the exchange note,

(3)	to the trust, principal on the exchange note in an amount equal to the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date, plus any principal that was required to be paid on prior payment dates but that remains unpaid,

(4)	to the trust, the amount required to cover all amounts payable under items (1) through (6) under “Description of the Notes — Priority of Payments” in this prospectus supplement,

(5)	to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(6)	to be applied as shared amounts with respect to any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)	all remaining funds, to be applied under the revolving credit facility.
     If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (4), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay amounts payable under items (1) through (4) that remain unpaid.
     If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (5) that remain unpaid.

     The following diagram shows how Available Funds are distributed on each payment date. The priority of payments shown in this diagram will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.

     Post-Acceleration Exchange Note Priority of Payments. If the exchange note is accelerated after a facility default or an exchange note default and any portion of the reference pool is sold, on the payment date following the month in which the sale occurs the servicer will instruct the indenture trustee to apply the proceeds of the sale to make payments in the following order of priority:
(1)	to the collateral agent, all amounts due to the collateral agent with respect to the exchange note or the reference pool,

(2)	to the administrative agent, all amounts due to the administrative agent with respect to the exchange note or the reference pool,

(3)	to the servicer, all servicing fees due and reimbursement of all outstanding advances,

(4)	to the trust, all interest due on the exchange note,

(5)	to the trust, principal on the exchange note until paid in full,

(6)	to be applied as shared amounts with respect to any other exchange note that is in default as a result of non-payment of principal or interest, and

(7)	all remaining funds, to be applied under the revolving credit facility.
Shared Amounts
     Collections remaining after making the payment described in item (5) in “— Priority of Payments on the Exchange Note — General Rule” above will be available for allocation to other exchange notes. This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default as a result of a failure to pay principal or interest has occurred and is continuing. In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, any such amounts from other exchange notes will be available to the exchange note issued for this securitization transaction on each payment date.
     If a default as a result of a failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from all exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of all the exchange notes.
     Shared amounts, to the extent available and allocated to the exchange note issued for this securitization transaction will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on the Exchange Note — General Rule” above.
DESCRIPTION OF THE NOTES
     The trust will issue the notes under an indenture between the trust and the indenture trustee. The following summary is not a complete description of all the provisions of the notes or the indenture. For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.
Payments of Interest
     Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date. The

Class A-1 notes will accrue interest on an “actual/360” basis from the preceding payment date to the following payment date (or from the closing date to July 15, 2011, for the first period). All other classes of notes will accrue interest on a “30/360” basis from the preceding payment date to the following payment date (or from the closing date to July 15, 2011, for the first period).
     All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate. Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default. Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.
     The trust will make interest payments on the notes on each payment date from amounts paid to the trust on the exchange note on such payment date. Interest payments will not be made on any subordinate class of notes until all interest payments due on all more senior classes of notes are paid in full.
     If the amount paid to the trust on the exchange note is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available. Any Priority Principal Payment on the Class A notes will be made before the payment of interest due on the Class B notes.
     For a more detailed description of the priority of payments made from amounts paid on the exchange note on each payment date, including priority payments of principal on senior classes of notes, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.
     If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.
     For a more detailed description of the payment priorities following an acceleration of the notes, you should read “ Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.
Payments of Principal
     The trust will make principal payments on the notes on each payment date in the amounts described below. Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes. The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full. The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date. On the final scheduled payment date for each class of Class A notes, no interest will be paid on the Class B notes until both interest and principal on the maturing class of Class A notes are paid in full. If the principal amount of any class of notes is not repaid in full by its final scheduled payment date an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.
     Unless a Priority Principal Payment is required, principal will be paid to the noteholders on each payment date only after interest due on the notes is paid in full. A Priority Principal Payment will be required when the total securitization value is less than the principal amount of the Class A notes. A Priority Principal Payment will also be required when any class of the Class A notes is not paid in full before its final scheduled payment date. Any Priority Principal Payment will be made on the Class A notes before payments of interest on the Class B notes.
     The “Priority Principal Payment” payable to the Class A noteholders is equal to the excess of the principal amount of the Class A notes at the end of the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will be the principal amount of that class of Class A notes until paid in full.

     The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full. The “Regular Principal Payment” is equal to:
•	the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date plus any principal that was required to be paid on prior payment dates but that remains unpaid, minus

•	any Priority Principal Payment made on that payment date,
except that on and after the final scheduled payment date for the Class B notes, the Regular Principal Payment will be the principal amount of the Class B notes until paid in full.
Priority of Payments
     On each payment date, the servicer will instruct the indenture trustee to apply amounts paid on the exchange note to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due. This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default:
(1)	to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)	to the servicer, all administration fees due,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Priority Principal Payment, if any,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(7)	to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(8)	to the indenture trustee, the owner trustee and the trust to pay all amounts due but not paid under item (1), and

(9)	to the holder of the residual interest in the trust, all remaining amounts.

     The following diagram shows how payments made to the trust on the exchange note are applied on each payment date. The priority of payments shown in the diagram will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default.

Events of Default and Acceleration
     Each of the following events will be an “Event of Default” under the indenture:
•	failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the notes, or

•	bankruptcy or dissolution of the trust.
     Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically. Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.
     If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.
     For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.
Post-Acceleration Priority of Payments.
     If the notes are accelerated after an Event of Default and the exchange note is sold, on the payment date following the month in which the exchange note is sold, the servicer will instruct the indenture trustee to apply the proceeds of the sale and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:
(1)	to the indenture trustee and the owner trustee, all amounts due, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents,

(2)	to the servicer, all unpaid administration fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class B noteholders, principal of the Class B notes until paid in full, and

(7)	to the holder of the residual interest in the trust, any remaining amounts.

     For a more detailed description of Events of Default and your rights following Events of Default, you should read "Description of the Notes — Events of Default and Remedies” in the prospectus.
Residual Interest; Issuance of Additional Securities
     The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.
     The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied. The depositor may register the additional securities and sell them publicly or may sell them in a private placement. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.
     For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.
Optional Redemption or “Clean Up Call” Option
     The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date after the note balance of the notes at the end of any month is 5% or less of the initial note balance of the notes. The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised. The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the trust will transfer the exchange note to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust. The purchase price paid by the servicer for the exchange note will be the remaining note balance of the exchange note.
CREDIT ENHANCEMENT
     This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decrease the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so. The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances. The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.
Reserve Account
     The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders. On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $12,624,978.68, which is 1.00% of the initial total securitization value. If sufficient funds are available, deposits will be made to the reserve account on each payment date until the amount on deposit in the reserve account equals the “targeted reserve amount” of $31,562,446.70, which is 2.50% of the initial total securitization value.
     If, on any payment date, collections are insufficient to pay the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfall. If the amount in the reserve account is less than this shortfall, sufficient amounts might not be available to make the payments due on the exchange note and, in turn, the trust may not have sufficient funds to pay all amounts due on the notes and these payments will be delayed. Depletion of the reserve account ultimately could result in losses on the notes.
     If on any payment date the targeted reserve amount is not on deposit in the reserve account, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all senior ranking payments due on the exchange note on such payment date and (2) amounts paid to the trust on the exchange note after making all senior ranking payments on such payment date, in each case until the targeted reserve amount is reached.
     Upon payment of the notes in full, the servicer will withdraw any amounts remaining in the reserve account and distribute them to the titling companies. Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under "Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus and will not be available to make payments on the exchange note.
     For information about how amounts in the reserve account may be invested you should read "Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus.
Subordination
     This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes, and then will pay interest on the Class B notes.
     The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full. In addition, if a Priority Principal Payment is required on any payment date, the trust will pay principal on Class A notes outstanding prior to the payment of interest on the Class B notes on that payment date.
     If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, notes until the Class A notes are paid in full. These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.
Excess Spread
     Excess spread with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account. Excess spread with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date. Any excess spread with respect to the exchange note will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Any excess spread with respect to the notes will be available to pay principal on the notes. Generally, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.
Overcollateralization
     Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. On the closing date, overcollateralization will be $211,468,868.06 or 16.75% of the initial total securitization value. The overcollateralization for the notes has two parts. First, there is the overcollateralization representing the excess of the total securitization value over the principal amount of the exchange note. Second, there is the overcollateralization representing the excess of the principal amount of the exchange note over the principal amount of the notes. On the closing date, these amounts will be $173,593,932.02, or 13.75% of the initial total securitization value, and $37,874,936.04, or 3.00% of the initial total securitization value, respectively.
TRANSACTION FEES AND EXPENSES
     The following table shows the fees payable to the indenture trustee, the owner trustee, the administrator and the servicer. On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, in respect of the administration fee, from amounts paid to the trust in respect of the exchange note on such payment date in the order of priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement. The fees payable to the servicer will be paid from collections as described under “Description of the Exchange Note — Priority of Payments on the Exchange Note” in this prospectus supplement. These fees will not change during the term of this securitization transaction. The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Administration fee	1/12 of 0.01% of the note balance of the notes
Servicing fee	1/12 of 1.00% of the total securitization value
     The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture. The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement. The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator. For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus. The administration fee is paid to Ford Credit for its role in administering the trust. In that capacity, Ford Credit will handle all payments, administer defaults and delinquencies and perform other duties relating to the trust. The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs in connection with the repossession, transportation, reconditioning and disposition of a leased vehicle and (3) external costs of collection on a charged off account.
MONTHLY INVESTOR REPORTS
     At least two business days before each payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each investor report will contain information about payments to be made on the exchange note and the notes on the payment date and the performance of the reference pool during the preceding month. An officer of the servicer will certify the accuracy of the information in each investor report. For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date. The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml. The investor report will contain the following information for each payment date:
•	collections on the leases and leased vehicles in the reference pool for the preceding month,

•	fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•	fees payable to the servicer and administrator,

•	distributions on the exchange note,

•	amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the Regular Principal Payment and any Priority Principal Payment,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of servicer advances and the amount of any additional advances or advance reimbursements,

•	the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•	the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•	information on the performance of the reference pool for the preceding month, including the total securitization value, collections and the aggregate amount paid by Ford Credit to remove leases and leased vehicles from the reference pool, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•	delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the preceding month,

•	lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate, and

•	the amount released to the holder of the residual interest.
     If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid. The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will have no obligation to verify calculations made by the servicer.
ANNUAL COMPLIANCE REPORTS
     The servicer will prepare a number of annual reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies:
•	Compliance Certificate: a certificate stating that the servicer has fulfilled all of its obligations under the servicing agreement and the servicing supplement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•	Assessment of Compliance: a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•	Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.
     For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year. A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Ford Credit is the sponsor of this securitization transaction, the servicer of the leases and leased vehicles in the reference pool and the seller of the exchange note to the depositor. As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit has caused the depositor to form the trust and will be the administrator of the trust. The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.
     In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee, the administrative agent, the collateral agent and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.
TAX CONSIDERATIONS
     Pursuant to U.S. Treasury Department Circular 230, the tax discussion in this prospectus supplement is not intended or written to be used, and cannot be used, for the purpose of avoiding tax penalties. This prospectus supplement was written to support the promotion or marketing of the notes addressed herein. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
     Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect. This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

     In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor:
•	the notes will be treated as debt for U.S. federal income tax purposes, and

•	assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.
     The trust does not anticipate issuing the notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.
     If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the offered note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.
ERISA CONSIDERATIONS
     Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes. Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:
•	are expected to be treated as debt for U.S. federal income tax purposes, and

•	should not be deemed to have any “substantial equity features.”
     Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules. Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to represent that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a violation of such similar laws or regulations.
     For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.
UNDERWRITING
     The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement. Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
Deutsche Bank Securities Inc.	$	•	$	•	$	•
J.P. Morgan Securities LLC		•		•		•
Morgan Stanley & Co. LLC		•		•		•

Total	$	•	$	•	$	•

     Some or all of one or more classes of notes may initially be retained by the depositor or conveyed to an affiliate of the depositor or sold by the underwriters to the depositor or an affiliate of the depositor. Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes. If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.
     The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

Selling
	Concessions not		Reallowances not
	to exceed		to exceed
Class A-2 notes	•	%	•	%
Class A-3 notes	•	%	•	%
Class A-4 notes	•	%	•	%
     Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.
     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.
     All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.
     Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.
LEGAL OPINIONS
     Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer. Sidley Austin LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters. Sidley Austin LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

GLOSSARY OF CERTAIN TERMS
     The definitions of certain terms that are used in this prospectus supplement and in Annexes A, B and C to this prospectus supplement are listed below.
(1)	The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the leased vehicle.

(2)	The “acquisition cost” of a lease is the purchase price a titling company pays the originating dealer for the lease and related leased vehicle and is equal to the sum of (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balances on prior leases or trade-in vehicles and other fees and charges, less (3) any vehicle trade-in, rebate or down payment plus (4) a set fee or a portion of the lease charges on the contract. The “acquisition cost” of a lease is also equal to the sum of (1) the base monthly payments due under the lease, plus (2) the contract residual value of the leased vehicle, minus (3) the lease charges included in the lease, plus (4) the set fee or portion of the lease charges paid to the dealer that originated the lease.

(3)	The “base monthly payments” due under a lease equal the sum of (1) the difference between the acquisition cost of the lease and the estimated value of the vehicle at the end of the lease term, or its contract residual value, plus (2) the acquisition fee, plus (3) the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease. A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments and amounts to cover applicable personal property taxes and similar government charges, but these amounts are not included in collections and will not be available to make payments on the exchange note.

(4)	The “contract residual value” for a leased vehicle is the residual value of the vehicle which is set forth in the related lease.

(5)	The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(6)	The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle.

(7)	The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle. The present value is computed (1) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 5.75%, (2) on the basis of a 360-day year of twelve 30-day months, (3) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (4) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made. The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (1) fewer scheduled base monthly payments remain and (2) the discounting period is shorter. At the beginning of the month in which a lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle. The securitization value of a lease will be zero (1) after the end of the month in which (a) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (b) the related leased vehicle is sold or (2) at the beginning of the sixth month after the month in which the lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed.

(8)	The “base residual value” for a leased vehicle is the lesser of (1) the contract residual value and (2) the ALG base residual value.

(9)	The “ALG base residual value” for a leased vehicle is (1) the ALG residual value for the leased vehicle or (2) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(10)	The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(11)	The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)	The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1) The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles. The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(1)	ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors – Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors – Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-24
acquisition cost	S-44
adjusted MSRP	S-44
ALG base residual value	S-45
ALG mark-to-market	S-45
ALG residual value	S-45
Available Funds	S-28
base monthly payments	S-44
base residual value	S-8, S-45
clean up call	S-7
closing date	S-6
collections	S-28
contract residual value	S-44
Controlling Class	S-11
cutoff date	S-6
Event of Default	S-36
exchange note	S-7
exchange note supplement	S-28
HTD	S-17
indenture trustee	S-16
lease factor	S-44
NRSRO	S-14
owner trustee	S-16
payment date	S-7
Priority Principal Payment	S-33
rating agencies	S-11
reference pool	S-7
Regular Principal Payment	S-34
remaining scheduled base monthly payments plus base residual value	S-44
residual portion of securitization value	S-45
responsible person	S-24
securitization value	S-7, S-44
shared amounts	S-32
targeted reserve amount	S-37
titling companies	S-17
total securitization value	S-8, S-44

ANNEX A
COMPOSITION OF THE REFERENCE POOL
     The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is June 1, 2011. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding. The definitions of certain terms used in this Annex A are listed in the “Glossary of Certain Terms” in this prospectus supplement.
     The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s May — June 2011 edition. ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
Pool Composition Summary

Number of Leases	54,427
Weighted Average(1) FICO® Score(2) at Origination	742
Weighted Average(1) Original Term	33.7	months
Weighted Average(1) Remaining Term	23.8	months
Weighted Average(1) Lease Factor	2.41%
Minimum Discount Rate Used to Calculate Securitization Value	5.75%
Lease Characteristics

			Remaining
			Scheduled Base
			Payments Plus
			Base Residual	Securitization
	Adjusted MSRP	Acquisition Cost	Value	Value
Average	$34,438.10	$29,972.06	$25,535.96	$23,196.17
Highest	106,900.00	109,321.38	70,554.05	63,785.42
Lowest	13,995.00	9,110.56	6,264.48	6,069.64
Total	1,874,362,458.17	1,631,289,110.88	1,389,845,540.64	1,262,497,868.06
Residual Characteristics

	Contract Residual	ALG Base Residual	Base Residual	Residual Portion of	ALG
	Value	Value	Value(3)	Securitization Value	Mark-to-Market
Average	$18,453.21	$16,710.54	$16,620.10	$14,856.92	$17,022.27
Highest	51,312.00	46,991.00	46,991.00	46,383.72	47,055.00
Lowest	4,975.20	5,300.00	4,975.20	4,188.65	6,456.00
Total	1,004,352,843.84	909,504,711.00	904,581,980.64	808,617,721.04	926,471,212.00

Total as a % of Initial Total Securitization Value			71.65%	64.05%

(1)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(2)	This weighted average excludes leases representing 8.06% of the initial total securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(3)	The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 87.36% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 86.85% equal to the ALG residual value and 0.51% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicle.

Distribution of the Leases by Original Term

Original	Number of								Residual Portion of	ALG
Term	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
24 months	12,863	23.63%	$433,705,508.16	$362,935,620.56	$287,470,503.52	22.77%	$237,786,852.85	26.29%	$218,868,230.63	$243,795,928.00
27	4,462	8.20	151,657,649.69	129,277,511.25	103,960,745.82	8.23	84,438,264.66	9.33	76,988,976.70	85,994,680.00
36	18,507	34.00	632,141,607.44	551,637,611.85	433,922,298.02	34.37	293,495,312.62	32.45	257,845,243.72	299,203,138.00
39	17,860	32.81	627,766,791.76	560,342,000.67	423,741,076.10	33.56	278,136,510.84	30.75	244,708,760.25	285,950,915.00
42	13	0.02	644,480.00	576,638.35	324,917.39	0.03	277,148.50	0.03	261,998.43	297,099.00
47	1	0.00	26,435.00	23,955.09	12,812.82	0.00	11,375.00	0.00	11,000.67	11,624.00
48	721	1.32	28,419,986.12	26,495,773.11	13,065,514.39	1.03	10,436,516.17	1.15	9,933,510.64	11,217,828.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

Distribution of the Leases by Year of Origination

Origination	Number of								Residual Portion of	ALG
Year	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2007 Car	133	0.24%	$5,746,355.76	$5,339,939.40	$2,269,657.48	0.18%	$2,023,901.45	0.22%	$1,972,534.73	$2,064,976.00
CUV	99	0.18	3,218,519.10	3,075,102.92	1,340,048.65	0.11	1,197,831.00	0.13	1,167,794.67	1,411,535.00
SUV	56	0.10	2,761,090.96	2,591,096.29	1,135,256.79	0.09	1,025,857.20	0.11	1,002,094.19	1,159,683.00
Truck	51	0.09	2,189,721.47	1,995,283.03	964,755.60	0.08	875,201.94	0.10	851,890.06	984,124.00
2008 Car	2,297	4.22	68,103,092.99	60,478,513.11	32,293,285.86	2.56	29,659,350.96	3.28	28,952,238.82	30,873,191.00
CUV	1,357	2.49	48,766,794.93	42,894,186.62	21,498,034.86	1.70	19,778,027.55	2.19	19,362,849.10	23,330,409.00
SUV	1,321	2.43	46,600,735.84	40,177,163.10	21,001,531.36	1.66	19,333,278.15	2.14	18,898,690.15	21,946,159.00
Truck	170	0.31	6,547,667.22	5,560,519.85	2,916,400.03	0.23	2,640,415.50	0.29	2,579,313.96	3,180,597.00
2009 Car	1,839	3.38	60,601,026.08	53,080,709.69	35,371,361.65	2.80	27,853,227.92	3.08	26,006,247.28	30,168,723.00
CUV	1,086	2.00	42,766,917.32	36,909,074.92	24,350,979.89	1.93	18,614,152.30	2.06	17,358,520.41	20,177,648.00
SUV	410	0.75	13,742,154.10	12,072,471.80	8,157,319.80	0.65	5,971,836.97	0.66	5,528,830.56	6,611,471.00
Truck	146	0.27	5,797,380.28	5,034,455.44	3,562,018.04	0.28	2,698,535.14	0.30	2,457,164.91	2,915,552.00
2010 Car	11,458	21.05	365,095,504.77	312,061,106.83	248,730,900.38	19.70	186,072,938.10	20.57	167,985,108.50	189,841,088.00
CUV	7,011	12.88	283,051,177.06	245,305,058.05	191,019,013.67	15.13	132,011,391.99	14.59	117,623,621.39	133,066,112.00
SUV	4,916	9.03	162,932,088.05	141,098,921.66	111,193,229.71	8.81	75,268,492.95	8.32	67,162,894.51	76,918,173.00
Truck	1,239	2.28	50,151,447.47	42,948,355.81	33,328,359.10	2.64	23,052,421.26	2.55	20,434,900.29	23,835,172.00
2011 Car	9,038	16.61	257,080,505.04	220,210,003.11	191,579,993.95	15.17	136,794,493.63	15.12	119,559,233.52	138,311,231.00
CUV	4,451	8.18	179,193,870.94	161,630,730.49	130,659,470.76	10.35	85,512,860.88	9.45	73,919,823.23	85,365,670.00
SUV	5,374	9.87	186,612,593.06	166,894,159.59	138,489,814.05	10.97	89,871,510.94	9.94	77,761,194.03	89,160,931.00
Truck	1,975	3.63	83,403,815.73	71,932,259.17	62,636,436.43	4.96	44,326,254.81	4.90	38,032,776.73	45,148,767.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

Distribution of the Leases by Scheduled Termination Date

Scheduled
Termination
Date (by	Number of								Residual Portion of	ALG
quarter)(1)	Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2011 Q3	3,570	6.56%	$116,279,457.66	$102,053,792.49	$50,864,571.93	4.03%	$48,689,797.53	5.38%	$47,988,416.73	$54,906,318.00
2011 Q4	1,223	2.25	41,869,126.28	36,680,592.38	19,806,479.49	1.57	17,718,731.99	1.96	17,192,702.68	19,264,859.00
2012 Q1	3,099	5.69	108,521,840.47	92,063,739.35	60,337,266.39	4.78	52,583,623.11	5.81	50,267,052.54	57,591,074.00
2012 Q2	2,619	4.81	91,857,031.15	77,741,829.66	53,030,473.79	4.20	44,400,951.18	4.91	41,900,065.63	48,040,416.00
2012 Q3	3,027	5.56	104,826,688.92	87,376,727.78	67,299,078.97	5.33	55,700,713.36	6.16	51,765,192.19	56,279,674.00
2012 Q4	1,219	2.24	42,845,871.08	37,226,733.26	26,844,808.62	2.13	20,135,982.79	2.23	18,434,612.88	20,987,340.00
2013 Q1	12,080	22.19	403,624,633.81	343,417,237.42	279,922,784.98	22.17	219,956,681.87	24.32	198,650,278.19	222,275,464.00
2013 Q2	3,127	5.75	107,909,843.80	92,904,367.71	71,129,485.20	5.63	47,993,411.69	5.31	42,770,661.81	49,686,787.00
2013 Q3	3,444	6.33	121,732,932.49	104,926,273.65	82,563,234.15	6.54	52,669,023.82	5.82	46,211,559.46	53,635,461.00
2013 Q4	3,264	6.00	117,788,511.63	103,632,431.08	84,200,579.95	6.67	52,616,807.82	5.82	45,516,107.90	52,388,880.00
2014 Q1	11,903	21.87	411,876,447.21	366,701,789.20	307,569,438.42	24.36	197,189,507.51	21.80	168,119,148.64	196,415,819.00
2014 Q2	5,804	10.66	203,516,149.67	185,011,716.38	157,563,945.16	12.48	94,167,762.82	10.41	79,177,343.66	94,239,956.00
2014 Q3	36	0.07	1,342,314.00	1,202,973.77	1,046,692.29	0.08	611,487.85	0.07	508,534.78	611,757.00
2014 Q4	4	0.01	125,035.00	113,981.36	100,264.11	0.01	48,313.20	0.01	38,720.33	46,568.00
2015 Q1	8	0.01	246,575.00	234,925.39	218,764.61	0.02	99,184.10	0.01	77,323.62	100,839.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

(1)	The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of the Leases

	Number of								Residual Portion of	ALG
State(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Michigan	14,118	25.94%	$463,921,563.33	$392,307,858.13	$308,197,748.96	24.41%	$237,275,056.32	26.23%	$214,427,154.69	$242,895,842.00
New York	8,646	15.89	304,312,041.61	267,979,145.82	207,105,503.70	16.40	146,021,735.91	16.14	130,248,578.30	149,426,855.00
New Jersey	5,895	10.83	202,931,569.15	177,400,961.54	136,174,247.73	10.79	95,806,058.20	10.59	85,565,362.49	98,019,773.00
California	3,686	6.77	132,087,062.09	115,924,121.54	88,057,765.24	6.97	60,861,236.73	6.73	54,045,880.28	61,992,630.00
Ohio	3,340	6.14	110,352,833.86	97,974,561.49	76,304,369.19	6.04	53,466,771.02	5.91	47,608,069.99	54,741,790.00
Florida	3,232	5.94	113,645,811.20	99,880,749.22	75,060,475.26	5.95	53,280,935.05	5.89	47,665,859.27	54,883,710.00
Pennsylvania	2,967	5.45	99,542,690.28	85,176,966.72	66,423,533.49	5.26	47,346,812.31	5.23	42,122,219.61	48,514,310.00
Texas	1,700	3.12	65,121,545.43	59,244,257.64	46,161,911.65	3.66	29,049,348.90	3.21	25,488,169.66	29,737,531.00
Other	10,843	19.92	382,447,341.22	335,400,488.78	259,012,312.84	20.52	181,474,026.20	20.06	161,446,426.75	186,258,771.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

(1)	States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.
Distribution of the Leases by Vehicle Type

	Number of								Residual Portion of	ALG
Vehicle Type	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Car	24,765	45.50%	$756,626,484.64	$651,170,272.14	$510,245,199.32	40.42%	$382,403,912.06	42.27%	$344,475,362.85	$391,259,209.00
CUV	14,004	25.73	556,997,279.35	489,814,153.00	368,867,547.83	29.22	257,114,263.72	28.42	229,432,608.80	263,351,374.00
SUV	12,077	22.19	412,648,662.01	362,833,812.44	279,977,151.71	22.18	191,470,976.21	21.17	170,353,703.44	195,796,417.00
Truck	3,581	6.58	148,090,032.17	127,470,873.30	103,407,969.20	8.19	73,592,828.65	8.14	64,356,045.95	76,064,212.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

Distribution of the Leases by Vehicle Make

Vehicle	Number of								Residual Portion of	ALG
Make	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Ford	37,369	68.66%	$1,183,762,352.69	$1,033,252,656.54	$824,705,410.89	65.32%	$578,965,259.75	64.00%	$512,880,445.95	$588,773,649.00
Lincoln	11,647	21.40	522,465,739.23	453,827,968.51	340,348,615.13	26.96	248,916,114.37	27.52	224,515,361.86	259,062,012.00
Mercury	4,332	7.96	126,493,331.90	106,386,507.95	78,075,873.17	6.18	59,972,574.68	6.63	55,093,881.45	60,669,233.00
Mazda	674	1.24	18,233,827.71	16,916,204.35	8,685,530.21	0.69	7,752,401.31	0.86	7,542,238.28	8,548,458.00
Jaguar	150	0.28	10,000,534.00	9,229,660.68	4,376,581.36	0.35	3,699,195.25	0.41	3,562,399.33	3,858,323.00
Land Rover	95	0.17	7,017,548.96	6,106,540.07	3,253,545.13	0.26	2,811,799.60	0.31	2,691,370.95	2,959,733.00
Volvo	160	0.29	6,389,123.68	5,569,572.78	3,052,312.17	0.24	2,464,635.68	0.27	2,332,023.22	2,599,804.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

Distribution of the Leases by Vehicle Model

Vehicle	Number of								Residual Portion of	ALG
Model (1)	Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
EDGE	8,370	15.38%	$305,138,324.99	$266,842,550.53	$206,046,497.68	16.32%	$141,340,899.80	15.62%	$125,181,828.00	$142,043,710.00
FUSION	10,469	19.23	277,862,662.14	238,334,618.06	195,570,009.82	15.49	147,216,743.35	16.27	131,763,153.71	151,351,123.00
ESCAPE	6,378	11.72	183,354,814.13	161,103,130.01	130,843,372.60	10.36	90,884,016.40	10.05	80,343,604.39	92,166,896.00
MKZ	4,708	8.65	180,084,591.87	151,736,631.06	117,683,196.92	9.32	88,415,682.48	9.77	79,635,216.18	90,883,486.00
MKX	3,411	6.27	158,157,291.93	138,521,710.49	102,330,697.95	8.11	73,872,272.78	8.17	66,492,528.89	78,328,372.00
F150	3,402	6.25	140,810,008.48	120,897,330.53	99,290,024.34	7.86	70,516,729.66	7.80	61,543,738.41	72,608,373.00
EXPLORER	2,588	4.75	104,029,387.97	92,476,115.60	70,993,945.81	5.62	45,617,424.55	5.04	39,993,278.25	45,925,168.00
MKS	2,221	4.08	108,279,338.29	95,252,304.11	70,955,275.26	5.62	54,699,557.51	6.05	49,885,500.24	56,306,792.00
MILAN	2,187	4.02	60,221,858.44	50,169,957.99	36,946,679.94	2.93	29,157,587.14	3.22	26,876,169.43	28,907,629.00
MARINER	1,759	3.23	51,685,224.49	44,182,937.31	33,128,424.95	2.62	25,323,486.49	2.80	23,217,119.53	25,946,195.00
FLEX	1,188	2.18	46,211,287.94	41,618,125.48	31,701,529.82	2.51	21,490,294.64	2.38	19,216,453.98	21,524,662.00
TAURUS	1,107	2.03	39,097,227.25	34,236,659.87	26,965,411.44	2.14	17,976,222.93	1.99	15,995,891.11	18,128,973.00
NAVIGATOR	625	1.15	39,481,291.75	35,834,932.52	25,721,626.56	2.04	16,062,867.95	1.78	14,374,741.73	17,294,723.00
FIESTA	1,601	2.94	29,083,875.04	26,426,208.55	23,255,415.28	1.84	15,919,014.83	1.76	13,808,864.61	15,931,674.00
MKT	646	1.19	34,729,090.39	31,047,064.11	22,996,896.81	1.82	15,316,698.30	1.69	13,595,123.04	15,580,886.00
FOCUS	1,547	2.84	30,602,772.65	26,723,945.61	21,710,045.05	1.72	15,346,123.91	1.70	13,759,369.08	15,522,274.00
OTHER	2,220	4.08	85,533,410.42	75,884,889.05	46,358,817.83	3.67	35,426,357.92	3.92	32,935,140.46	38,020,276.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

(1)	Models representing greater than 1.00% of initial total securitization value.

Distribution of the Leases by FICO® Score

	Number of								Residual Portion of	ALG
FICO® Score(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Greater than 749	26,370	48.45%	$913,705,935.88	$785,975,859.74	$607,190,404.01	48.09%	$442,762,608.84	48.95%	$396,251,516.83	$453,436,239.00
700 - 749	9,438	17.34	322,074,232.61	281,644,441.68	217,775,456.09	17.25	154,404,744.97	17.07	137,720,768.70	158,043,090.00
650 - 699	7,406	13.61	247,527,729.53	217,746,284.97	170,284,990.61	13.49	119,693,621.44	13.23	106,620,582.45	122,324,575.00
600 - 649	4,191	7.70	138,316,455.62	121,338,664.62	95,429,072.30	7.56	68,118,719.85	7.53	60,854,124.33	69,571,352.00
Less than 600	3,118	5.73	101,255,657.21	88,174,374.55	70,100,709.28	5.55	51,515,883.53	5.69	46,183,462.02	52,441,497.00
Commercial(2)	3,629	6.67	143,972,815.58	129,949,260.96	96,618,867.47	7.65	64,153,955.56	7.09	57,452,399.04	66,643,222.00
No FICO® score(3)	275	0.51	7,509,631.74	6,460,224.36	5,098,368.30	0.40	3,932,446.45	0.43	3,534,867.67	4,011,237.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

(1)	Based on the FICO® score of the lessees on the origination date of the leases. For a description of FICO® scores, you should read “The Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases.” There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained as of the cutoff date.

(2)	Represents leases with lessees that are not individuals and that use the leased vehicles for commercial purposes. For a description of commercial accounts, you should read “The Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases — Commercial Accounts.”

(3)	Represents leases with lessees who are individuals with minimal or no recent credit history.
Distribution of the Leases by Lease Factor

	Number of								Residual Portion of	ALG
Lease Factor(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
0.00 - 0.99%	12,720	23.37%	$431,075,526.97	$363,632,287.50	$281,277,759.18	22.28%	$228,234,328.19	25.23%	$208,546,592.62	$233,886,669.00
1.00 - 1.99	10,290	18.91	353,626,221.66	308,332,078.24	235,853,832.28	18.68	173,072,502.02	19.13	155,233,296.13	176,476,412.00
2.00 - 2.99	12,509	22.98	439,069,047.51	386,437,603.33	300,076,469.97	23.77	207,549,990.09	22.94	183,073,115.65	213,903,244.00
3.00 - 3.99	10,205	18.75	347,619,897.98	306,632,688.44	240,313,954.47	19.03	158,799,791.77	17.56	139,835,467.99	162,220,678.00
4.00 - 4.99	5,069	9.31	174,041,366.91	152,461,217.15	118,447,060.20	9.38	79,127,051.53	8.75	70,534,282.61	80,557,354.00
5.00 - 5.99	1,910	3.51	68,240,374.07	60,256,835.08	46,700,182.38	3.70	30,421,192.86	3.36	27,158,750.12	31,037,821.00
6.00 - 6.99	848	1.56	28,858,018.97	25,462,689.58	19,542,051.94	1.55	13,144,099.72	1.45	11,744,259.81	13,492,905.00
7.00 - 7.99	339	0.62	11,353,027.51	10,147,390.86	7,401,168.99	0.59	5,180,194.25	0.57	4,613,790.95	5,325,596.00
8.00 - 8.99	199	0.37	7,664,957.75	6,794,786.05	4,740,795.18	0.38	3,422,909.55	0.38	3,031,796.81	3,575,596.00
9.00 - 9.99	142	0.26	5,696,897.00	4,889,721.14	3,637,460.72	0.29	2,545,897.10	0.28	2,226,442.20	2,706,780.00
10.00 - 10.99	97	0.18	3,488,608.54	3,063,120.90	2,193,068.85	0.17	1,562,379.91	0.17	1,354,562.21	1,657,695.00
11.00 - 11.99	49	0.09	1,963,248.35	1,693,253.82	1,265,701.88	0.10	821,881.00	0.09	683,660.29	874,222.00
12.00 - 12.99	23	0.04	781,034.00	687,439.14	475,873.01	0.04	330,156.50	0.04	280,557.25	360,410.00
13.00 or greater	27	0.05	884,230.95	797,999.65	572,489.01	0.05	369,606.15	0.04	301,146.40	395,830.00

Total	54,427	100.00%	$1,874,362,458.17	$1,631,289,110.88	$1,262,497,868.06	100.00%	$904,581,980.64	100.00%	$808,617,721.04	$926,471,212.00

(1)	The lease factor for 96.77% of the leases in the reference pool by securitization value is less than or equal to 5.75%, the minimum discount rate used to calculate securitization value.

Payment Schedule of Leases
The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold on the lease’s scheduled termination date for an amount equal to the base residual value.

		Scheduled
Month	Securitization Value	Base Monthly Payments		Base Residual Value
Initial Balance	$1,262,497,868.06
2011 — June	1,247,044,935.76	$21,564,680.38	4.44%	$—	—%
July	1,214,908,844.36	21,046,963.92	4.34	17,125,743.75	1.89
August	1,183,439,184.94	20,535,339.92	4.23	16,814,563.29	1.86
September	1,154,334,212.81	20,082,409.95	4.14	14,749,490.49	1.63
October	1,133,922,768.54	19,899,355.15	4.10	6,095,399.69	0.67
November	1,114,321,125.25	19,736,840.09	4.07	5,348,128.00	0.59
December	1,093,881,409.38	19,551,858.62	4.03	6,275,204.30	0.69
2012 — January	1,069,943,100.12	19,298,019.59	3.98	9,927,175.12	1.10
February	1,038,545,691.95	18,877,435.92	3.89	17,690,407.17	1.96
March	1,000,293,341.76	18,304,013.72	3.77	24,966,040.82	2.76
April	970,893,361.70	17,921,692.96	3.69	16,310,499.97	1.80
May	945,302,100.10	17,617,004.25	3.63	12,663,789.10	1.40
June	917,180,823.47	17,259,836.13	3.56	15,426,662.11	1.71
July	892,175,231.74	16,997,992.02	3.50	12,436,812.88	1.37
August	860,400,500.92	16,590,059.90	3.42	19,492,777.06	2.15
September	824,660,587.21	16,123,370.61	3.32	23,771,123.42	2.63
October	806,563,667.74	15,982,567.33	3.29	6,096,085.85	0.67
November	790,284,055.69	15,868,169.49	3.27	4,305,375.50	0.48
December	768,751,642.67	15,612,837.01	3.22	9,734,521.44	1.08
2013 — January	709,582,473.10	14,670,500.87	3.02	48,209,189.70	5.33
February	616,427,551.46	13,074,383.88	2.69	83,505,316.64	9.23
March	519,785,479.75	11,375,293.22	2.34	88,242,175.53	9.76
April	492,329,258.22	10,907,636.32	2.25	19,057,899.51	2.11
May	470,347,328.45	10,508,304.45	2.17	13,850,232.85	1.53
June	447,464,377.09	10,068,129.55	2.07	15,085,279.33	1.67
July	424,672,426.36	9,631,987.66	1.98	15,319,740.01	1.69
August	399,853,013.05	9,115,580.53	1.88	17,753,454.36	1.96
September	373,606,517.06	8,579,893.50	1.77	19,595,829.45	2.17
October	348,843,137.54	8,067,470.82	1.66	18,498,091.11	2.04
November	325,944,362.48	7,596,437.40	1.57	16,984,327.60	1.88
December	303,236,863.70	7,144,272.03	1.47	17,134,389.11	1.89
2014 — January	258,036,164.54	6,153,475.19	1.27	40,508,421.74	4.48
February	175,421,645.54	4,268,754.12	0.88	79,588,986.36	8.80
March	96,720,357.47	2,454,217.59	0.51	77,092,099.41	8.52
April	72,561,214.37	1,864,743.20	0.38	22,760,361.05	2.52
May	32,868,836.26	857,705.35	0.18	39,184,177.34	4.33
June	782,698.85	21,283.00	0.00	32,223,224.43	3.56
July	187,045.16	5,881.71	0.00	593,698.85	0.07
August	182,190.13	5,881.71	0.00	—	—
September	160,044.48	5,355.36	0.00	17,789.00	0.00
October	143,986.11	5,014.26	0.00	11,932.00	0.00
November	130,473.23	4,545.01	0.00	9,774.00	0.00
December	100,908.30	3,694.33	0.00	26,607.20	0.00
2015 — January	56,708.01	2,334.60	0.00	42,434.60	0.00
February	12,645.77	337.38	0.00	44,040.50	0.00
March	0.00	0.00	0.00	12,709.00	0.00

Total		$485,263,560.00	100.00%	$904,581,980.64	100.00%

Total Scheduled Base Monthly Payments plus Base Residual Value				$1,389,845,540.64
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value				65.09%

Annex B
VINTAGE ORIGINATIONS INFORMATION
Table of Contents for Annex B

Introduction	B-2
Footnotes to Tables in Annex B	B-3
Residual Performance — Vintage Year Summary	B-9
Residual Performance — Calendar Year Summary	B-11
2003 Originations
Lease Characteristics	B-12
Lease Terminations and Residual Performance	B-13
Cumulative Losses	B-17
2004 Originations
Lease Characteristics	B-20
Lease Terminations and Residual Performance	B-21
Cumulative Losses	B-24
2005 Originations
Lease Characteristics	B-27
Lease Terminations and Residual Performance	B-28
Cumulative Losses	B-31
2006 Originations
Lease Characteristics	B-33
Lease Terminations and Residual Performance	B-34
Cumulative Losses	B-37
2007 Originations
Lease Characteristics	B-39
Lease Terminations and Residual Performance	B-40
Cumulative Losses	B-43
2008 Originations
Lease Characteristics	B-45
Lease Terminations and Residual Performance	B-46
Cumulative Losses	B-49
2009 Originations
Lease Characteristics	B-50
Lease Terminations and Residual Performance	B-51
Cumulative Losses	B-54
2010 Originations
Lease Characteristics	B-55
Lease Terminations and Residual Performance	B-56
Cumulative Losses	B-59
2011 Originations
Lease Characteristics	B-60

Introduction
     The tables in this Annex B contain information about leases that were originated in prior periods. A lease is included in this Annex B only if Ford Credit has an ALG residual value for the related leased vehicle. This Annex B includes activity through March 31, 2011 that was processed by April 30, 2011. The residual performance and cumulative loss information in this Annex B is for leases that have terminated.
     ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors —Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
     The definitions of certain terms used in this Annex B are listed below. The definitions of other terms used in this Annex B are listed in the “Glossary of Certain Terms” in this prospectus supplement, except that, for purposes of this Annex B, the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.
     A lease is considered “terminated” if (1) the related leased vehicle has been returned by March 31, 2011, and sold by April 30, 2011, (2) the related leased vehicle has been purchased pursuant to the lease by March 31, 2011, or (3) the lease has defaulted by March 31, 2011.
     A lease is considered to have “defaulted” if (1) the lease has been charged off and the amount charged off is $600 or more or (2) the related leased vehicle was repossessed. A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.
     The “residual loss (gain)” (1) for each leased vehicle returned and sold equals (a) the base residual value of the leased vehicle, minus (b) the sum of (i) the net auction proceeds from the sale of the leased vehicle, plus (ii) the amounts assessed under the related lease for excess mileage and/or excess wear and use, plus (iii) the amount claimed under any related excess wear and use waiver contract, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the base residual value of the leased vehicle, minus (b) the contract residual value of the leased vehicle.
     “Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.
     The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

Footnotes to Tables in Annex B
Footnotes to the Residual Performance — Vintage Year Summary table:

(1)	Number of vehicles returned and sold is the number of leased vehicles originated during the year that have been returned by March 31, 2011, and sold by April 30, 2011.

(2)	Number of vehicles retained is the number of leased vehicles originated during the year that have been purchased pursuant to the lease by March 31, 2011.

(3)	Return rate equals the percentage equivalent to (1) the number of leased vehicles originated during the year that have been returned by March 31, 2011, and sold by April 30, 2011, divided by (2) the number of leases originated during the year that have terminated.

(4)	Average residual loss (gain) on vehicles returned and sold equals (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by March 31, 2011, and sold by April 30, 2011, divided by (2) the number of those vehicles.

(5)	Average residual loss (gain) on vehicles returned and sold as a percentage of adjusted MSRP equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by March 31, 2011, and sold by April 30, 2011, divided by (2) the total adjusted MSRP of those vehicles.

(6)	Average residual loss (gain) on vehicles returned and sold as a percentage of ALG residual value equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by March 31, 2011, and sold by April 30, 2011, divided by (2) the total ALG residual values of those vehicles.

(7)	Average residual loss (gain) on vehicles retained equals (1) the total residual loss (gain) on leased vehicles originated during the year that have been purchased pursuant to the lease through March 31, 2011, divided by (2) the number of those vehicles.

(8)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(9)	Total residual losses (gains) equals the total residual losses (gains) on leased vehicles originated during the year that have been (1) returned by March 31, 2011, and sold by April 30, 2011, or (2) purchased pursuant to the lease through March 31, 2011.

(10)	Total losses (gains) equals the sum of (1) the total credit losses for leases originated during the year, plus (2) the total residual losses (gains) on leased vehicles originated during the year, in each case through March 31, 2011.

(11)	Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) the total losses (gains) for leases originated during the year divided by (2) the total acquisition cost of the leases originated during the year, in each case through March 31, 2011.

(12)	Percentage of leases reported equals the percentage equivalent to (1) the total number leases originated during the year that have terminated, divided by (2) the total number of leases originated during the year with an ALG residual value.

Footnotes to the Residual Performance — Calendar Year Summary table:

(13)	Number of leases terminated equals the number of leases originated after 2002 that terminated during the period.

(14)	Number of vehicles returned and sold equals the number of leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011.

(15)	Return rate equals the percentage equivalent to (1) the number of leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011, divided by (2) the number of leases originated after 2002 that terminated during the period.

(16)	Vehicles returned and sold — average adjusted MSRP equals the average adjusted MSRP for leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011.

(17)	Vehicles returned and sold — average ALG residual value equals the average ALG residual value for leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011.

(18)	Vehicles returned and sold — average residual loss (gain) equals the average residual loss (gain) for leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011.

(19)	Vehicles returned and sold — residual loss (gain) as a percentage of adjusted MSRP for each vehicle type equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles of that vehicle type originated after 2002 that were returned during the period and sold by April 30, 2011, divided by (2) the average adjusted MSRP for those vehicles.

(20)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(21)	Vehicles returned and sold — residual loss (gain) as a percentage of ALG residual value equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles originated after 2002 that were returned during the period and sold by April 30, 2011, divided by (2) the average ALG residual value for those vehicles.

(22)	Terminated leases — average contract residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average contract residual value for leased vehicles originated after 2002 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(23)	Terminated leases — average ALG residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average ALG residual value for leased vehicles originated after 2002 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(24)	Terminated leases — contract residual value higher (lower) than ALG residual value equals (1) the average contract residual value as a percentage of adjusted MSRP minus (2) the average ALG residual value as a percentage of adjusted MSRP, in each case for leased vehicles originated after 2002 that terminated during the period.

Footnotes to Lease Characteristics tables:

(25)	Number of leases originated is the total number of leases originated during the year, including those for which Ford Credit does not have an ALG residual value for the related leased vehicle.

(26)	Number of leases originated with ALG residual values is the total number of leases originated during the year for which Ford Credit has an ALG residual value for the related leased vehicle.

(27)	Weighted averages are weighted by the acquisition cost of each lease.

(28)	This weighted average excludes leases that have lessees who do not have FICO® scores because they (1) are not individuals and that use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases.”

(29)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(30)	Percentage of the total acquisition cost of the leases originated during the year.

(31)	Percentage of the total acquisition cost of the leases originated during the year based on the billing addresses of the lessees on the later of the date the lease is closed on Ford Credit’s servicing system and April 30, 2011.

Footnotes to Lease Terminations and Residual Performance tables:

(32)	Number of scheduled terminations is the number of leases originated during the year that are scheduled to terminate during the period based on the original scheduled termination date of each lease.

(33)	Number of defaults is the number of leases originated during the year that defaulted during the period.

(34)	Number of vehicles returned and sold is the number of leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011.

(35)	Number of vehicles retained is the number of leased vehicles originated during the year that were purchased pursuant to the lease during the period.

(36)	Vehicles returned and sold — average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, divided by (2) the number of those vehicles.

(37)	Vehicles returned and sold — average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, divided by (2) the number of those vehicles.

(38)	Vehicles returned and sold — average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, divided by (2) the number of those vehicles.

(39)	Vehicles returned and sold — average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, divided by (2) the number of those vehicles.

(40)	Vehicles returned and sold — average excess charges equals (1) the sum, for the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, of (a) the total amounts assessed under the related leases for excess mileage and/or excess wear and use, plus (b) the total amounts claimed under any related excess wear and use waiver contracts, divided by (2) the number of those vehicles.

(41)	Vehicles returned and sold — average net auction proceeds equals (1) the total auction proceeds received for the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, net of all external costs associated with the transportation, reconditioning and disposition of the leased vehicles, divided by (2) the number of those vehicles.

(42)	Vehicles returned and sold — average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, divided by (2) the number of those vehicles.

(43)	Vehicles retained — average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(44)	Vehicles retained — average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(45)	Vehicles retained — average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(46)	Vehicles retained — average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(47)	Vehicles retained — average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(48)	Total residual losses (gains) for a period equals the sum of (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by April 30, 2011, plus (2) the total residual loss (gain) for the leased vehicles originated during the year that were purchased pursuant to the lease during the period.

Footnotes to Cumulative Losses tables:

(49)	Number of defaults is the cumulative number of leases originated during the year that have defaulted by the end of the period.

(50)	Gross credit losses on defaults equals the cumulative gross credit losses on leases originated during the year that have defaulted through the end of the period. Gross credit losses on defaults for a period equals the sum, for each lease that is charged off (including where the related leased vehicle is repossessed) during the period, of (1) the total lease balance, plus (2) unpaid accrued charges, minus (3) any amounts received during the period before the lease is charged off or closed in Ford Credit’s servicing system, including any proceeds from the sale of the related vehicles. Losses exclude all external costs associated with repossession and disposition of the vehicle. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is replaced by the actual loss after the vehicle is sold.

(51)	Recoveries on defaults equal the cumulative recoveries received through the end of the period on leases originated during the year that defaulted in the period or any prior period.

(52)	Other gross credit losses equal the cumulative gross credit losses on leases originated during the year other than those that defaulted through the end of the period. A lease is included in this category if (1) it would be considered a default except for the fact that the amount charged off is less than $600 or (2) the related leased vehicle is returned and the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

(53)	Recoveries on other credit losses equal the cumulative recoveries received through the end of the period on leases originated during the year other than those that defaulted in the period or any prior period.

(54)	Total credit losses equals the sum of (1) gross credit losses on defaults, plus (2) other gross credit losses, minus (3) recoveries on defaults, minus (4) recoveries on other credit losses, in each case through the end of the period. Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that are determined to be uncollectible in the period less any amounts received during the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession, transportation, reconditioning and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than the total credit losses for those leases.

(55)	Total credit losses as a percentage of total acquisition cost equals the percentage equivalent to (1) total credit losses through the end of the period, divided by (2) the total acquisition cost of the leases originated during the year.

(56)	Total residual losses (gains) equals the cumulative total residual losses (gains) through the end of the period.

(57)	Total losses (gains) equals the sum of (1) the total credit losses plus (2) the total residual losses (gains), in each case through the end of the period.

(58)	Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) total losses (gains) for the period, divided by (2) the total acquisition cost of the leases originated during the year.

Residual Performance — Vintage Year Summary
This table summarizes the information in the Lease Terminations and Residual Performance tables and the Cumulative Losses tables for each year of originations. This table only includes information regarding leases that have terminated. As a result, the information shown for the more recent years may not be meaningful.

					Average Residual Loss (Gain) on Vehicles Returned and Sold
								Average
		Number of					As a % of	Residual Loss
		Vehicles	Number of			As a % of	ALG	(Gain) on
Origination		Returned &	Vehicles	Return		Adjusted	Residual	Vehicles
Year	Vehicle Type	Sold(1)	Retained(2)	Rate(3)	Amount(4)	MSRP(5)	Value(6)	Retained(7)
2003	Car	45,081	25,870	60.82%	$603	1.77%	4.15%	$(1,267)
	CUV	1,635	875	64.14	1,596	4.59	8.19	(349)
	SUV	52,188	21,779	67.32	(148)	(0.39)	(0.96)	(1,573)
	Truck	20,736	14,408	55.89	(467)	(1.53)	(3.64)	(1,300)
	Other(8)	16	31	28.07	(1,160)	(3.89)	(8.37)	(356)

	Total/Average	119,656	62,963	62.53%	$103	0.29%	0.70%	$(1,367)

	Total Residual Losses (Gains)(9)			$(73,685,718)
	Total Losses (Gains)(10)			$(10,528,172)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(0.19)%
	Percentage of Leases Reported(12)			100.00%

2004	Car	48,225	16,956	71.11%	$1,205	3.18%	7.39%	$(1,417)
	CUV	3,639	594	84.24	2,982	8.05	15.56	(569)
	SUV	76,657	14,911	79.96	1,358	3.59	8.14	(1,910)
	Truck	46,095	14,876	71.80	850	2.58	5.20	(1,784)
	Other	—	2	—	—	—	—	—

	Total/Average	174,616	47,339	75.20%	$1,215	3.33%	7.35%	$(1,677)

	Total Residual Losses (Gains)			$132,844,806
	Total Losses (Gains)			$216,576,211
	Total Losses (Gains) as a % of Total Acquisition Cost			3.13%
	Percentage of Leases Reported			100.00%

2005	Car	59,921	15,934	76.05%	$2,195	6.03%	13.56%	$(1,250)
	CUV	13,443	1,367	88.71	2,845	8.62	16.56	(1,227)
	SUV	71,403	9,197	85.00	2,915	7.16	14.77	(1,813)
	Truck	43,382	8,609	79.26	1,737	4.94	9.33	(1,808)
	Other	6	2	75.00	3,213	4.96	10.74	(3,850)

	Total/Average	188,155	35,109	80.86%	$2,409	6.42%	13.26%	$(1,533)

	Total Residual Losses (Gains)			$399,446,868
	Total Losses (Gains)			$491,777,745
	Total Losses (Gains) as a % of Total Acquisition Cost			6.81%
	Percentage of Leases Reported			100.00%

2006	Car	83,928	22,020	75.32%	$736	2.42%	5.27%	$(1,432)
	CUV	14,058	1,623	86.68	1,774	5.63	11.00	(2,344)
	SUV	98,487	14,129	83.29	2,547	6.36	12.58	(1,933
	Truck	52,944	10,942	77.90	2,220	6.11	11.82	(1,987)
	Other	—	—	—	—	—	—	—

	Total/Average	249,417	48,714	79.47%	$1,825	5.14%	10.37%	$(1,732)

	Total Residual Losses (Gains)			$370,777,193
	Total Losses (Gains)			$532,716,054
	Total Losses (Gains) as a % of Total Acquisition Cost			5.62%
	Percentage of Leases Reported			99.99%

Residual Performance — Vintage Year Summary

					Average Residual Loss (Gain) on Vehicles Returned and Sold
								Average
		Number of					As a % of	Residual
		Vehicles	Number of			As a % of	ALG	Loss (Gain)
Origination		Returned &	Vehicles	Return		Adjusted	Residual	on Vehicles
Year	Vehicle Type	Sold	Retained	Rate	Amount	MSRP	Value	Retained
2007	Car	83,422	27,471	71.29%	$161	0.56%	1.12%	$(1,183)
	CUV	63,183	24,036	69.20	(2,195)	(6.56)	(13.46)	(2,161)
	SUV	72,831	37,285	62.91	(1,645)	(4.08)	(8.09)	(1,276)
	Truck	24,082	18,176	53.01	(2,989)	(8.20)	(16.61)	(1,916)
	Other	—	—	—	—	—	—	—

	Total/Average	243,518	106,968	65.90%	$(1,302)	(3.80)%	(7.66)%	$(1,560)

	Total Residual Losses (Gains)			$(483,956,583)
	Total Losses (Gains)			$(299,710,000)
	Total Losses (Gains) as a % of Total Acquisition Cost			(2.64)%
	Percentage of Leases Reported			98.28%

2008	Car	35,902	16,149	64.30%	$(410)	(1.53)%	(2.84)%	$(932)
	CUV	23,465	11,616	63.50	(2,722)	(7.93)	(15.41)	(2,036)
	SUV	22,225	14,253	57.65	(2,202)	(5.28)	(9.89)	(1,340)
	Truck	7,092	6,422	48.99	(3,922)	(10.96)	(21.43)	(1,768)
	Other	3	4	37.50	(1,384)	(3.16)	(6.06)	(21)

	Total/Average	88,687	48,444	60.82%	$(1,752)	(5.27)%	(9.98)%	$(1,428)

	Total Residual Losses (Gains)			$(224,502,497)
	Total Losses (Gains)			$(151,649,111)
	Total Losses (Gains) as a % of Total Acquisition Cost			(2.17)%
	Percentage of Leases Reported			59.56%

2009	Car	100	1,276	5.84%	$(2,789)	(6.94)%	(13.68)%	$(1,282)
	CUV	21	926	1.93	(7,952)	(20.13)	(41.69)	(1,489)
	SUV	15	217	5.56	(5,971)	(13.27)	(25.73)	(1,336)
	Truck	1	45	1.89	(6,700)	(18.22)	(41.34)	(933)
	Other	1	1	33.33	(3,442)	(6.80)	(14.46)	(3,548)

	Total/Average	138	2,465	4.41%	$(3,953)	(9.73)%	(19.30)%	$(1,359)

	Total Residual Losses (Gains)			$(3,896,225)
	Total Losses (Gains)			$(634,588)
	Total Losses (Gains) as a % of Total Acquisition Cost			(0.04)%
	Percentage of Leases Reported			5.82%

2010	Car	18	427	2.88%	$(3,342)	(13.13)%	(25.40)%	$(1,523)
	CUV	5	317	1.34	(10,716)	(31.24)	(72.26)	(2,032)
	SUV	2	142	1.10	(5,157)	(17.76)	(34.64)	(1,479)
	Truck	1	41	1.92	(7,531)	(20.19)	(43.75)	(1,727)
	Other	—	—	—	—	—	—	—

	Total/Average	26	927	2.11%	$(5,061)	(18.15)%	(36.76)%	$(1,699)

	Total Residual Losses (Gains)			$(1,706,814)
	Total Losses (Gains)			$40,359
	Total Losses (Gains) as a % of Total Acquisition Cost			0%
	Percentage of Leases Reported			1.08%

Residual Performance — Calendar Year Summary
This table summarizes the information in the Lease Terminations and Residual Performance tables based on the period during which the leases terminated. This table only includes information regarding leases that were originated after 2002. As a result, the information shown for the earlier years is not comparable to the performance of a mature portfolio and may not be meaningful.

	Three Months Ended
	March 31,				Year Ended December 31,
	2011		2010		2010		2009		2008		2007		2006		2005		2004

Number of Leases Terminated(13)	55,755		80,298		319,532		289,968		279,065		269,822		191,548		62,443		19,234
Number of Vehicles Returned and Sold(14)	33,744		56,608		210,724		219,499		229,595		208,957		132,191		25,990		3,482
Return Rate(15)	60.52%		70.50%		65.95%		75.70%		82.27%		77.44%		69.01%		41.62%		18.10%

Vehicles Returned and Sold
Average Adjusted MSRP(16)	$30,796		$33,601		$33,516		$35,628		$37,675		$36,335		$35,029		$33,977		$33,032
Average ALG Residual Value(17)	13,921		16,691		16,224		17,465		18,537		17,202		16,060		15,479		15,149
Average Residual Loss/(Gain)(18)	(3,051)		(1,593)		(1,876)		115		3,489		1,119		812		(260)		(768)

Residual Loss/(Gain) as a % of Adjusted MSRP(19)
Car	(6.18)%		(0.28)%		(1.41)%		2.77%		6.60%		2.97%		2.19%		(0.64)%		0.26%
CUV	(12.63)		(7.10)		(7.85)		(2.31)		9.52		7.98		5.84		(3.02)		(0.59)
SUV	(11.01)		(5.63)		(6.37)		0.67		11.31		3.06		1.78		(0.80)		(2.88)
Truck	(14.70)		(9.66)		(11.40)		(4.88)		8.81		2.38		3.18		(0.83)		(4.00)
Other(20)	(6.80)		(9.23)		(3.16)		5.46		6.43		(1.16)		(7.44)		(6.40)		0.58

Average	(9.91)%		(4.74)%		(5.60)%		0.32%		9.26%		3.08%		2.32%		(0.77)%		(2.32)%

Residual Loss/(Gain) as a % of ALG Residual Value(21)	(21.92)%		(9.54)%		(11.56)%		0.66%		18.82%		6.51%		5.06%		(1.68)%		(5.07)%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(22)	49.51%		53.65%		52.18%		54.00%		53.86%		51.70%		50.01%		48.94%		47.13%
Average ALG Residual Value as a %of Adjusted MSRP(23)	44.83%		48.75%		47.47%		48.48%		48.77%		46.79%		45.35%		44.52%		42.64%
Contract Residual Value Higher/ (Lower) than ALG Residual Value(24)	4.68	ppts	4.90	ppts	4.71	ppts	5.52	ppts	5.09	ppts	4.90	ppts	4.66	ppts	4.42	ppts	4.49	ppts

2003 Originations
Lease Characteristics

Number of Leases Originated(25)	211,094
Number of Leases Originated with ALG Residual Values(26)	191,351
Weighted Average(27) Original Term	36.9	months
Weighted Average(27) FICO® Score(28) at Origination	697
Weighted Average(27) Lease Factor	4.31%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	191,351	$6,565,037,538	$5,560,617,748	$3,013,125,949	$2,731,732,232
Average		34,309	29,060	15,747	14,276

Original Term
24 months	29,490	$1,015,959,408	$809,630,015	$525,632,450	$481,197,723
27	15	772,450	705,204	460,061	430,260
30	260	14,170,976	13,063,981	7,868,537	7,333,090
36	95,365	3,195,242,697	2,655,228,630	1,445,222,850	1,305,129,539
39	32,162	1,191,438,565	1,019,006,175	539,344,253	476,743,054
48	30,731	1,011,745,933	933,741,262	427,707,250	399,108,859
Other	3,328	135,707,509	129,242,482	66,890,547	61,789,707

Vehicle Type
Car	74,118	$2,441,132,472	$2,163,150,684	$1,124,572,466	$1,024,172,021
CUV	2,549	88,473,559	94,389,872	50,072,349	49,826,626
SUV	77,528	2,922,960,775	2,443,128,659	1,329,738,669	1,193,732,350
Truck	37,099	1,110,702,711	858,311,132	507,888,539	463,120,879
Other(29)	57	1,768,022	1,637,400	853,926	880,356

Vehicle Make
Ford	106,561	$3,223,462,611	$2,555,558,733	$1,436,557,271	$1,285,741,993
Lincoln	23,581	1,152,454,880	968,537,269	500,154,393	444,865,918
Jaguar	16,483	753,723,948	693,712,835	383,661,416	358,508,129
Volvo	15,069	481,790,252	514,020,362	267,247,102	251,749,232
Mercury	15,261	488,639,427	390,924,533	209,322,880	187,873,842
Land Rover	5,724	255,860,087	239,091,757	124,989,016	117,052,651
Mazda	8,615	207,338,311	197,134,858	90,339,944	85,060,111
Other	57	1,768,022	1,637,400	853,926	880,356

Top 15 Vehicle Models(30)
Explorer	27,829	$936,300,408	$745,270,043	$406,115,934	$359,909,672
Navigator	8,300	471,596,016	401,544,087	210,571,323	186,967,497
Expedition	10,406	436,641,876	354,697,721	215,674,087	186,818,664
F-150	13,639	441,821,120	340,460,046	226,680,063	200,993,634
S60	8,501	247,412,534	266,899,567	139,382,051	129,567,526
X-Type	8,221	286,118,166	259,718,805	142,536,081	136,884,915
S-Type	5,348	259,178,148	237,223,875	130,682,511	121,167,865
Mountaineer	8,159	294,603,625	236,682,365	124,972,847	115,570,425
Town Car	6,304	284,543,667	232,854,195	119,921,304	106,975,720
Ranger	11,579	282,866,580	212,958,202	119,580,605	112,182,419
Escape	9,153	229,433,197	195,377,193	111,595,536	102,609,753
Windstar	7,941	249,871,475	192,801,890	97,000,300	91,268,862
Taurus	10,178	229,088,438	181,469,172	81,875,255	74,106,135
Aviator	4,266	198,485,807	172,692,105	88,698,593	79,428,681
Lincoln LS	4,705	197,505,710	161,217,636	80,842,811	71,372,773

Top 8 States(31)
Michigan	52,855	$1,670,439,548	$1,306,024,209	$759,598,835	$683,259,122
California	17,196	658,981,807	582,147,491	306,591,104	277,904,110
Florida	18,618	665,574,535	573,753,440	308,812,911	279,755,552
New York	9,764	361,695,164	341,041,831	181,133,583	165,735,340
New Jersey	10,268	361,386,043	326,031,361	171,620,674	155,199,878
Ohio	12,373	385,737,069	324,965,026	170,501,747	153,483,598
Pennsylvania	9,947	336,853,359	280,861,772	149,152,606	133,808,299
Texas	5,957	235,359,658	209,813,801	102,592,907	94,959,617

2003 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2003	Q1	Car	—	2	2	10	$31,023	$26,597	$11,669	$10,582	$—	$11,021	$(439)	$40,561	$39,162	$21,735	$19,905	$(1,923)	$(20,112)
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	3	3	4	41,323	33,853	21,704	19,249	1,479	21,294	(3,524)	47,728	46,126	29,241	27,672	(1,588)	(16,923)
		Truck	—	3	—	1	—	—	—	—	—	—	—	23,715	22,087	9,960	10,034	0	0
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	23	3	45	42,707	36,034	23,508	23,295	442	24,807	(2,574)	34,994	33,793	17,566	16,802	(1,011)	(53,226)
		CUV	—	—	—	3	—	—	—	—	—	—	—	33,870	34,484	20,928	20,256	(1,001)	(3,004)
		SUV	—	26	2	44	40,880	32,653	20,782	18,403	264	18,895	(757)	41,447	41,158	27,663	26,172	(1,614)	(72,520)
		Truck	—	26	—	2	—	—	—	—	—	—	—	34,915	31,614	21,052	17,197	(3,856)	(7,711)
		Other	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	99	2	193	31,900	30,250	16,036	14,268	—	21,151	(6,883)	30,804	26,893	14,294	13,279	(1,208)	(246,903)
		CUV	—	—	—	3	—	—	—	—	—	—	—	33,870	36,953	19,418	19,348	(691)	(2,073)
		SUV	—	71	1	180	40,045	33,283	20,423	16,664	3,315	13,598	(249)	41,073	35,616	20,583	18,732	(1,980)	(356,698)
		Truck	—	66	3	92	27,810	23,866	12,839	11,476	1,010	12,797	(2,331)	28,260	23,218	13,498	12,373	(1,424)	(138,001)
		Other	—	1	—	4	—	—	—	—	—	—	—	30,376	27,718	15,959	16,530	(9)	(35)

	Q4	Car	—	165	9	405	30,854	26,461	15,423	14,446	595	14,897	(1,411)	29,056	25,735	12,986	11,910	(1,196)	(496,987)
		CUV	—	—	—	7	—	—	—	—	—	—	—	33,954	35,646	19,955	19,681	(613)	(4,290)
		SUV	—	141	2	385	42,508	35,751	19,774	16,505	198	18,615	(2,309)	40,196	35,017	19,055	17,150	(1,977)	(765,630)
		Truck	—	107	4	297	31,541	26,724	14,902	13,767	1,232	14,776	(2,647)	28,858	23,056	13,995	12,591	(1,618)	(491,085)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2004	Q1	Car	32	189	27	671	34,282	29,341	18,109	17,358	158	18,987	(2,347)	30,482	27,011	14,015	12,853	(1,317)	(947,203)
		CUV	1	—	—	8	—	—	—	—	—	—	—	35,004	36,366	19,598	19,845	(241)	(1,925)
		SUV	37	170	10	763	62,061	28,514	14,770	13,198	452	14,960	(2,325)	39,467	33,850	18,772	16,960	(1,926)	(1,492,822)
		Truck	5	155	9	602	28,385	21,192	13,061	12,024	341	15,061	(3,413)	29,410	23,071	14,308	12,861	(1,586)	(985,573)
		Other	—	—	—	1	—	—	—	—	—	—	—	60,420	56,420	39,815	39,768	(47)	(47)

	Q2	Car	5	204	27	829	30,495	26,767	15,947	14,736	183	15,987	(1,565)	30,010	26,695	13,527	12,276	(1,337)	(1,150,453)
		CUV	—	5	—	10	—	—	—	—	—	—	—	34,106	37,073	22,608	21,915	(803)	(8,032)
		SUV	2	210	25	1,075	33,921	26,872	16,858	14,710	409	16,086	(1,785)	39,883	34,651	18,862	17,103	(1,872)	(2,057,040)
		Truck	—	161	172	696	31,470	25,519	14,826	14,734	321	15,663	(1,609)	29,957	23,289	14,485	13,062	(1,518)	(1,333,448)
		Other	—	1	—	1	—	—	—	—	—	—	—	35,631	27,787	15,321	15,189	(132)	(132)

	Q3	Car	7	239	94	921	35,731	30,410	18,908	17,342	137	17,498	(423)	30,829	27,345	13,976	12,786	(1,329)	(1,263,981)
		CUV	6	—	2	19	34,165	35,800	26,479	26,321	—	28,535	(2,764)	34,404	37,215	22,628	22,256	(590)	(16,735)
		SUV	6	264	162	1,079	33,907	27,303	17,384	15,501	259	16,231	(1,053)	38,678	33,588	18,010	16,440	(1,706)	(2,010,828)
		Truck	2	181	189	841	28,992	21,933	15,725	13,938	191	14,662	(993)	32,976	22,595	14,158	12,763	(1,515)	(1,461,715)
		Other	—	—	—	3	—	—	—	—	—	—	—	33,993	32,553	19,239	19,561	(142)	(426)

	Q4	Car	16	270	793	1,071	29,363	24,087	14,445	12,982	125	12,415	333	31,524	28,157	14,658	13,407	(1,377)	(1,210,464)
		CUV	8	3	4	25	34,575	31,514	27,899	29,362	1,262	25,563	1,075	34,421	35,359	21,376	21,654	(400)	(5,690)
		SUV	12	329	1,493	1,039	35,933	28,707	18,471	16,514	386	17,079	(1,023)	42,925	33,329	17,871	16,221	(1,759)	(3,354,736)
		Truck	3	174	415	664	29,681	22,340	16,066	14,368	182	15,087	(991)	29,634	23,737	14,469	13,130	(1,487)	(1,398,778)
		Other	—	1	1	1	23,900	17,100	13,677	13,238	95	13,004	139	22,860	24,671	12,116	12,872	0	139

2003 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2005	Q1	Car	3,699	244	2,189	1,448	$31,249	$26,421	$15,404	$13,875	$247	$13,850	$(364)	$32,827	$28,986	$15,471	$14,190	$(1,402)	$(2,825,314)
		CUV	16	1	9	28	34,171	35,304	23,275	23,793	1,291	23,498	(1,663)	34,278	35,955	20,968	20,704	(517)	(29,439)
		SUV	3,819	253	1,700	1,630	37,280	30,503	19,474	17,344	443	18,902	(2,113)	37,982	33,042	18,107	16,587	(1,662)	(6,301,515)
		Truck	2,856	171	1,280	1,200	29,718	22,594	15,837	14,318	327	15,612	(1,750)	30,053	23,618	14,664	13,409	(1,464)	(3,996,598)
		Other	4	1	1	—	30,930	27,413	11,274	13,559	456	14,467	(4,376)	—	—	—	—	—	(4,376)

	Q2	Car	1,991	215	1,338	1,868	33,663	28,329	16,684	15,056	294	15,038	(459)	32,990	29,000	15,500	14,110	(1,491)	(3,399,860)
		CUV	7	—	10	25	34,141	37,725	22,695	22,167	188	21,898	(167)	34,785	36,897	19,255	19,197	(439)	(12,637)
		SUV	2,996	237	1,938	2,493	36,740	28,926	18,046	16,681	424	16,704	(608)	37,725	32,182	17,553	16,098	(1,572)	(5,099,308)
		Truck	1,846	140	1,300	1,440	30,769	22,307	15,676	14,372	302	14,836	(878)	30,329	23,470	14,486	13,224	(1,435)	(3,207,322)
		Other	—	2	1	2	23,745	19,793	14,484	13,677	27	12,774	875	19,581	19,984	7,945	8,723	0	875

	Q3	Car	1,665	231	1,221	1,655	34,474	29,285	17,381	15,742	366	15,068	163	31,795	28,171	14,945	13,597	(1,441)	(2,185,769)
		CUV	13	3	5	29	34,460	36,870	24,516	24,958	93	22,859	1,407	34,582	37,367	20,329	20,106	(373)	(3,794)
		SUV	2,769	315	2,462	1,796	36,342	28,923	17,846	16,356	397	15,169	632	38,232	33,376	17,507	16,047	(1,578)	(1,279,000)
		Truck	2,156	154	1,525	1,093	31,392	22,543	15,878	14,605	305	13,828	347	29,181	23,091	13,452	12,302	(1,290)	(880,532)
		Other	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	1,506	268	2,560	1,804	32,786	27,376	15,108	13,645	277	13,293	(65)	29,468	26,060	13,450	12,311	(1,233)	(2,389,530)
		CUV	11	1	16	31	34,414	37,284	23,122	22,774	993	20,038	1,567	34,284	36,493	19,712	19,615	(405)	12,519
		SUV	2,579	348	4,340	1,312	36,298	29,632	17,722	15,956	426	15,488	(66)	36,171	31,650	16,856	15,444	(1,526)	(2,286,246)
		Truck	1,717	166	2,098	958	31,798	24,673	16,036	14,880	329	14,144	254	27,708	22,507	12,981	12,009	(1,171)	(588,659)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2006	Q1	Car	12,487	248	6,324	3,506	30,037	25,235	13,062	11,716	302	11,560	(228)	29,248	25,804	13,304	12,185	(1,215)	(5,701,507)
		CUV	134	3	40	108	33,900	35,578	21,872	21,087	761	18,724	1,477	34,193	36,554	21,104	20,629	(622)	(8,122)
		SUV	15,639	345	8,493	2,769	37,731	31,761	17,421	15,472	597	15,626	(833)	35,505	30,820	16,058	14,657	(1,508)	(11,250,036)
		Truck	8,611	142	3,751	2,158	29,300	22,984	13,113	12,071	391	12,386	(831)	29,644	22,115	12,472	11,499	(1,189)	(5,683,132)
		Other	9	—	3	—	27,292	25,174	14,644	14,711	1,037	15,570	(2,030)	—	—	—	—	—	(6,091)

	Q2	Car	11,341	188	6,635	3,348	35,259	30,817	16,420	15,071	373	13,852	669	30,859	27,204	14,037	12,964	(1,225)	339,206
		CUV	142	1	104	84	33,990	36,402	21,362	20,779	479	17,645	2,403	34,149	36,719	20,470	20,038	(589)	200,447
		SUV	10,665	246	7,498	2,550	38,033	30,993	16,609	15,068	635	14,198	124	35,338	30,246	15,549	14,376	(1,297)	(2,373,473)
		Truck	6,044	125	2,879	1,736	29,508	22,470	12,702	11,675	504	11,736	(691)	27,423	21,650	11,971	11,175	(1,071)	(3,848,132)
		Other	1	—	—	5	—	—	—	—	—	—	—	35,420	30,901	18,221	17,445	(1,043)	(5,215)

	Q3	Car	13,329	191	8,036	2,320	36,702	32,507	17,632	15,883	420	14,187	1,159	30,356	26,800	13,945	12,738	(1,327)	6,236,565
		CUV	284	7	198	76	34,437	37,152	20,943	20,895	577	18,406	1,599	34,441	36,822	20,130	20,180	(212)	300,587
		SUV	13,066	222	8,128	1,530	38,603	31,228	16,754	14,888	643	13,525	633	36,052	31,117	15,895	14,433	(1,560)	2,755,549
		Truck	5,119	68	3,255	957	30,958	23,650	13,433	12,029	549	11,187	220	27,780	21,501	11,818	10,815	(1,176)	(409,166)
		Other	7	1	—	2	—	—	—	—	—	—	—	34,753	31,655	15,862	16,050	(180)	(360)

	Q4	Car	6,515	137	4,138	1,366	36,554	33,043	17,455	15,738	497	13,999	1,042	31,565	28,697	14,677	13,345	(1,432)	2,356,806
		CUV	428	5	274	99	34,727	37,364	20,714	20,584	525	18,798	977	34,906	37,188	20,195	20,192	(259)	242,031
		SUV	11,512	180	6,899	1,071	39,542	32,051	17,694	15,494	661	14,625	81	35,823	30,744	15,861	14,266	(1,718)	(1,277,987)
		Truck	4,627	56	1,901	642	33,005	24,857	14,112	12,569	630	11,774	52	29,066	23,603	12,883	11,740	(1,410)	(806,082)
		Other	2	—	—	1	—	—	—	—	—	—	—	20,850	21,562	11,081	12,145	0	0

2003 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2007	Q1	Car	6,274	89	3,740	1,565	$35,199	$32,778	$16,434	$15,086	$487	$13,664	$579	$41,193	$27,642	$13,376	$12,424	$(1,094)	$451,530
		CUV	312	3	187	73	34,718	36,745	19,653	19,408	367	17,358	1,417	34,756	36,610	19,224	19,316	(245)	247,171
		SUV	8,652	91	5,490	1,036	37,960	31,889	17,151	14,799	726	14,685	(777)	33,803	29,768	14,724	13,308	(1,532)	(5,852,553)
		Truck	2,196	39	1,222	456	30,605	25,500	14,045	12,264	710	12,563	(1,141)	28,185	22,797	12,111	11,013	(1,323)	(1,997,170)
		Other	23	—	6	6	31,332	26,856	11,552	13,537	1,101	11,641	(1,191)	26,318	24,703	11,850	12,842	0	(7,143)

	Q2	Car	6,872	76	2,868	1,500	33,044	31,380	14,974	13,743	506	12,632	333	27,753	22,936	10,674	9,835	(944)	(459,964)
		CUV	198	3	170	55	34,383	36,939	19,071	18,742	657	16,177	1,601	34,653	36,787	18,963	18,781	(449)	247,516
		SUV	2,655	49	1,838	531	38,521	33,803	16,641	14,856	883	13,581	183	34,714	29,932	14,108	13,076	(1,176)	(288,293)
		Truck	1,311	11	432	393	27,530	22,789	11,238	10,231	695	10,687	(1,398)	24,447	19,310	9,222	8,873	(641)	(855,527)
		Other	11	1	2	3	38,978	36,769	16,870	17,583	503	14,975	507	26,118	22,657	13,011	12,657	(354)	(48)

	Q3	Car	4,822	51	2,761	765	34,374	34,490	16,477	15,100	509	13,035	1,398	29,863	28,608	13,395	12,607	(922)	3,155,632
		CUV	445	1	233	86	34,634	37,371	18,132	18,181	589	16,330	921	34,713	37,355	18,248	18,479	(72)	208,339
		SUV	1,585	33	962	279	39,569	34,907	16,148	14,674	1,017	12,736	703	36,457	32,618	14,878	13,851	(1,132)	360,631
		Truck	303	8	179	100	30,268	24,668	11,504	10,395	884	10,225	(954)	26,822	22,630	10,030	9,480	(800)	(250,740)
		Other	—	—	2	1	25,138	24,570	9,525	10,405	3,368	7,646	(1,488)	26,360	28,187	12,361	13,022	0	(2,976)

	Q4	Car	3,541	25	1,843	444	33,231	33,650	15,916	14,550	499	11,764	2,106	31,219	30,068	14,277	13,294	(1,106)	3,390,932
		CUV	543	2	320	83	35,415	37,669	17,969	18,135	656	14,622	2,439	35,033	36,961	17,994	18,170	(73)	774,296
		SUV	1,509	18	588	153	37,808	34,283	16,025	14,855	982	12,080	1,533	33,459	31,028	13,937	13,115	(1,010)	746,876
		Truck	303	2	87	64	30,439	26,829	12,584	11,514	886	10,737	(248)	30,779	26,933	13,336	12,335	(1,182)	(97,250)
		Other	—	—	—	1	—	—	—	—	—	—	—	52,135	56,079	26,589	22,832	(3,757)	(3,757)

2008	Q1	Car	7	11	363	115	34,759	33,910	16,036	14,697	790	10,695	2,432	31,165	29,450	13,837	12,901	(1,035)	763,764
		CUV	—	—	44	16	36,493	37,017	17,878	17,979	629	13,520	2,749	36,938	36,953	18,018	18,131	(72)	119,794
		SUV	3	10	125	54	40,652	34,664	15,853	14,538	1,207	11,115	1,867	33,630	31,372	14,300	13,544	(949)	182,073
		Truck	—	—	31	15	31,609	28,616	13,855	12,836	1,902	9,920	688	31,535	27,452	13,048	12,309	(855)	8,513
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	1	88	16	33,278	32,943	16,202	14,551	1,287	10,009	1,317	30,965	31,675	14,722	13,448	(1,372)	93,982
		CUV	1	1	17	6	35,859	36,231	17,727	17,916	755	12,282	2,486	34,693	37,223	17,536	17,693	(225)	40,913
		SUV	4	—	20	6	39,661	35,518	16,926	16,090	2,294	9,779	3,160	41,614	37,258	16,347	16,364	(326)	61,255
		Truck	—	—	3	1	32,400	30,966	12,579	12,321	2,584	6,433	2,863	45,280	38,773	23,093	20,067	(3,026)	5,563
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	6	1	19	4	34,811	33,338	16,192	14,647	1,121	11,495	(219)	32,148	27,653	12,801	11,727	(1,074)	(8,457)
		CUV	—	—	2	1	40,390	39,755	18,579	18,284	4,397	8,051	2,993	34,810	37,749	17,552	17,570	0	5,986
		SUV	11	—	6	—	41,028	42,392	20,012	18,543	3,282	9,421	5,304	—	—	—	—	—	31,822
		Truck	—	—	1	—	37,690	33,636	18,845	16,499	1,750	9,936	4,813	—	—	—	—	—	4,813
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	3	—	—	1	—	—	—	—	—	—	—	37,045	39,611	16,026	14,356	(1,670)	(1,670)
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	7	—	2	—	36,565	43,094	18,105	18,297	1,407	9,587	7,030	—	—	—	—	—	14,060
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2003 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2009	Q1	Car	—	—	1	—	$39,880	$32,201	$16,247	$16,515	$250	$5,976	$10,022	$—	$—	$—	$—	$—	$10,022
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	1	—	34,440	34,326	16,976	16,922	—	9,608	4,054	—	—	—	—	—	4,054
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

		Total/Average	191,351	8,732	119,656	62,963	$35,169	$29,670	$16,303	$14,705	$506	$13,949	$103	$32,856	$27,938	$14,846	$13,616	$(1,367)	$(73,685,718)

2003 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual	Total	% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2003	Jan	—	$—	$—	$—	$—	$—	—%	$—	$—	—%
	Feb	1	1,040	—	—	—	1,040	0.00	(8,966)	(7,925)	0.00
	Mar	8	47,632	—	618	—	48,250	0.00	(37,035)	11,215	0.00
	Apr	18	118,268	—	618	—	118,886	0.00	(51,206)	67,680	0.00
	May	50	379,629	(15)	618	—	380,262	0.01	(110,697)	269,565	0.00
	Jun	84	650,455	1,852	618	—	649,221	0.01	(173,495)	475,726	0.01
	Jul	137	1,062,325	5,242	3,742	—	1,060,825	0.02	(462,854)	597,971	0.01
	Aug	221	1,744,056	8,242	6,722	250	1,742,286	0.03	(675,093)	1,067,193	0.02
	Sep	321	2,721,454	13,731	7,147	185	2,714,685	0.05	(917,205)	1,797,480	0.03
	Oct	432	3,738,861	14,817	11,490	360	3,735,174	0.07	(1,256,053)	2,479,122	0.04
	Nov	548	4,793,792	53,599	13,077	360	4,752,911	0.09	(1,651,590)	3,101,321	0.06
	Dec	734	6,742,546	70,345	15,774	921	6,687,054	0.12	(2,675,198)	4,011,857	0.07

2004	Jan	918	8,096,453	117,058	43,626	1,263	8,021,757	0.14	(3,918,310)	4,103,447	0.07
	Feb	1,086	9,328,868	176,933	94,735	2,424	9,244,246	0.17	(4,830,941)	4,413,304	0.08
	Mar	1,248	10,594,447	291,716	96,681	3,161	10,396,252	0.19	(6,102,768)	4,293,484	0.08
	Apr	1,438	12,007,952	462,313	101,864	5,678	11,641,825	0.21	(7,624,928)	4,016,896	0.07
	May	1,620	13,501,816	559,734	108,147	8,383	13,041,846	0.23	(9,081,089)	3,960,757	0.07
	Jun	1,829	15,180,181	636,719	112,678	10,595	14,645,544	0.26	(10,651,874)	3,993,670	0.07
	Jul	2,032	16,799,223	827,433	124,518	12,696	16,083,613	0.29	(12,148,972)	3,934,640	0.07
	Aug	2,274	18,974,328	952,185	128,704	20,806	18,130,040	0.33	(13,761,223)	4,368,818	0.08
	Sep	2,513	21,004,739	1,008,457	135,050	23,167	20,108,165	0.36	(15,405,559)	4,702,607	0.08
	Oct	2,767	23,286,311	1,144,573	152,421	25,549	22,268,610	0.40	(17,238,146)	5,030,464	0.09
	Nov	3,014	25,431,520	1,361,657	173,919	35,162	24,208,620	0.44	(19,098,818)	5,109,803	0.09
	Dec	3,290	27,771,558	1,595,199	253,127	46,777	26,382,710	0.47	(21,375,088)	5,007,622	0.09

2005	Jan	3,542	29,489,232	1,789,426	561,638	134,876	28,126,569	0.51	(25,019,150)	3,107,419	0.06
	Feb	3,752	30,936,581	1,948,520	853,280	278,545	29,562,797	0.53	(29,061,109)	501,688	0.01
	Mar	3,960	32,253,021	2,175,842	1,305,293	451,231	30,931,242	0.56	(34,532,330)	(3,601,088)	(0.06)
	Apr	4,137	33,417,909	2,398,173	1,685,603	653,587	32,051,752	0.58	(38,718,803)	(6,667,051)	(0.12)
	May	4,332	34,797,331	2,707,949	2,031,086	898,838	33,221,630	0.60	(42,777,475)	(9,555,845)	(0.17)
	Jun	4,554	36,419,377	2,897,192	2,380,717	1,092,490	34,810,412	0.63	(46,250,582)	(11,440,170)	(0.21)
	Jul	4,763	37,810,500	3,059,958	2,674,466	1,382,738	36,042,271	0.65	(48,695,761)	(12,653,490)	(0.23)
	Aug	4,990	39,377,277	3,240,925	3,034,686	1,634,682	37,536,355	0.68	(50,148,563)	(12,612,208)	(0.23)
	Sep	5,258	41,545,857	3,442,767	3,413,559	1,875,304	39,641,346	0.71	(50,599,677)	(10,958,331)	(0.20)
	Oct	5,507	43,204,492	3,664,469	3,802,630	2,160,299	41,182,354	0.74	(51,204,928)	(10,022,574)	(0.18)
	Nov	5,775	45,158,082	3,820,467	4,295,098	2,475,030	43,157,683	0.78	(52,829,839)	(9,672,155)	(0.17)
	Dec	6,041	46,958,893	4,040,948	4,935,879	2,814,008	45,039,815	0.81	(55,851,594)	(10,811,778)	(0.19)

2003 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a %
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		of Total
		Number of	Losses on	Recoveries	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	on Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2006	Jan	6,292	$48,480,836	$4,230,460	$6,355,317	$3,468,342	$47,137,351	0.85%	$(63,422,594)	$(16,285,243)	(0.29)%
	Feb	6,516	49,892,607	4,576,142	7,744,253	4,416,243	48,644,475	0.87	(71,307,581)	(22,663,106)	(0.41)
	Mar	6,779	51,424,219	4,896,768	9,704,096	5,538,644	50,692,903	0.91	(78,500,483)	(27,807,580)	(0.50)
	Apr	6,968	52,570,963	5,249,441	11,416,167	6,516,245	52,221,443	0.94	(81,887,741)	(29,666,298)	(0.53)
	May	7,162	53,736,297	5,626,564	13,620,183	8,331,681	53,398,234	0.96	(83,800,960)	(30,402,725)	(0.55)
	Jun	7,339	54,802,006	5,911,224	16,204,862	9,769,048	55,326,596	0.99	(84,187,650)	(28,861,054)	(0.52)
	Jul	7,503	55,831,293	6,112,579	18,692,911	11,089,211	57,322,413	1.03	(82,709,775)	(25,387,363)	(0.46)
	Aug	7,677	56,987,249	6,467,253	21,926,043	12,956,139	59,489,899	1.07	(78,676,056)	(19,186,157)	(0.35)
	Sep	7,828	58,086,562	6,725,339	24,694,070	14,761,300	61,293,993	1.10	(75,304,475)	(14,010,482)	(0.25)
	Oct	7,969	59,159,930	7,066,683	26,918,519	16,835,027	62,176,739	1.12	(74,121,634)	(11,944,895)	(0.21)
	Nov	8,089	59,894,928	7,333,597	28,925,134	18,388,112	63,098,354	1.13	(74,087,704)	(10,989,350)	(0.20)
	Dec	8,206	60,797,237	7,608,153	30,850,706	19,619,748	64,420,043	1.16	(74,789,707)	(10,369,664)	(0.19)

2007	Jan	8,308	61,348,302	7,911,239	33,068,930	21,128,462	65,377,531	1.18	(76,665,484)	(11,287,953)	(0.20)
	Feb	8,383	61,775,696	8,133,269	34,838,746	22,505,479	65,975,694	1.19	(79,547,610)	(13,571,916)	(0.24)
	Mar	8,428	62,020,225	8,390,721	36,939,869	24,147,641	66,421,732	1.19	(81,947,872)	(15,526,140)	(0.28)
	Apr	8,481	62,360,468	8,587,076	38,449,671	25,472,570	66,750,493	1.20	(82,528,772)	(15,778,279)	(0.28)
	May	8,523	62,628,105	8,829,868	39,533,765	26,474,350	66,857,652	1.20	(83,184,476)	(16,326,824)	(0.29)
	Jun	8,568	62,923,719	9,048,699	40,627,996	27,284,233	67,218,784	1.21	(83,304,188)	(16,085,405)	(0.29)
	Jul	8,600	63,095,311	9,256,132	41,700,657	28,158,096	67,381,739	1.21	(82,456,693)	(15,074,954)	(0.27)
	Aug	8,632	63,314,555	9,444,806	42,943,927	29,162,308	67,651,367	1.22	(81,127,038)	(13,475,670)	(0.24)
	Sep	8,661	63,567,874	9,580,634	43,771,969	29,885,098	67,874,111	1.22	(79,833,302)	(11,959,190)	(0.22)
	Oct	8,680	63,696,224	9,765,396	44,644,620	30,739,278	67,836,171	1.22	(78,187,231)	(10,351,060)	(0.19)
	Nov	8,699	63,872,834	9,990,017	45,404,149	31,419,066	67,867,901	1.22	(76,548,427)	(8,680,526)	(0.16)
	Dec	8,708	63,944,460	10,100,117	45,854,419	31,935,234	67,763,528	1.22	(75,022,205)	(7,258,677)	(0.13)

2008	Jan	8,714	64,007,449	10,268,167	46,181,531	32,323,210	67,597,602	1.22	(74,320,780)	(6,723,178)	(0.12)
	Feb	8,721	64,066,332	10,425,724	46,305,173	32,640,681	67,305,100	1.21	(74,129,549)	(6,824,449)	(0.12)
	Mar	8,729	64,143,361	10,545,509	46,431,822	32,886,496	67,143,178	1.21	(73,948,062)	(6,804,883)	(0.12)
	Apr	8,730	64,147,414	10,734,434	46,520,144	33,092,521	66,840,604	1.20	(73,841,282)	(7,000,679)	(0.13)
	May	8,731	64,153,504	10,854,787	46,604,354	33,317,773	66,585,298	1.20	(73,758,351)	(7,173,052)	(0.13)
	Jun	8,731	64,153,504	10,990,987	46,629,593	33,435,576	66,356,534	1.19	(73,746,348)	(7,389,814)	(0.13)
	Jul	8,732	64,162,637	11,106,584	46,669,554	33,567,519	66,158,088	1.19	(73,715,537)	(7,557,449)	(0.14)
	Aug	8,732	64,162,637	11,204,474	46,682,679	33,669,702	65,971,140	1.19	(73,717,304)	(7,746,164)	(0.14)
	Sep	8,732	64,162,637	11,280,446	46,684,335	33,765,234	65,801,292	1.18	(73,712,184)	(7,910,892)	(0.14)
	Oct	8,732	64,162,637	11,377,346	46,684,887	33,849,733	65,620,445	1.18	(73,707,167)	(8,086,722)	(0.15)
	Nov	8,732	64,162,637	11,442,711	46,687,940	33,922,364	65,485,502	1.18	(73,699,794)	(8,214,293)	(0.15)
	Dec	8,732	64,162,637	11,500,915	46,687,940	34,009,726	65,339,936	1.18	(73,699,794)	(8,359,858)	(0.15)

2003 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
		Number of	Losses on	Recoveries	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	on Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2009	Jan	8,732	$64,162,637	$11,565,095	$46,688,140	$34,087,381	$65,198,301	1.17%	$(73,689,772)	$(8,491,471)	(0.15)%
	Feb	8,732	64,162,637	11,635,932	46,688,140	34,149,690	65,065,154	1.17	(73,689,772)	(8,624,618)	(0.16)
	Mar	8,732	64,162,637	11,714,951	46,688,140	34,211,065	64,924,760	1.17	(73,689,772)	(8,765,012)	(0.16)
	Apr	8,732	64,162,637	11,779,863	46,688,140	34,257,423	64,813,491	1.17	(73,689,772)	(8,876,282)	(0.16)
	May	8,732	64,162,637	11,850,018	46,688,140	34,297,360	64,703,398	1.16	(73,689,772)	(8,986,374)	(0.16)
	Jun	8,732	64,162,637	11,932,538	46,688,140	34,351,125	64,567,114	1.16	(73,689,772)	(9,122,658)	(0.16)
	Jul	8,732	64,162,637	11,994,833	46,688,140	34,400,636	64,455,307	1.16	(73,689,772)	(9,234,465)	(0.17)
	Aug	8,732	64,162,637	12,030,966	46,688,140	34,437,471	64,382,340	1.16	(73,689,772)	(9,307,432)	(0.17)
	Sep	8,732	64,162,637	12,102,528	46,688,140	34,468,628	64,279,620	1.16	(73,689,772)	(9,410,152)	(0.17)
	Oct	8,732	64,162,637	12,146,011	46,689,381	34,501,490	64,204,516	1.15	(73,685,718)	(9,481,202)	(0.17)
	Nov	8,732	64,162,637	12,197,378	46,689,381	34,535,959	64,118,680	1.15	(73,685,718)	(9,567,038)	(0.17)
	Dec	8,732	64,162,637	12,246,494	46,689,381	34,565,737	64,039,786	1.15	(73,685,718)	(9,645,932)	(0.17)

2010	Jan	8,732	64,162,637	12,294,305	46,689,381	34,592,515	63,965,198	1.15	(73,685,718)	(9,720,521)	(0.17)
	Feb	8,732	64,162,637	12,321,696	46,689,381	34,618,107	63,912,214	1.15	(73,685,718)	(9,773,504)	(0.18)
	Mar	8,732	64,162,637	12,363,760	46,689,381	34,662,670	63,825,587	1.15	(73,685,718)	(9,860,131)	(0.18)
	Apr	8,732	64,162,637	12,407,080	46,689,381	34,679,695	63,765,242	1.15	(73,685,718)	(9,920,477)	(0.18)
	May	8,732	64,162,637	12,439,000	46,689,381	34,702,847	63,710,171	1.15	(73,685,718)	(9,975,548)	(0.18)
	Jun	8,732	64,162,637	12,496,975	46,689,381	34,730,500	63,624,542	1.14	(73,685,718)	(10,061,176)	(0.18)
	Jul	8,732	64,162,637	12,528,577	46,689,381	34,745,735	63,577,705	1.14	(73,685,718)	(10,108,013)	(0.18)
	Aug	8,732	64,162,637	12,555,694	46,689,381	34,774,644	63,521,679	1.14	(73,685,718)	(10,164,039)	(0.18)
	Sep	8,732	64,162,637	12,581,316	46,689,381	34,796,215	63,474,486	1.14	(73,685,718)	(10,211,232)	(0.18)
	Oct	8,732	64,162,637	12,611,270	46,689,381	34,813,899	63,426,849	1.14	(73,685,718)	(10,258,870)	(0.18)
	Nov	8,732	64,162,637	12,635,724	46,689,381	34,834,453	63,381,841	1.14	(73,685,718)	(10,303,878)	(0.19)
	Dec	8,732	64,162,637	12,665,846	46,689,381	34,852,529	63,333,642	1.14	(73,685,718)	(10,352,076)	(0.19)

2011	Jan	8,732	64,162,637	12,708,665	46,689,381	34,876,579	63,266,773	1.14	(73,685,718)	(10,418,946)	(0.19)
	Feb	8,732	64,162,637	12,747,459	46,689,381	34,890,301	63,214,258	1.14	(73,685,718)	(10,471,461)	(0.19)
	Mar	8,732	64,162,637	12,779,091	46,689,381	34,915,380	63,157,546	1.14	(73,685,718)	(10,528,172)	(0.19)

2004 Originations
Lease Characteristics

Number of Leases Originated(25)	243,049
Number of Leases Originated with ALG Residual Values(26)	232,200
Weighted Average(27) Original Term	34.7	months
Weighted Average(27) FICO® Score(28) at Origination	707
Weighted Average(27) Lease Factor	4.14%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	232,200	$8,365,458,641	$6,930,273,238	$4,179,857,139	$3,752,741,697
Average		36,027	29,846	18,001	16,162

Original Term
24 months	68,485	$2,343,573,363	$1,835,907,287	$1,345,645,298	$1,227,872,450
27	5	333,985	323,302	196,424	187,285
30	2,784	146,452,836	131,927,872	89,634,431	79,017,410
36	89,336	3,212,220,034	2,656,441,448	1,549,785,907	1,386,778,665
39	43,843	1,666,191,611	1,399,683,483	761,789,359	659,353,242
48	23,661	847,519,808	769,031,552	359,455,729	332,088,901
Other	4,086	149,167,004	136,958,294	73,349,990	67,443,744

Vehicle Type
Car	67,813	$2,481,226,136	$2,157,566,461	$1,165,263,531	$1,060,057,271
CUV	4,320	159,985,880	147,435,346	84,408,041	82,645,714
SUV	95,869	3,625,248,587	2,977,333,766	1,801,878,357	1,590,790,364
Truck	64,196	2,098,941,288	1,647,887,909	1,128,285,010	1,019,224,208
Other(29)	2	56,750	49,755	22,198	24,140

Vehicle Make
Ford	141,293	$4,576,518,644	$3,650,116,307	$2,356,804,453	$2,091,076,145
Lincoln	19,991	983,062,144	809,185,359	432,407,229	395,680,771
Jaguar	17,328	887,263,954	802,903,253	438,011,896	410,275,306
Volvo	18,166	680,074,396	632,927,769	346,937,490	325,011,472
Mercury	21,678	730,452,061	569,656,609	340,261,901	285,532,896
Land Rover	4,371	265,156,252	247,670,014	149,935,108	136,685,413
Mazda	9,371	242,874,440	217,764,172	115,476,864	108,455,554
Other	2	56,750	49,755	22,198	24,140

Top 15 Vehicle Models(30)
F-150	39,647	$1,356,309,062	$1,075,704,103	$777,395,648	$702,966,377
Explorer	33,651	1,174,214,781	929,709,874	572,027,088	488,184,411
Expedition	12,108	527,928,758	418,431,707	255,998,349	225,896,639
Escape	17,406	448,527,453	382,073,756	253,932,231	229,780,550
Mountaineer	11,338	422,223,227	329,518,559	198,535,259	165,364,633
Navigator	6,005	345,736,812	283,817,826	154,335,838	141,660,523
XJ-Series	4,459	295,327,916	262,287,545	133,153,760	121,851,938
S-Type	5,238	253,513,403	231,488,662	122,645,779	119,176,950
S60	7,106	245,429,194	228,049,297	122,800,842	110,755,824
Town Car	5,661	259,588,312	216,187,088	114,621,974	101,520,569
Ranger	10,974	274,237,592	203,372,711	132,654,186	122,964,370
X-Type	6,188	220,106,128	198,906,217	114,283,103	105,814,046
Freestar	7,617	253,277,678	194,515,783	110,521,997	99,189,234
Range Rover	2,588	196,830,814	185,181,677	118,028,616	106,425,133
Aviator	4,773	224,198,713	185,167,207	99,103,972	92,414,672

Top 8 States(31)
Michigan	66,684	$2,205,434,641	$1,716,540,307	$1,156,464,434	$1,033,768,987
Florida	21,074	801,657,631	679,555,449	389,169,594	351,787,384
California	18,809	752,597,979	644,963,832	363,179,465	327,196,290
New Jersey	16,543	636,623,041	542,106,012	307,091,041	267,853,777
Ohio	16,171	531,842,584	442,039,623	263,821,711	234,028,148
Pennsylvania	12,555	446,872,568	364,177,744	215,879,378	188,593,479
New York	7,891	353,171,705	328,799,550	185,091,748	172,006,994
Texas	6,196	248,883,298	219,580,153	114,496,773	104,973,369

2004 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2004	Q1	Car	—	3	1	7	$45,945	$37,748	$18,378	$17,449	$—	$15,516	$1,933	$31,477	$26,811	$12,987	$12,147	$(909)	$(4,432)
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	1	11	26,130	22,151	15,155	13,949	—	15,188	(1,239)	36,981	29,017	18,129	16,124	(2,006)	(23,303)
		Truck	—	—	1	12	26,015	18,174	14,308	13,549	—	14,026	(477)	33,401	27,064	17,369	15,189	(2,219)	(27,102)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	10	2	71	44,420	30,150	22,003	20,533	—	23,717	(3,184)	34,251	30,238	15,666	14,269	(1,518)	(114,133)
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	17	2	105	36,498	28,212	16,313	13,080	23	9,746	3,310	37,901	31,405	18,199	16,351	(1,974)	(200,698)
		Truck	—	24	1	88	33,575	29,722	17,459	16,164	—	16,196	(32)	31,756	26,094	16,788	14,757	(2,080)	(183,053)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	47	4	217	36,020	29,251	17,046	14,931	—	18,371	(3,508)	35,357	31,317	16,354	15,129	(1,318)	(300,091)
		CUV	—	—	—	2	—	—	—	—	—	—	—	39,988	38,120	16,227	18,550	(115)	(230)
		SUV	—	73	4	244	113,893	26,674	15,069	12,196	1,359	15,052	(4,215)	40,307	32,419	19,058	16,947	(2,147)	(540,725)
		Truck	—	84	2	238	27,285	20,933	13,989	12,614	—	15,941	(3,501)	31,667	25,535	16,490	14,618	(1,947)	(470,381)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	112	6	359	35,863	33,369	17,414	16,451	17	20,449	(4,175)	35,498	30,776	16,267	15,166	(1,272)	(481,625)
		CUV	—	—	—	11	—	—	—	—	—	—	—	39,424	31,898	18,652	23,434	(147)	(1,620)
		SUV	—	167	14	395	38,432	32,161	17,890	15,348	861	14,631	(144)	40,000	33,576	19,754	17,765	(2,051)	(812,107)
		Truck	—	179	21	401	29,431	25,650	15,863	14,031	113	16,419	(2,564)	31,718	25,709	16,899	14,874	(2,120)	(904,040)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2005	Q1	Car	16	136	16	511	35,506	30,869	18,425	17,226	462	20,473	(4,008)	35,131	30,824	16,911	15,392	(1,646)	(905,411)
		CUV	2	2	3	17	40,590	31,290	18,072	25,102	—	26,568	(8,496)	36,033	31,849	19,670	20,564	(752)	(38,272)
		SUV	7	193	16	659	37,817	30,436	18,458	16,314	476	18,291	(2,454)	39,744	33,388	19,769	17,835	(2,003)	(1,359,227)
		Truck	5	198	20	752	32,224	26,516	18,277	17,024	141	20,131	(3,429)	32,299	25,760	17,578	15,773	(1,869)	(1,474,008)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	8	136	15	698	30,711	27,084	16,436	14,839	43	18,389	(3,803)	34,342	30,201	16,051	14,784	(1,424)	(1,050,846)
		CUV	—	—	2	18	40,265	29,952	20,117	25,102	235	25,991	(6,109)	34,624	32,244	18,451	18,091	(476)	(20,792)
		SUV	5	204	29	940	36,326	28,809	18,633	16,709	218	17,670	(1,211)	39,856	33,858	19,889	17,923	(2,054)	(1,965,829)
		Truck	1	225	59	1,066	30,805	23,680	17,916	16,229	154	16,741	(730)	32,377	26,159	17,658	15,892	(1,845)	(2,009,628)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	6	198	39	725	36,700	31,724	18,607	16,974	442	18,328	(1,872)	35,788	31,096	16,737	15,452	(1,424)	(1,105,408)
		CUV	—	3	2	16	36,755	34,250	19,701	18,810	—	24,394	(5,850)	36,886	34,285	19,046	18,382	(993)	(27,583)
		SUV	3	291	92	943	35,287	28,058	19,480	17,471	388	16,566	456	40,772	34,742	20,053	18,141	(1,995)	(1,839,198)
		Truck	3	268	175	797	31,314	24,484	18,404	16,923	307	15,873	717	32,557	26,072	17,075	15,305	(1,859)	(1,356,202)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	20	209	206	806	37,950	32,384	19,604	18,050	215	17,610	164	35,151	30,970	16,504	15,210	(1,448)	(1,133,403)
		CUV	8	7	2	25	40,488	34,275	20,356	23,998	—	28,690	(8,334)	37,045	32,481	21,126	20,567	(817)	(37,082)
		SUV	12	307	502	808	34,671	27,549	19,098	17,462	317	16,401	685	39,204	33,470	19,439	17,493	(2,025)	(1,292,584)
		Truck	2	327	746	701	33,073	25,297	19,194	17,616	239	16,751	582	32,191	25,996	16,801	14,966	(1,928)	(917,386)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2004 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2006	Q1	Car	2,244	200	1,432	1,375	$36,335	$30,502	$18,366	$16,795	$227	$16,271	$199	$35,562	$31,112	$17,140	$15,751	$(1,520)	$(1,804,500)
		CUV	17	2	7	43	36,510	30,574	22,462	23,614	824	21,439	(90)	36,181	34,001	19,656	19,129	(835)	(36,519)
		SUV	2,887	335	2,720	1,374	33,608	26,590	18,945	17,230	308	16,386	484	36,747	31,402	18,561	16,797	(1,857)	(1,235,878)
		Truck	4,172	322	3,728	1,557	32,303	24,846	18,491	17,108	251	16,125	648	31,804	25,396	16,821	15,194	(1,743)	(298,329)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	2,840	175	2,237	1,396	39,267	33,305	21,303	19,333	253	18,019	911	34,368	30,030	16,775	15,348	(1,562)	(142,893)
		CUV	11	4	21	34	34,567	30,153	20,189	20,361	265	17,840	1,371	37,158	34,662	19,494	18,926	(903)	(1,918)
		SUV	4,483	332	4,511	1,485	33,051	26,272	18,792	16,993	318	15,241	1,377	37,024	31,821	18,456	16,698	(1,876)	3,425,049
		Truck	4,871	267	4,809	1,445	32,643	24,858	19,017	17,469	332	15,723	1,333	34,457	26,211	17,099	15,294	(1,924)	3,629,174
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	3,596	181	3,090	1,244	37,971	31,953	21,226	19,174	327	17,487	1,197	32,752	28,521	15,850	14,475	(1,515)	1,813,949
		CUV	10	2	82	23	33,204	28,871	19,863	19,179	311	16,767	1,581	35,067	32,910	17,730	18,473	(475)	118,744
		SUV	7,038	368	6,479	1,150	36,037	27,452	19,663	17,585	356	14,865	2,304	38,972	31,348	18,190	16,403	(1,889)	12,753,744
		Truck	10,812	322	9,705	1,244	33,390	24,671	19,737	18,206	371	15,324	2,447	31,333	25,133	16,386	14,911	(1,604)	21,751,024
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	4,995	209	3,678	1,229	33,721	27,809	17,523	15,943	304	14,349	1,069	32,202	27,470	14,960	13,600	(1,491)	2,100,598
		CUV	797	8	496	46	31,485	27,581	19,189	18,165	287	15,424	2,376	34,546	31,870	18,663	18,425	(739)	1,144,556
		SUV	10,103	378	8,522	874	35,295	28,248	19,755	17,638	400	15,683	1,455	36,841	31,726	18,424	16,697	(1,809)	10,816,267
		Truck	9,954	293	6,238	918	33,815	25,647	19,590	17,891	459	16,054	1,291	31,462	25,370	16,620	15,053	(1,708)	6,483,495
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2007	Q1	Car	5,485	229	4,806	1,538	36,153	30,298	16,598	15,031	334	14,309	155	33,068	28,496	14,783	13,468	(1,431)	(1,457,468)
		CUV	162	13	268	66	35,399	31,795	20,160	19,692	412	16,869	2,022	38,122	34,981	19,943	19,932	(488)	509,660
		SUV	8,419	437	9,025	1,128	37,425	30,235	18,771	16,349	502	15,571	176	40,411	31,418	17,557	15,794	(1,845)	(493,546)
		Truck	6,601	225	5,680	1,429	32,853	26,177	17,074	15,271	506	14,883	(202)	31,417	25,512	15,531	13,915	(1,714)	(3,594,880)
		Other	1	—	—	1	—	—	—	—	—	—	—	29,860	23,780	10,148	10,839	0	0

	Q2	Car	11,386	204	7,992	1,733	39,146	33,649	18,195	16,417	382	15,534	359	33,811	29,314	15,147	13,778	(1,492)	282,290
		CUV	327	15	288	56	38,796	36,117	20,933	20,787	640	17,914	1,882	38,753	36,634	19,932	19,869	(413)	518,966
		SUV	17,578	404	13,821	1,630	38,798	31,799	18,916	16,286	592	14,977	669	36,620	30,872	17,081	15,319	(1,846)	6,242,714
		Truck	10,750	186	6,175	1,784	32,536	26,103	15,972	14,014	599	13,906	(549)	30,873	25,133	15,102	13,495	(1,732)	(6,480,323)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	11,628	167	8,118	1,662	39,552	34,407	18,231	16,630	443	14,890	1,133	34,383	29,480	15,004	13,741	(1,399)	6,869,731
		CUV	434	8	508	46	38,078	35,247	20,275	19,830	444	16,830	2,283	38,920	36,540	19,716	20,178	(440)	1,139,457
		SUV	18,644	292	14,077	1,275	38,645	31,654	18,495	16,010	663	14,316	962	36,282	30,219	16,920	15,030	(1,968)	11,037,118
		Truck	10,195	139	5,049	1,282	33,049	26,430	16,629	14,650	719	13,892	(30)	31,725	25,240	15,406	13,781	(1,751)	(2,397,323)
		Other	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	8,229	158	5,485	1,038	37,207	32,636	17,641	15,875	421	13,367	1,805	32,227	27,827	14,267	12,967	(1,476)	8,370,554
		CUV	1,331	9	906	74	37,879	35,217	20,172	19,482	476	15,114	3,628	37,019	34,284	19,012	18,423	(753)	3,230,982
		SUV	15,196	203	8,883	946	40,082	33,430	19,314	16,908	729	13,993	2,067	37,549	31,403	17,577	15,509	(2,131)	16,341,754
		Truck	4,358	87	2,212	664	33,028	26,849	16,556	14,608	986	13,046	465	33,091	26,711	16,131	14,458	(1,850)	(199,616)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2004 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2008	Q1	Car	7,015	89	4,789	870	$39,036	$35,160	$17,621	$16,006	$489	$12,840	$2,345	$33,335	$29,541	$14,421	$13,273	$(1,262)	$10,131,991
		CUV	517	6	480	50	38,082	35,536	18,763	18,434	664	13,649	3,658	38,270	35,823	18,310	18,383	(370)	1,737,359
		SUV	5,101	150	3,907	468	41,871	35,552	19,222	17,178	925	13,451	2,595	36,824	31,634	16,592	15,023	(1,650)	9,366,963
		Truck	1,001	43	730	262	32,763	27,418	15,776	14,071	1,470	11,635	748	31,226	26,525	14,391	12,999	(1,597)	127,809
		Other	—	—	—	1	—	—	—	—	—	—	—	26,890	25,975	12,050	13,301	0	0

	Q2	Car	5,955	76	3,524	681	37,141	33,854	16,438	14,970	513	11,974	2,143	30,260	27,285	12,942	12,021	(1,047)	6,837,082
		CUV	343	1	305	33	39,401	36,913	18,806	18,860	803	13,379	4,010	39,030	36,109	18,563	18,826	(194)	1,216,570
		SUV	3,074	66	2,037	260	39,322	34,254	17,299	15,654	1,022	10,736	3,684	34,022	30,146	14,853	13,543	(1,415)	7,136,539
		Truck	651	12	353	121	32,599	28,209	14,648	13,197	1,158	10,109	1,733	30,388	26,169	12,799	11,764	(1,312)	453,013
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	3,151	67	1,798	539	36,474	33,125	15,565	14,265	598	11,213	1,985	28,428	25,766	11,991	11,266	(861)	3,104,081
		CUV	202	6	156	18	38,987	36,464	17,935	17,935	869	12,737	3,877	39,532	36,488	18,199	18,381	(333)	598,759
		SUV	2,153	51	1,236	147	38,651	33,989	16,487	14,968	948	9,920	3,914	32,564	28,594	13,664	12,434	(1,324)	4,642,476
		Truck	602	16	246	79	31,830	27,103	13,993	12,819	1,159	9,523	1,895	31,559	26,319	13,333	12,044	(1,495)	348,073
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	1,219	21	792	197	37,395	34,718	15,969	14,965	630	10,015	3,614	28,778	25,842	12,067	11,493	(844)	2,695,792
		CUV	158	1	92	8	38,634	36,481	17,580	17,508	512	12,134	4,310	38,301	35,403	17,331	17,102	(411)	393,213
		SUV	1,143	20	592	53	41,329	37,185	18,481	16,977	1,227	10,378	5,114	34,985	29,848	14,319	12,733	(1,730)	2,935,851
		Truck	218	7	106	28	31,574	27,001	13,842	12,514	1,738	8,587	1,936	28,179	24,487	11,593	10,805	(911)	179,689
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2009	Q1	Car	5	3	152	46	38,069	35,207	16,333	15,146	1,219	10,288	2,478	33,260	29,915	13,964	13,080	(1,066)	327,553
		CUV	—	—	16	7	38,772	36,345	17,866	17,072	1,084	11,670	3,738	39,185	35,215	17,970	18,389	(55)	59,416
		SUV	8	8	141	6	42,858	38,810	19,097	17,555	1,639	11,414	3,970	33,053	28,275	13,837	12,948	(929)	554,181
		Truck	—	1	29	7	35,295	31,317	15,524	14,433	2,936	10,578	221	30,045	26,910	12,387	10,201	(2,186)	(8,903)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	4	2	32	9	34,623	31,592	14,785	13,666	694	9,860	1,225	35,630	32,537	14,054	13,913	(673)	33,144
		CUV	1	—	4	1	40,440	37,101	18,399	18,377	413	13,850	1,699	28,995	25,811	13,628	12,308	(1,320)	5,478
		SUV	11	4	33	4	45,326	42,610	21,107	20,135	2,960	12,001	3,261	45,059	43,371	19,285	18,345	(961)	103,786
		Truck	—	—	7	1	32,315	28,941	14,009	13,372	2,504	10,115	(287)	27,720	21,047	10,256	8,664	(1,592)	(3,600)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	10	—	10	5	35,574	31,350	14,560	14,790	2,091	10,059	412	30,864	29,322	12,143	12,568	(193)	3,158
		CUV	—	—	1	—	39,390	38,642	14,968	15,097	220	11,486	3,262	—	—	—	—	—	3,262
		SUV	3	1	12	5	43,209	39,235	20,270	19,287	2,884	12,256	2,300	38,790	35,921	17,312	17,217	(601)	24,602
		Truck	—	—	1	—	28,845	22,349	13,068	12,239	540	11,395	(1,770)	—	—	—	—	—	(1,770)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	1	—	1	—	34,660	32,089	15,944	15,124	—	11,453	1,523	—	—	—	—	—	1,523
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	1	—	1	1	39,295	35,529	20,433	20,422	91	13,723	4,419	40,920	40,157	20,460	20,876	0	4,419
		Truck	—	—	2	—	23,688	19,013	7,412	6,709	130	6,353	(3,468)	—	—	—	—	—	(6,936)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Total/Average		232,200	10,245	174,616	47,339	$36,515	$30,067	$18,449	$16,534	$515	$14,669	$1,215	$34,517	$29,024	$16,608	$15,051	$(1,677)	$132,844,806

2004 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2004	Jan	—	$—	$—	$—	$—	$—	—%	$756	$756	0.00%
	Feb	—	—	—	—	—	—	—	(11,890)	(11,890)	0.00
	Mar	3	33,380	—	—	—	33,380	0.00	(54,836)	(21,456)	0.00
	Apr	9	81,551	—	1,199	—	82,750	0.00	(137,848)	(55,098)	0.00
	May	22	172,236	—	1,199	396	173,039	0.00	(309,775)	(136,736)	0.00
	Jun	54	434,174	1,250	1,242	396	433,770	0.01	(552,721)	(118,951)	0.00
	Jul	96	815,965	2,100	7,223	396	820,692	0.01	(946,004)	(125,312)	0.00
	Aug	172	1,421,186	19,533	7,723	396	1,408,980	0.02	(1,323,376)	85,604	0.00
	Sep	258	2,104,731	24,239	8,063	636	2,087,919	0.03	(1,864,147)	223,772	0.00
	Oct	377	3,383,527	33,054	10,315	1,136	3,359,652	0.05	(2,598,454)	761,198	0.01
	Nov	509	4,567,217	56,161	13,805	2,186	4,522,675	0.07	(3,223,179)	1,299,497	0.02
	Dec	716	6,718,646	88,614	29,976	3,030	6,656,978	0.10	(4,063,539)	2,593,440	0.04

2005	Jan	885	8,044,318	161,279	32,157	4,521	7,910,675	0.11	(5,076,806)	2,833,869	0.04
	Feb	1,063	9,369,596	304,494	84,100	6,528	9,142,674	0.13	(6,191,729)	2,950,945	0.04
	Mar	1,245	10,808,128	414,078	94,950	9,025	10,479,974	0.15	(7,840,457)	2,639,518	0.04
	Apr	1,430	12,266,385	576,475	254,544	10,711	11,933,743	0.17	(9,597,713)	2,336,031	0.03
	May	1,600	13,738,925	765,791	257,602	17,990	13,212,745	0.19	(11,280,349)	1,932,396	0.03
	Jun	1,810	15,492,962	865,677	310,842	19,289	14,918,838	0.22	(12,887,552)	2,031,286	0.03
	Jul	2,028	17,402,813	921,271	327,699	41,929	16,767,312	0.24	(14,507,973)	2,259,339	0.03
	Aug	2,308	19,872,630	1,087,719	335,440	64,323	19,056,029	0.27	(16,039,967)	3,016,062	0.04
	Sep	2,570	22,306,271	1,152,560	366,368	75,525	21,444,554	0.31	(17,215,943)	4,228,611	0.06
	Oct	2,840	24,353,856	1,306,064	384,921	91,257	23,341,456	0.34	(18,287,298)	5,054,157	0.07
	Nov	3,107	26,816,322	1,481,592	441,822	103,762	25,672,789	0.37	(19,423,008)	6,249,781	0.09
	Dec	3,420	29,561,467	1,690,714	522,799	131,827	28,261,725	0.41	(20,596,397)	7,665,328	0.11

2006	Jan	3,712	31,891,970	1,844,041	705,892	237,313	30,516,508	0.44	(21,599,028)	8,917,480	0.13
	Feb	3,961	33,781,426	2,161,704	964,646	365,747	32,218,621	0.46	(22,487,522)	9,731,099	0.14
	Mar	4,279	36,185,716	2,479,495	1,415,319	603,995	34,517,545	0.50	(23,971,624)	10,545,921	0.15
	Apr	4,524	38,039,115	2,715,073	1,847,902	880,395	36,291,548	0.52	(23,478,170)	12,813,379	0.18
	May	4,784	40,212,338	2,882,399	2,495,290	1,375,246	38,449,983	0.55	(21,485,094)	16,964,889	0.24
	Jun	5,057	42,444,123	3,034,651	3,254,589	1,722,727	40,941,334	0.59	(17,062,213)	23,879,121	0.34
	Jul	5,349	45,007,872	3,273,774	4,050,296	2,218,942	43,565,452	0.63	(8,244,909)	35,320,543	0.51
	Aug	5,648	47,641,927	3,569,088	5,310,085	2,839,972	46,542,952	0.67	7,732,791	54,275,743	0.78
	Sep	5,930	50,163,651	3,938,976	6,457,149	3,581,400	49,100,425	0.71	19,375,248	68,475,673	0.99
	Oct	6,207	52,291,743	4,192,820	7,730,358	4,418,875	51,410,406	0.74	27,646,459	79,056,865	1.14
	Nov	6,520	54,787,869	4,558,964	8,962,822	5,075,726	54,116,001	0.78	33,697,373	87,813,375	1.27
	Dec	6,818	57,337,730	4,788,237	10,356,656	5,868,666	57,037,484	0.82	39,920,164	96,957,648	1.40

2004 Originations
Cumulative Losses

											Total Losses
								Total Credit Loss			(Gains) as a %
			Gross Credit		Other Gross	Recoveries on		as a % of Total	Total Residual		of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2007	Jan	7,157	$59,621,405	$5,103,693	$12,302,593	$7,023,269	$59,797,036	0.86%	$42,929,268	$102,726,304	1.48%
	Feb	7,405	61,371,610	5,545,807	14,025,236	8,102,698	61,748,341	0.89	40,277,596	102,025,937	1.47
	Mar	7,722	63,097,381	6,123,644	16,350,350	9,469,598	63,854,489	0.92	34,883,930	98,738,418	1.42
	Apr	8,021	64,774,311	6,596,010	19,390,894	11,319,116	66,250,079	0.96	32,072,154	98,322,233	1.42
	May	8,284	66,456,630	7,054,897	23,000,179	13,706,152	68,695,761	0.99	32,330,925	101,026,686	1.46
	Jun	8,531	68,126,117	7,442,910	26,773,692	16,117,171	71,339,727	1.03	35,447,577	106,787,304	1.54
	Jul	8,763	69,735,691	7,874,239	31,086,732	18,744,756	74,203,428	1.07	39,383,141	113,586,569	1.64
	Aug	8,961	71,149,803	8,262,230	35,363,818	21,720,423	76,530,967	1.10	44,786,548	121,317,515	1.75
	Sep	9,137	72,504,815	8,593,875	39,079,548	24,088,524	78,901,965	1.14	52,096,561	130,998,526	1.89
	Oct	9,310	73,710,913	8,948,208	42,792,061	26,932,616	80,622,150	1.16	61,622,167	142,244,317	2.05
	Nov	9,452	74,861,663	9,314,337	45,702,725	29,234,100	82,015,951	1.18	70,753,428	152,769,378	2.20
	Dec	9,594	76,092,552	9,579,330	48,094,634	31,025,743	83,582,113	1.21	79,840,234	163,422,348	2.36

2008	Jan	9,718	77,015,192	9,845,489	50,768,642	32,909,172	85,029,173	1.23	88,867,335	173,896,508	2.51
	Feb	9,811	77,865,914	10,150,581	52,979,903	34,475,673	86,219,563	1.24	95,072,800	181,292,363	2.62
	Mar	9,882	78,409,326	10,531,815	55,045,595	36,167,224	86,755,881	1.25	101,204,356	187,960,237	2.71
	Apr	9,938	78,832,196	10,851,045	56,771,336	37,557,015	87,195,473	1.26	106,678,121	193,873,594	2.80
	May	9,994	79,337,503	11,199,575	58,289,788	38,702,965	87,724,752	1.27	111,898,878	199,623,629	2.88
	Jun	10,037	79,737,963	11,423,458	59,572,606	39,737,934	88,149,177	1.27	116,847,560	204,996,737	2.96
	Jul	10,103	80,266,691	11,668,407	60,609,743	40,758,522	88,449,505	1.28	120,677,829	209,127,334	3.02
	Aug	10,136	80,522,373	11,927,103	61,420,820	41,502,308	88,513,782	1.28	123,092,208	211,605,990	3.05
	Sep	10,177	80,840,297	12,213,443	62,154,743	42,108,770	88,672,827	1.28	125,540,949	214,213,776	3.09
	Oct	10,198	81,006,305	12,462,466	62,815,976	42,703,363	88,656,453	1.28	127,867,509	216,523,962	3.12
	Nov	10,211	81,171,096	12,616,983	63,257,905	43,086,245	88,725,774	1.28	129,733,289	218,459,062	3.15
	Dec	10,226	81,303,438	12,752,921	63,712,546	43,557,680	88,705,382	1.28	131,745,493	220,450,875	3.18

2009	Jan	10,230	81,353,146	12,911,268	63,990,484	43,892,942	88,539,421	1.28	132,502,984	221,042,405	3.19
	Feb	10,235	81,420,424	13,076,883	64,172,201	44,192,012	88,323,731	1.27	132,609,150	220,932,881	3.19
	Mar	10,238	81,450,728	13,243,667	64,273,550	44,421,399	88,059,213	1.27	132,677,740	220,736,952	3.19
	Apr	10,241	81,459,381	13,409,745	64,325,492	44,612,894	87,762,234	1.27	132,736,782	220,499,016	3.18
	May	10,241	81,459,381	13,552,518	64,374,461	44,803,292	87,478,032	1.26	132,786,640	220,264,672	3.18
	Jun	10,244	81,491,625	13,712,669	64,430,471	44,991,527	87,217,900	1.26	132,816,549	220,034,449	3.17
	Jul	10,244	81,491,625	13,890,401	64,461,182	45,142,983	86,919,423	1.25	132,843,638	219,763,061	3.17
	Aug	10,245	81,499,147	13,990,303	64,477,138	45,255,327	86,730,655	1.25	132,847,889	219,578,544	3.17
	Sep	10,245	81,499,147	14,092,572	64,493,662	45,364,945	86,535,293	1.25	132,845,800	219,381,093	3.17
	Oct	10,245	81,499,147	14,235,462	64,494,560	45,460,109	86,298,136	1.25	132,844,806	219,142,942	3.16
	Nov	10,245	81,499,147	14,317,979	64,494,560	45,542,477	86,133,251	1.24	132,844,806	218,978,058	3.16
	Dec	10,245	81,499,147	14,408,750	64,494,560	45,629,417	85,955,540	1.24	132,844,806	218,800,346	3.16

2004 Originations
Cumulative Losses

											Total Losses
								Total Credit Loss			(Gains) as a %
			Gross Credit		Other Gross	Recoveries on		as a % of Total	Total Residual		of Total
		Number of	Losses	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	on Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2010	Jan	10,245	$81,499,147	$14,503,039	$64,494,560	$45,689,508	$85,801,160	1.24%	$132,844,806	$218,645,967	3.15%
	Feb	10,245	81,499,147	14,606,917	64,494,560	45,775,673	85,611,116	1.24	132,844,806	218,455,923	3.15
	Mar	10,245	81,499,147	14,694,237	64,494,560	45,893,482	85,405,988	1.23	132,844,806	218,250,795	3.15
	Apr	10,245	81,499,147	14,792,884	64,494,560	45,971,369	85,229,454	1.23	132,844,806	218,074,261	3.15
	May	10,245	81,499,147	14,868,777	64,494,560	46,057,499	85,067,432	1.23	132,844,806	217,912,238	3.14
	Jun	10,245	81,499,147	14,941,068	64,494,560	46,133,411	84,919,228	1.23	132,844,806	217,764,035	3.14
	Jul	10,245	81,499,147	15,005,569	64,494,560	46,203,620	84,784,519	1.22	132,844,806	217,629,325	3.14
	Aug	10,245	81,499,147	15,063,891	64,494,560	46,266,549	84,663,266	1.22	132,844,806	217,508,073	3.14
	Sep	10,245	81,499,147	15,133,745	64,494,560	46,337,230	84,522,732	1.22	132,844,806	217,367,538	3.14
	Oct	10,245	81,499,147	15,218,453	64,494,560	46,392,945	84,382,309	1.22	132,844,806	217,227,115	3.13
	Nov	10,245	81,499,147	15,278,702	64,494,560	46,445,002	84,270,003	1.22	132,844,806	217,114,809	3.13
	Dec	10,245	81,499,147	15,357,694	64,494,560	46,492,883	84,143,129	1.21	132,844,806	216,987,936	3.13

2011	Jan	10,245	81,499,147	15,445,642	64,494,560	46,546,865	84,001,200	1.21	132,844,806	216,846,007	3.13
	Feb	10,245	81,499,147	15,508,998	64,494,560	46,603,020	83,881,690	1.21	132,844,806	216,726,496	3.13
	Mar	10,245	81,499,147	15,591,503	64,494,560	46,670,799	83,731,405	1.21	132,844,806	216,576,211	3.13

2005 Originations
Lease Characteristics

Number of Leases Originated(25)	246,342
Number of Leases Originated with ALG Residual Values(26)	232,690
Weighted Average(27) Original Term	32.3	months
Weighted Average(27) FICO® Score(28) at Origination	718
Weighted Average(27) Lease Factor	3.69%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	232,690	$8,634,086,380	$7,218,108,687	$4,541,377,449	$4,143,807,520
Average		37,106	31,020	19,517	17,808

Original Term
24 months	95,431	$3,359,115,396	$2,664,474,293	$1,979,100,188	$1,834,595,501
27	4	138,955	117,788	78,142	73,401
30	4,925	298,451,250	274,596,905	191,342,766	168,143,413
36	95,769	3,503,219,646	2,967,896,968	1,703,807,014	1,536,438,572
39	22,576	985,757,849	859,982,443	454,824,142	407,702,802
48	11,428	403,092,500	373,400,368	168,731,856	157,225,600
Other	2,557	84,310,782	77,639,923	43,493,340	39,628,231

Vehicle Type
Car	78,789	$2,756,729,117	$2,383,569,922	$1,349,004,161	$1,216,622,600
CUV	15,154	499,772,581	442,726,312	277,779,626	258,877,879
SUV	84,006	3,453,077,500	2,892,842,836	1,831,354,058	1,666,081,203
Truck	54,733	1,924,025,275	1,498,539,900	1,083,001,456	1,002,006,638
Other(29)	8	481,907	429,719	238,148	219,200

Vehicle Make
Ford	130,398	$4,221,046,345	$3,394,470,762	$2,292,814,386	$2,108,100,621
Lincoln	25,530	1,269,480,467	1,045,171,470	581,005,824	513,262,174
Jaguar	15,204	835,130,800	738,198,977	402,602,484	368,617,288
Land Rover	11,616	708,852,459	668,010,698	452,251,422	421,007,421
Mercury	23,650	747,425,411	599,291,563	383,842,849	335,987,374
Volvo	15,631	606,297,785	557,437,848	316,415,782	288,163,691
Mazda	10,653	245,371,206	215,097,651	112,206,553	108,449,751
Other	8	481,907	429,719	238,148	219,200

Top 15 Vehicle Models(30)
F-150	39,091	$1,382,840,846	$1,066,943,819	$800,288,821	$749,545,099
Explorer	25,880	901,514,314	710,563,061	474,746,587	435,633,227
Navigator	7,359	437,681,007	366,914,975	194,892,629	175,056,644
Freestyle	12,171	376,943,885	329,941,444	215,676,956	201,854,102
Five Hundred	11,100	303,813,184	267,641,950	172,491,123	158,801,317
XJ-Series	4,355	303,299,444	266,936,727	147,878,037	138,306,571
Range Rover	3,491	275,603,193	266,140,014	171,787,809	158,805,855
Escape	11,497	301,025,889	252,048,478	164,108,379	145,445,666
S-Type	5,637	282,112,639	251,676,464	133,789,359	120,302,457
LR3	5,610	275,510,538	250,897,065	179,473,324	168,522,293
Mountaineer	8,296	317,856,951	243,977,670	160,195,677	139,271,552
Expedition	6,121	276,384,803	220,084,613	129,916,393	115,897,768
Town Car	4,896	235,687,140	192,628,832	106,562,381	86,971,963
S60	5,588	201,043,893	185,566,344	103,156,862	91,251,209
Aviator	4,605	221,412,033	178,515,347	95,108,091	87,566,272

Top 8 States(31)
Michigan	66,374	$2,199,235,702	$1,727,838,957	$1,209,738,073	$1,110,246,549
California	20,214	869,578,759	745,916,665	439,614,784	397,764,899
Florida	18,307	732,885,112	629,939,444	369,888,667	336,314,489
New Jersey	17,242	682,645,620	580,383,077	352,287,589	317,143,279
New York	14,132	599,006,103	537,537,699	331,267,675	302,596,414
Ohio	15,685	519,697,055	433,246,688	276,775,648	253,529,103
Pennsylvania	10,596	385,121,183	316,189,682	201,450,299	183,001,511
Texas	5,299	234,009,962	208,545,111	111,351,220	101,911,645

2005 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	of Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2005	Q1	Car	—	1	—	24	$—	$—	$—	$—	$—	$—	$—	$36,502	$33,048	$18,138	$15,782	$(2,355)	$(56,524)
		CUV	—	1	—	2	—	—	—	—	—	—	—	36,405	34,140	17,227	16,138	(1,089)	(2,178)
		SUV	—	1	2	8	33,963	35,393	17,693	15,539	—	21,619	(6,080)	47,421	43,243	25,354	23,269	(2,163)	(29,462)
		Truck	—	—	2	11	30,880	33,473	20,224	20,068	—	22,036	(1,968)	33,656	26,300	18,857	16,599	(2,268)	(28,886)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	15	1	115	35,915	32,022	11,852	12,831	—	10,101	1,751	32,516	28,476	16,134	14,707	(1,520)	(173,046)
		CUV	—	3	1	15	32,605	27,752	20,867	19,654	2,256	15,256	2,142	31,235	28,275	17,612	16,516	(1,113)	(14,550)
		SUV	—	19	1	84	54,800	39,427	23,016	19,731	8,603	9,051	2,077	41,199	34,790	22,050	20,104	(2,015)	(167,163)
		Truck	—	24	2	75	32,833	27,323	20,951	19,664	—	22,818	(3,155)	33,254	26,297	19,204	17,170	(2,059)	(160,707)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	64	5	319	20,177	17,737	10,762	9,519	80	14,870	(5,431)	33,948	29,622	16,496	14,930	(1,704)	(570,613)
		CUV	—	7	—	42	—	—	—	—	—	—	—	30,267	27,305	17,124	16,141	(995)	(41,794)
		SUV	—	56	9	215	36,503	28,416	19,086	17,147	346	18,768	(2,087)	42,158	36,329	22,286	20,670	(1,732)	(391,077)
		Truck	—	62	14	168	33,040	25,887	19,585	17,498	337	17,909	(761)	34,068	27,448	19,322	17,432	(1,962)	(340,305)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	107	12	434	29,052	25,031	14,488	13,281	330	16,321	(3,405)	32,761	28,681	15,928	14,611	(1,455)	(672,483)
		CUV	—	9	1	50	31,990	29,115	16,315	14,675	—	20,393	(5,718)	30,752	27,580	17,306	16,290	(1,039)	(57,674)
		SUV	—	99	10	312	35,125	27,049	19,178	17,211	610	16,903	(456)	43,777	38,097	23,556	21,881	(1,784)	(561,230)
		Truck	—	126	13	236	34,504	27,166	21,438	20,432	1,017	18,309	967	34,873	27,764	19,650	17,819	(1,923)	(441,144)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2006	Q1	Car	7	146	15	640	30,053	26,386	15,717	14,230	648	15,304	(1,855)	31,984	28,200	15,828	14,509	(1,467)	(966,771)
		CUV	1	16	5	82	35,146	30,399	21,080	19,762	593	21,284	(2,211)	30,828	27,553	17,686	16,679	(1,044)	(96,703)
		SUV	4	131	24	521	32,906	26,012	18,828	16,838	109	17,932	(1,207)	43,877	38,425	23,860	21,987	(1,967)	(1,053,980)
		Truck	5	159	72	500	33,514	26,705	20,551	19,135	253	19,246	(407)	34,888	27,708	19,782	17,919	(1,933)	(995,934)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	4	176	49	707	35,637	31,066	21,084	18,668	182	17,914	441	32,187	28,231	15,432	14,185	(1,387)	(959,106)
		CUV	—	15	21	69	32,055	27,859	19,752	18,506	296	17,521	620	30,647	27,179	17,096	15,995	(1,105)	(63,250)
		SUV	6	173	94	678	35,053	27,997	20,526	18,526	307	17,693	451	45,375	40,191	25,061	23,226	(1,919)	(1,258,983)
		Truck	1	198	169	519	32,841	25,589	20,397	18,997	149	17,384	1,414	35,350	28,282	19,505	17,778	(1,864)	(728,575)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	118	199	237	712	45,227	39,926	28,993	24,986	277	22,607	2,011	31,066	27,092	14,683	13,560	(1,324)	(466,138)
		CUV	—	21	75	81	31,511	27,207	19,051	18,090	293	16,533	1,167	31,705	29,202	17,152	16,005	(1,161)	(6,541)
		SUV	2	208	317	675	34,762	27,262	19,827	17,696	211	16,338	1,063	44,248	39,376	24,406	22,630	(1,898)	(943,930)
		Truck	—	244	484	512	33,864	26,331	20,856	19,401	279	16,566	2,485	34,631	28,154	18,800	17,100	(1,805)	278,858
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	32	238	852	717	32,080	26,901	18,331	16,553	205	14,794	1,493	31,848	27,516	15,099	13,838	(1,435)	243,160
		CUV	7	37	345	54	30,651	26,471	18,774	17,836	298	15,035	2,469	32,744	28,915	17,876	17,006	(1,089)	792,971
		SUV	12	292	1,517	581	34,880	26,999	19,935	17,821	288	16,498	969	46,661	41,121	24,772	22,932	(1,970)	326,151
		Truck	1	317	1,481	423	33,787	26,261	20,836	19,283	329	17,530	1,356	34,886	28,733	18,888	16,995	(1,994)	1,164,192
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2005 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2007	Q1	Car	6,636	223	4,906	1,119	$31,594	$25,519	$17,216	$15,617	$235	$13,755	$1,578	$30,773	$26,866	$15,333	$14,036	$(1,443)	$6,127,835
		CUV	2,605	40	2,063	156	31,201	26,618	19,027	17,973	265	14,842	2,814	31,069	27,578	18,012	17,035	(1,048)	5,641,114
		SUV	10,190	289	7,688	984	34,463	26,636	19,828	17,749	307	16,703	659	42,385	36,802	22,735	21,038	(1,841)	3,251,399
		Truck	8,784	295	6,523	873	33,987	25,596	20,383	18,841	383	17,913	477	35,210	28,496	19,654	17,837	(1,952)	1,410,403
		Other	1	—	1	—	92,993	77,164	67,028	67,265	—	62,093	4,935	—	—	—	—	—	4,935

	Q2	Car	5,561	221	4,647	1,338	32,322	26,599	17,701	16,211	258	14,750	1,054	30,719	26,298	14,764	13,525	(1,401)	3,024,475
		CUV	2,431	26	2,147	143	31,294	26,764	18,996	17,974	292	15,016	2,586	31,168	27,477	17,775	16,719	(1,079)	5,397,166
		SUV	9,390	259	8,531	1,217	37,181	29,092	21,284	19,299	406	17,312	1,478	42,998	36,810	21,970	20,217	(1,840)	10,365,048
		Truck	9,331	250	7,933	1,217	34,434	25,636	20,707	19,360	431	17,588	1,201	34,941	27,807	19,527	17,834	(1,841)	7,287,159
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	3,748	263	3,971	1,199	37,383	31,621	20,861	19,073	342	17,106	1,409	30,464	26,707	14,489	13,409	(1,290)	4,049,004
		CUV	986	25	1,235	99	31,079	26,652	18,662	17,691	334	14,778	2,398	32,150	28,778	17,510	16,486	(1,118)	2,850,707
		SUV	5,894	289	7,093	875	40,343	33,040	23,652	22,029	482	19,081	2,277	43,126	37,526	21,960	20,360	(1,724)	14,644,647
		Truck	7,071	261	6,492	870	35,517	26,710	21,012	20,018	497	17,315	1,955	35,714	27,882	19,268	17,842	(1,648)	11,256,145
		Other	1	—	—	1	—	—	—	—	—	—	—	67,520	63,270	37,811	30,111	(7,700)	(7,700)

	Q4	Car	3,725	234	4,033	994	34,628	29,722	18,582	16,959	318	14,503	1,928	29,603	25,960	14,185	13,086	(1,277)	6,504,043
		CUV	917	30	990	75	32,201	28,265	18,734	17,499	330	13,756	3,282	32,781	30,418	17,411	16,160	(1,313)	3,150,439
		SUV	8,485	311	7,826	645	39,614	33,314	22,889	21,163	479	17,614	2,876	44,591	39,112	23,231	21,502	(1,867)	21,305,081
		Truck	10,142	206	6,390	749	36,286	28,194	21,652	20,222	464	16,825	2,764	35,316	28,845	19,271	17,526	(1,926)	16,221,473
		Other	1	—	1	—	37,704	37,119	24,131	22,018	95	22,918	(995)	—	—	—	—	—	(995)

2008	Q1	Car	8,761	236	7,437	1,370	36,426	31,349	17,832	15,732	343	13,159	2,064	28,499	24,976	13,364	12,196	(1,312)	13,549,744
		CUV	1,869	36	1,515	112	34,327	31,104	18,408	17,013	491	13,354	3,124	33,480	30,378	17,665	16,305	(1,363)	4,579,712
		SUV	9,028	351	8,299	692	41,677	34,980	21,265	19,237	557	15,972	2,555	41,126	35,278	20,301	18,623	(1,791)	19,961,353
		Truck	3,171	171	3,623	669	35,564	28,099	19,522	17,745	689	14,817	2,049	34,650	28,674	17,557	15,928	(1,906)	6,149,373
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	17,789	215	11,306	2,006	40,757	35,154	19,432	17,399	407	13,765	3,052	28,434	24,556	12,990	12,116	(1,087)	32,322,479
		CUV	1,802	24	1,536	88	33,941	30,681	17,643	16,323	494	13,102	2,657	33,289	30,093	16,970	15,845	(1,202)	3,974,945
		SUV	15,418	277	10,669	636	45,044	38,422	23,272	20,991	660	15,093	5,134	40,393	34,282	19,273	17,694	(1,722)	53,682,091
		Truck	4,193	134	3,043	537	35,533	28,007	17,859	16,196	766	12,441	2,813	39,504	27,222	16,225	14,626	(1,817)	7,584,478
		Other	—	—	1	—	61,995	55,907	28,518	26,479	—	24,701	1,778	—	—	—	—	—	1,778

	Q3	Car	11,479	206	8,500	1,642	38,962	33,473	18,158	16,158	435	12,888	2,580	26,983	23,357	12,216	11,343	(1,042)	20,218,791
		CUV	1,699	19	1,410	67	33,510	29,919	17,434	16,019	543	12,370	2,998	32,327	28,462	16,312	15,304	(1,063)	4,155,353
		SUV	10,170	260	8,242	382	44,136	37,377	21,473	19,523	706	14,196	4,475	38,878	32,506	18,346	16,912	(1,501)	36,311,236
		Truck	4,872	136	2,966	418	36,165	28,527	17,821	16,368	835	12,930	2,388	32,525	25,617	15,176	14,167	(1,365)	6,510,964
		Other	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	10,270	145	6,785	846	33,627	29,614	16,419	14,603	405	10,699	3,175	27,586	24,379	12,925	11,956	(1,109)	20,605,222
		CUV	1,702	17	1,119	61	34,783	31,444	18,267	16,625	566	11,298	4,660	37,652	34,340	19,285	17,723	(1,589)	5,117,423
		SUV	10,227	214	6,568	269	41,187	35,385	20,137	18,025	681	12,874	4,290	36,954	31,899	17,891	16,282	(1,699)	27,719,415
		Truck	5,618	86	2,782	389	35,338	29,470	17,923	16,153	866	12,775	2,330	32,871	26,707	15,403	14,272	(1,498)	5,898,650
		Other	—	—	1	—	66,495	59,627	21,278	19,838	—	13,351	6,487	—	—	—	—	—	6,487

2005 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average		Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Residual
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2009	Q1	Car	4,903	119	3,777	439	$36,185	$32,665	$16,703	$14,896	$510	$11,566	$2,415	$27,000	$24,455	$11,981	$11,214	$(975)	$8,692,909
		CUV	470	7	457	37	36,747	34,056	17,842	16,445	653	12,613	2,910	36,840	34,090	17,960	16,593	(1,391)	1,278,395
		SUV	3,721	110	3,063	145	44,116	38,757	21,592	19,339	896	15,675	2,442	37,430	32,942	17,445	15,894	(1,680)	7,236,466
		Truck	981	50	990	194	36,633	31,039	18,137	16,197	1,343	14,367	234	33,570	28,838	15,926	14,622	(1,625)	(83,946)
		Other	1	—	1	—	66,145	61,284	29,104	23,849	1,678	16,801	5,369	—	—	—	—	—	5,369

	Q2	Car	3,111	73	1,746	608	34,949	31,876	15,102	13,650	570	11,775	787	26,286	23,780	10,777	10,253	(755)	914,811
		CUV	303	8	262	32	39,527	36,739	18,482	16,600	636	14,279	1,374	38,524	36,079	17,891	16,547	(1,545)	310,500
		SUV	760	38	905	106	45,245	40,503	21,743	19,906	1,269	16,477	1,518	38,603	34,051	17,398	15,909	(1,553)	1,209,086
		Truck	172	14	233	88	35,843	30,677	17,641	15,858	1,791	15,006	(1,488)	36,203	31,030	16,851	15,311	(1,729)	(498,807)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	1,446	31	880	353	36,259	33,096	14,820	13,587	741	12,314	25	29,559	26,633	11,611	10,991	(865)	(283,535)
		CUV	138	2	117	25	39,826	37,041	17,901	16,031	488	15,361	(140)	38,844	35,746	17,230	15,947	(1,386)	(51,061)
		SUV	434	17	344	95	46,430	41,920	21,516	20,043	1,374	17,218	562	41,810	37,489	18,196	16,797	(1,558)	45,194
		Truck	208	5	94	72	36,126	30,667	16,499	15,024	2,523	14,719	(2,735)	35,201	28,452	14,722	14,282	(1,416)	(359,034)
		Other	2	—	1	—	63,445	52,954	21,571	20,003	—	18,301	1,702	—	—	—	—	—	1,702

	Q4	Car	1,190	14	595	255	34,992	32,482	14,657	13,067	697	11,762	144	32,280	29,683	13,258	11,977	(1,408)	(273,033)
		CUV	224	1	110	57	41,211	38,535	18,228	16,041	362	16,696	(1,312)	40,005	36,838	17,617	15,709	(1,977)	(256,949)
		SUV	264	6	152	54	46,307	42,149	20,750	19,257	1,089	17,037	107	42,432	37,706	18,273	16,629	(1,690)	(74,994)
		Truck	183	4	37	62	31,039	27,542	12,690	11,511	1,051	11,666	(1,392)	31,602	26,980	12,865	12,093	(1,228)	(127,625)
		Other	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2010	Q1	Car	6	8	125	75	34,474	31,925	14,368	12,885	1,335	11,075	(356)	33,805	30,404	13,834	12,659	(1,358)	(146,374)
		CUV	—	—	27	12	41,706	38,126	18,403	15,727	273	15,968	(1,211)	41,611	37,772	18,573	16,038	(2,535)	(63,110)
		SUV	—	4	39	17	47,587	43,271	21,801	20,487	3,292	16,348	(1,339)	41,894	36,833	18,093	16,615	(1,536)	(78,343)
		Truck	—	—	16	23	33,743	31,456	12,978	12,075	1,950	11,720	(2,279)	32,215	28,320	13,407	12,760	(996)	(59,365)
		Other	—	—	—	1	—	—	—	—	—	—	—	25,610	22,394	8,707	9,637	0	0

	Q2	Car	2	—	31	17	37,382	34,616	15,577	13,638	1,378	11,795	(1,116)	36,745	32,826	14,579	13,275	(1,467)	(59,530)
		CUV	—	—	7	7	40,809	38,613	18,018	16,036	1,850	14,181	(1,439)	41,527	40,341	18,333	16,053	(2,280)	(26,032)
		SUV	1	1	9	6	43,351	42,208	20,248	19,524	928	17,225	(704)	48,118	45,948	22,682	21,622	(1,060)	(12,698)
		Truck	—	—	3	3	29,680	29,182	11,905	12,581	3,997	11,832	(4,205)	44,145	43,100	19,188	16,584	(2,604)	(20,425)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	1	—	8	5	46,046	41,509	17,187	16,293	3,001	11,424	(2,385)	54,679	46,837	19,250	19,627	(643)	(22,299)
		CUV	—	—	—	1	—	—	—	—	—	—	—	40,540	37,753	17,432	15,478	(1,954)	(1,954)
		SUV	—	1	1	—	41,275	34,831	15,685	15,792	227	12,163	3,295	—	—	—	—	—	3,295
		Truck	—	—	1	—	24,365	20,492	7,066	7,236	1,580	10,806	(9,236)	—	—	—	—	—	(9,236)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	—	3	—	32,037	28,720	13,322	11,715	455	10,319	(3,439)	—	—	—	—	—	(10,317)
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Truck	—	—	19	1	22,552	19,517	7,646	7,705	515	9,443	(6,350)	17,095	14,771	3,590	4,499	0	(120,650)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Total/Average		232,690	9,426	188,155	35,109	$37,524	$31,196	$19,934	$18,164	$496	$15,079	$2,409	$34,559	$29,543	$17,307	$15,931	$(1,533)	$399,446,868

2005 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual	Total	% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2005	Jan	—	$—	$—	$—	$—	$—	—%	$(2,092)	$(2,092)	0.00%
	Feb	1	9,678	—	—	—	9,678	0.00	(40,286)	(30,608)	0.00
	Mar	3	27,534	—	500	—	28,034	0.00	(117,050)	(89,016)	0.00
	Apr	11	89,400	—	500	500	89,400	0.00	(244,146)	(154,747)	0.00
	May	32	224,644	—	675	500	224,819	0.00	(406,529)	(181,709)	0.00
	Jun	64	438,226	3,150	11,906	675	446,307	0.01	(632,516)	(186,210)	0.00
	Jul	106	736,085	8,209	15,485	675	742,685	0.01	(1,038,424)	(295,738)	0.00
	Aug	167	1,284,357	10,506	16,495	1,497	1,288,849	0.02	(1,466,537)	(177,688)	0.00
	Sep	253	2,071,856	32,774	27,702	2,247	2,064,536	0.03	(1,976,305)	88,231	0.00
	Oct	346	2,946,512	89,195	34,809	2,247	2,889,878	0.04	(2,414,573)	475,305	0.01
	Nov	449	4,068,600	141,962	50,959	3,715	3,973,882	0.06	(3,008,087)	965,794	0.01
	Dec	594	5,463,189	146,361	53,283	3,715	5,366,396	0.07	(3,708,836)	1,657,561	0.02

2006	Jan	718	6,655,893	215,627	55,265	(15,258)	6,510,790	0.09	(4,580,760)	1,930,029	0.03
	Feb	849	7,973,875	274,817	64,749	34,119	7,729,687	0.11	(5,496,119)	2,233,568	0.03
	Mar	1,046	9,777,106	340,383	69,440	6,289	9,499,875	0.13	(6,822,223)	2,677,652	0.04
	Apr	1,216	11,220,337	405,376	78,457	6,394	10,887,023	0.15	(7,784,118)	3,102,905	0.04
	May	1,412	13,088,474	535,807	87,547	9,536	12,630,678	0.17	(8,862,525)	3,768,153	0.05
	Jun	1,608	14,760,644	712,328	95,872	14,193	14,129,994	0.20	(9,832,138)	4,297,856	0.06
	Jul	1,808	16,648,502	763,600	136,777	25,998	15,995,681	0.22	(10,437,767)	5,557,915	0.08
	Aug	2,073	19,073,345	829,753	180,860	43,516	18,380,936	0.25	(10,844,930)	7,536,006	0.10
	Sep	2,280	21,219,654	1,003,061	240,113	115,628	20,341,078	0.28	(10,969,889)	9,371,189	0.13
	Oct	2,578	23,734,012	1,164,898	330,777	152,262	22,747,630	0.32	(10,790,363)	11,957,267	0.17
	Nov	2,865	26,479,716	1,421,008	466,075	160,807	25,363,976	0.35	(10,481,214)	14,882,762	0.21
	Dec	3,164	29,617,959	1,605,872	872,879	377,894	28,507,072	0.39	(8,443,416)	20,063,656	0.28

2007	Jan	3,511	32,645,723	1,678,290	1,783,023	741,882	32,008,574	0.44	(1,183,587)	30,824,987	0.43
	Feb	3,749	34,659,679	1,960,659	2,813,187	1,313,445	34,198,761	0.47	3,576,723	37,775,483	0.52
	Mar	4,011	36,535,417	2,350,325	4,463,674	2,113,164	36,535,602	0.51	7,992,270	44,527,872	0.62
	Apr	4,243	38,352,039	2,685,663	6,083,324	3,040,658	38,709,043	0.54	12,813,031	51,522,074	0.71
	May	4,499	40,394,906	2,960,630	7,710,872	4,114,984	41,030,163	0.57	21,907,557	62,937,720	0.87
	Jun	4,767	42,623,302	3,216,150	9,530,794	5,084,244	43,853,702	0.61	34,066,118	77,919,820	1.08
	Jul	5,063	45,442,663	3,513,921	11,480,387	6,205,492	47,203,637	0.65	44,277,771	91,481,408	1.27
	Aug	5,358	48,093,462	4,053,830	13,411,096	7,433,012	50,017,715	0.69	55,092,480	105,110,195	1.46
	Sep	5,605	50,499,013	4,467,561	14,981,099	8,517,871	52,494,680	0.73	66,858,921	119,353,601	1.65
	Oct	5,880	53,363,938	4,801,583	16,774,995	9,845,348	55,492,002	0.77	81,304,622	136,796,625	1.90
	Nov	6,120	56,063,340	5,201,025	18,424,359	11,013,085	58,273,588	0.81	95,836,934	154,110,522	2.14
	Dec	6,386	59,046,891	5,498,500	20,241,937	11,914,350	61,875,978	0.86	114,038,963	175,914,941	2.44

2005 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual	Total	% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2008	Jan	6,707	$61,970,099	$5,903,501	$22,773,202	$13,217,748	$65,622,053	0.91%	$129,827,685	$195,449,738	2.71%
	Feb	6,951	64,189,517	6,300,294	25,295,924	14,852,059	68,333,088	0.95	142,932,928	211,266,016	2.93
	Mar	7,180	66,391,440	7,012,266	28,407,660	16,942,142	70,844,693	0.98	158,279,145	229,123,838	3.17
	Apr	7,400	68,706,473	7,569,135	32,466,776	19,453,047	74,151,066	1.03	182,775,191	256,926,258	3.56
	May	7,633	70,885,297	8,140,237	36,989,719	22,280,990	77,453,789	1.07	216,855,785	294,309,575	4.08
	Jun	7,830	72,968,117	8,641,026	41,778,009	25,528,230	80,576,870	1.12	255,844,916	336,421,786	4.66
	Jul	8,073	75,199,525	9,224,870	45,881,279	28,754,688	83,101,246	1.15	283,835,891	366,937,137	5.08
	Aug	8,267	76,911,714	9,836,497	49,264,796	31,408,812	84,931,201	1.18	301,937,668	386,868,870	5.36
	Sep	8,451	78,548,358	10,181,801	52,447,834	33,625,951	87,188,440	1.21	323,041,260	410,229,700	5.68
	Oct	8,629	80,256,339	10,565,223	55,576,517	35,867,682	89,399,951	1.24	345,944,450	435,344,402	6.03
	Nov	8,769	81,697,251	10,830,395	58,093,788	37,580,011	91,380,633	1.27	364,403,465	455,784,098	6.31
	Dec	8,913	83,122,978	11,220,268	60,928,365	39,465,302	93,365,772	1.29	382,388,456	475,754,229	6.59

2009	Jan	9,035	84,134,083	11,538,496	63,468,093	41,046,722	95,016,959	1.32	391,476,347	486,493,306	6.74
	Feb	9,140	85,127,910	11,930,627	65,336,649	42,401,977	96,131,956	1.33	396,109,304	492,241,260	6.82
	Mar	9,199	85,614,781	12,206,265	67,312,732	43,800,160	96,921,089	1.34	399,517,650	496,438,739	6.88
	Apr	9,262	86,143,158	12,498,368	68,528,745	44,862,643	97,310,892	1.35	400,858,929	498,169,821	6.90
	May	9,296	86,352,508	12,905,841	69,535,663	45,708,131	97,274,199	1.35	401,292,909	498,567,107	6.91
	Jun	9,332	86,650,432	13,216,579	70,355,172	46,509,072	97,279,953	1.35	401,453,241	498,733,193	6.91
	Jul	9,352	86,822,863	13,505,742	71,131,016	47,197,869	97,250,268	1.35	401,343,517	498,593,785	6.91
	Aug	9,377	87,024,928	13,701,240	71,622,954	47,765,263	97,181,380	1.35	401,093,052	498,274,432	6.90
	Sep	9,387	87,104,515	13,976,788	72,042,139	48,224,078	96,945,788	1.34	400,806,507	497,752,295	6.90
	Oct	9,396	87,223,922	14,200,733	72,346,766	48,641,475	96,728,480	1.34	400,587,952	497,316,432	6.89
	Nov	9,406	87,297,238	14,449,584	72,606,552	48,984,784	96,469,423	1.34	400,362,310	496,831,733	6.88
	Dec	9,412	87,402,426	14,648,344	72,891,186	49,338,523	96,306,745	1.33	400,073,906	496,380,651	6.88

2010	Jan	9,416	87,433,359	14,835,962	73,036,443	49,616,558	96,017,281	1.33	399,941,300	495,958,582	6.87
	Feb	9,423	87,467,928	15,005,689	73,156,848	49,867,186	95,751,901	1.33	399,840,369	495,592,270	6.87
	Mar	9,424	87,474,949	15,192,339	73,291,251	50,140,905	95,432,956	1.32	399,726,714	495,159,670	6.86
	Apr	9,424	87,474,949	15,323,219	73,329,541	50,352,438	95,128,834	1.32	399,693,103	494,821,937	6.86
	May	9,424	87,474,949	15,484,510	73,373,317	50,521,289	94,842,468	1.31	399,640,690	494,483,158	6.85
	Jun	9,425	87,485,119	15,644,680	73,388,285	50,732,791	94,495,934	1.31	399,608,029	494,103,963	6.85
	Jul	9,425	87,485,119	15,836,709	73,412,685	50,867,456	94,193,639	1.30	399,594,680	493,788,319	6.84
	Aug	9,425	87,485,119	15,965,806	73,417,645	51,043,552	93,893,407	1.30	399,586,962	493,480,369	6.84
	Sep	9,426	87,496,821	16,078,815	73,420,109	51,154,724	93,683,390	1.30	399,577,835	493,261,225	6.83
	Oct	9,426	87,496,821	16,189,273	73,422,739	51,272,510	93,457,776	1.29	399,451,574	492,909,350	6.83
	Nov	9,426	87,496,821	16,285,511	73,423,809	51,389,648	93,245,471	1.29	399,450,259	492,695,730	6.83
	Dec	9,426	87,496,821	16,395,165	73,424,541	51,498,722	93,027,475	1.29	399,446,868	492,474,343	6.82

2011	Jan	9,426	87,496,821	16,505,762	73,424,541	51,602,935	92,812,665	1.29	399,446,868	492,259,533	6.82
	Feb	9,426	87,496,821	16,616,377	73,424,541	51,684,467	92,620,518	1.28	399,446,868	492,067,386	6.82
	Mar	9,426	87,496,821	16,763,848	73,424,541	51,826,636	92,330,877	1.28	399,446,868	491,777,745	6.81

2006 Originations
Lease Characteristics

Number of Leases Originated(25)	323,144
Number of Leases Originated with ALG Residual Values(26)	313,890
Weighted Average(27) Original Term	31.6	months
Weighted Average(27) FICO® Score(28) at Origination	717
Weighted Average(27) Lease Factor	2.92%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	313,890	$11,038,693,551	$9,486,969,425	$6,026,084,246	$5,393,413,210
Average		35,167	30,224	19,198	17,182

Original Term
24 months	133,308	$4,833,472,489	$3,976,415,814	$2,938,209,690	$2,671,929,706
27	25	1,270,045	1,066,102	782,485	742,905
30	9,454	546,964,484	501,521,357	339,618,337	290,119,406
36	107,162	3,460,379,132	3,025,418,570	1,722,154,830	1,526,774,866
39	55,260	1,864,473,416	1,670,810,229	883,289,177	779,146,789
48	8,164	302,333,445	284,035,919	127,885,121	112,409,392
Other	517	29,800,541	27,701,434	14,144,607	12,290,146

Vehicle Type
Car	111,446	$3,322,771,240	$2,944,098,366	$1,715,799,615	$1,522,664,306
CUV	16,226	509,972,861	449,549,639	297,267,329	259,049,911
SUV	118,252	4,744,944,797	4,110,082,885	2,632,929,254	2,362,268,458
Truck	67,966	2,461,004,652	1,983,238,535	1,380,088,048	1,249,430,535
Other(29)	—	—	—	—	—

Vehicle Make
Ford	175,761	$5,473,494,649	$4,563,971,762	$2,972,195,470	$2,699,710,120
Lincoln	33,175	1,449,182,674	1,242,398,306	700,519,626	615,873,327
Land Rover	16,684	1,049,346,990	971,393,789	667,659,454	596,886,024
Mercury	37,177	1,089,687,884	944,536,543	562,739,275	498,582,073
Volvo	19,720	831,456,290	751,438,131	511,941,420	441,455,974
Jaguar	10,502	631,637,347	563,435,447	309,246,964	269,942,986
Mazda	20,871	513,887,718	449,795,446	301,782,036	270,962,706
Other	—	—	—	—	—

Top 15 Vehicle Models(30)
F-150	52,636	$1,899,952,121	$1,519,439,418	$1,088,409,253	$989,651,842
Explorer	38,099	1,301,898,461	1,069,843,697	702,267,885	654,975,146
Fusion	25,054	552,970,867	486,545,637	293,303,898	265,897,353
XC-90	10,791	500,220,021	459,443,687	335,564,647	291,557,714
Navigator	8,410	502,443,863	415,399,281	222,288,956	199,637,568
Escape	17,063	451,196,090	394,596,303	230,242,165	197,581,718
Zephyr	12,366	405,872,114	371,293,133	204,761,231	173,798,461
LR3	7,626	389,230,532	349,942,130	263,421,979	232,935,599
Mountaineer	11,314	422,257,138	348,641,032	223,008,001	195,033,863
Range Rover	4,128	342,317,814	320,023,483	202,458,238	183,270,174
Range Rover Sport	4,930	317,798,644	301,428,176	201,779,238	180,680,251
Milan	12,337	289,899,107	260,922,093	145,521,717	129,496,454
Mariner	9,433	256,726,380	230,221,005	131,518,520	119,128,816
Freestyle	8,566	264,623,873	228,896,134	146,633,462	128,097,389
XJ-Series	3,068	217,413,436	195,572,771	108,093,974	92,664,799

Top 8 States(31)
Michigan	80,798	$2,535,236,787	$2,069,850,344	$1,419,769,114	$1,287,229,462
New York	35,970	1,326,488,104	1,166,277,849	729,472,562	647,365,861
California	26,235	1,083,984,382	942,451,834	592,304,942	524,015,460
New Jersey	24,530	884,263,750	775,766,215	478,916,356	425,439,280
Florida	22,117	849,559,605	752,451,525	454,115,826	405,928,326
Ohio	19,493	615,164,277	530,905,048	333,823,168	300,143,127
Pennsylvania	14,580	501,051,865	426,611,651	271,848,903	244,113,517
Texas	6,131	254,950,124	231,165,767	127,581,240	113,904,826

2006 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2006 Q1	Car	—	—	1	42	$23,495	$20,753	$11,278	$11,110	$668	$8,593	$1,850	$27,370	$24,484	$13,881	$12,495	$(1,404)	$(57,108)
	CUV	—	—	—	1	—	—	—	—	—	—	—	37,150	31,695	22,662	18,617	(4,045)	(4,045)
	SUV	—	1	3	15	37,485	31,777	18,919	16,206	1,612	14,636	(42)	43,474	38,988	23,180	21,156	(2,024)	(30,488)
	Truck	—	1	—	16	—	—	—	—	—	—	—	37,248	30,349	21,035	18,322	(2,713)	(43,403)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	—	39	4	191	30,898	26,009	15,757	14,537	592	15,425	(1,479)	30,190	27,664	15,714	14,319	(1,472)	(287,030)
	CUV	—	1	—	6	—	—	—	—	—	—	—	31,424	28,741	18,715	16,408	(2,308)	(13,846)
	SUV	—	25	9	109	35,270	29,762	19,525	17,542	44	16,330	1,065	44,367	39,632	23,737	21,789	(2,031)	(211,749)
	Truck	—	55	5	138	33,721	28,437	20,555	18,671	15	18,931	(274)	36,420	30,295	20,235	18,042	(2,235)	(309,789)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	—	168	5	453	27,616	25,955	14,547	13,556	1,653	13,441	(1,655)	29,190	26,400	14,953	13,477	(1,512)	(693,373)
	CUV	—	—	—	18	—	—	—	—	—	—	—	33,565	30,335	18,664	16,225	(2,439)	(43,906)
	SUV	—	96	13	240	44,905	42,686	28,451	29,368	225	27,968	(764)	41,682	37,026	23,626	21,496	(2,179)	(532,790)
	Truck	—	171	19	296	35,070	29,606	20,302	18,578	86	19,359	(944)	35,976	30,202	19,719	17,720	(2,032)	(619,351)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	—	279	13	638	25,751	23,498	13,650	12,732	118	15,465	(3,068)	29,459	26,667	15,313	13,828	(1,538)	(1,021,329)
	CUV	—	5	—	24	—	—	—	—	—	—	—	32,751	29,347	18,601	15,994	(2,607)	(62,579)
	SUV	—	151	18	277	39,888	34,771	22,499	20,198	689	19,098	331	45,417	41,544	25,464	23,222	(2,272)	(623,380)
	Truck	—	246	33	286	36,896	30,191	22,139	19,940	148	20,440	(682)	36,215	30,494	19,498	17,464	(2,114)	(626,972)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2007 Q1	Car	12	284	32	857	26,956	23,695	15,910	14,916	251	15,879	(1,541)	29,415	26,719	15,250	13,766	(1,544)	(1,372,451)
	CUV	—	11	3	44	32,941	27,329	20,375	18,235	28	17,348	858	30,675	27,834	18,044	15,720	(2,380)	(102,153)
	SUV	7	204	35	470	41,144	35,750	23,735	21,286	86	23,205	(2,015)	45,389	40,774	25,091	22,905	(2,241)	(1,123,890)
	Truck	5	293	72	537	35,898	28,489	21,427	19,561	105	20,987	(1,648)	37,114	31,089	20,344	18,245	(2,158)	(1,277,627)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	12	313	76	1,059	26,879	23,784	15,772	14,828	143	15,622	(1,253)	28,369	25,733	14,758	13,409	(1,423)	(1,602,669)
	CUV	—	24	12	102	33,588	28,986	20,615	18,125	1,411	17,339	(625)	29,244	27,198	17,774	15,794	(2,039)	(215,496)
	SUV	4	265	125	712	35,889	30,065	21,384	19,790	251	19,042	335	43,927	39,577	24,085	21,882	(2,260)	(1,567,316)
	Truck	—	297	290	900	36,189	29,174	21,757	19,735	280	19,598	(178)	37,073	30,934	20,439	18,342	(2,143)	(1,980,349)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	2	413	341	1,167	27,669	23,705	16,137	14,551	198	15,167	(839)	29,184	26,519	15,027	13,519	(1,557)	(2,103,326)
	CUV	—	26	53	97	31,434	27,015	19,110	17,531	268	15,963	1,260	29,733	26,843	18,024	15,958	(2,133)	(140,156)
	SUV	1	357	696	721	35,669	29,510	21,017	19,374	361	17,914	981	43,562	39,323	23,596	21,432	(2,207)	(908,250)
	Truck	—	382	1,047	755	36,399	29,227	21,930	19,891	341	18,876	641	36,757	31,005	19,928	17,871	(2,103)	(917,059)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	1	459	1,371	1,180	28,272	23,982	16,593	15,142	199	13,840	1,080	27,849	25,333	14,445	13,054	(1,438)	(216,247)
	CUV	—	34	265	96	30,947	26,242	18,993	17,454	209	14,293	2,940	30,289	27,601	18,194	16,060	(2,160)	571,782
	SUV	2	423	2,669	753	38,481	32,279	23,174	21,374	331	18,116	2,823	44,961	40,865	24,445	22,185	(2,295)	5,806,257
	Truck	—	461	3,115	678	36,734	28,951	21,977	19,863	337	17,740	1,756	36,836	30,820	19,922	17,796	(2,184)	3,988,056
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2006 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2008 Q1	Car	7,247	441	5,636	1,472	$30,253	$25,548	$17,792	$16,036	$244	$14,314	$1,430	$27,913	$25,098	$14,661	$13,279	$(1,430)	$5,956,360
	CUV	1,061	52	901	106	31,421	26,412	19,158	17,236	251	14,211	2,751	30,745	27,717	18,510	16,336	(2,236)	2,241,969
	SUV	11,673	568	9,257	877	37,874	31,311	22,805	20,987	415	16,809	3,659	41,421	36,987	22,509	20,460	(2,161)	31,973,231
	Truck	19,400	492	12,849	1,277	36,607	28,552	21,919	19,877	407	16,763	2,659	36,765	30,224	20,509	18,526	(2,086)	31,508,156
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	9,069	370	7,218	1,706	30,833	26,110	18,123	16,229	298	14,736	1,115	26,663	23,843	14,247	13,014	(1,322)	5,791,972
	CUV	747	50	1,043	113	30,815	26,034	18,667	16,677	240	14,407	1,981	30,086	27,778	17,660	15,364	(2,321)	1,803,731
	SUV	11,780	513	11,559	682	40,432	33,874	24,695	22,588	457	16,046	5,981	40,053	35,586	21,641	19,679	(2,014)	67,762,690
	Truck	11,071	394	10,609	855	36,622	28,418	21,566	19,666	531	14,390	4,655	35,984	29,530	19,670	17,944	(1,910)	47,748,869
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	8,041	416	6,781	1,727	32,396	27,551	18,691	16,611	344	14,546	1,542	25,508	22,624	13,615	12,327	(1,337)	8,149,806
	CUV	2,441	76	2,320	109	31,506	27,024	19,857	17,432	317	14,605	2,461	31,543	27,953	18,532	16,342	(2,223)	5,466,371
	SUV	16,527	681	13,911	470	43,111	37,177	26,981	24,221	498	17,518	6,099	38,247	34,066	21,123	19,045	(2,122)	83,842,709
	Truck	9,343	353	7,684	365	36,545	28,305	21,272	19,515	588	14,848	3,948	33,262	27,341	17,291	15,786	(1,685)	29,722,737
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	6,013	517	7,384	1,013	28,903	25,181	16,234	14,648	286	11,267	2,905	26,326	23,559	13,720	12,396	(1,370)	20,064,039
	CUV	4,472	78	3,253	82	30,661	26,429	19,561	17,328	338	12,685	4,195	31,033	27,727	18,249	16,066	(2,248)	13,462,019
	SUV	12,841	639	11,603	372	39,148	33,789	23,567	21,428	439	15,547	5,205	37,840	33,732	20,351	18,502	(1,948)	59,667,627
	Truck	5,424	303	4,927	299	36,527	29,124	20,782	19,053	497	15,215	3,160	32,323	27,296	16,716	15,256	(1,645)	15,075,777
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2009 Q1	Car	15,327	565	12,223	1,233	29,381	26,018	14,804	13,019	347	11,180	1,409	25,800	22,832	12,818	11,582	(1,279)	15,640,576
	CUV	1,590	48	1,761	54	33,288	29,496	18,708	16,248	451	13,383	2,249	31,812	28,626	17,308	15,127	(2,205)	3,841,259
	SUV	13,316	573	12,291	653	36,993	31,973	19,571	17,323	515	15,069	1,504	34,834	30,185	17,048	15,279	(1,864)	17,274,535
	Truck	9,036	259	5,099	891	35,655	29,793	18,611	16,591	632	15,936	(139)	33,359	27,936	16,316	14,660	(1,886)	(2,388,235)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	25,489	484	15,987	2,318	31,267	27,789	15,389	13,419	402	12,734	229	26,299	23,451	13,050	11,699	(1,386)	450,032
	CUV	1,411	47	1,258	106	33,585	29,830	17,721	14,974	536	14,150	73	31,674	28,167	16,270	13,973	(2,326)	(155,309)
	SUV	21,866	478	15,094	1,402	42,451	37,388	22,627	19,728	639	18,465	432	36,201	30,871	17,222	15,375	(1,909)	3,843,331
	Truck	6,861	159	3,614	1,275	35,868	30,251	17,911	15,825	887	16,614	(1,840)	35,370	29,719	17,315	15,509	(1,996)	(9,196,198)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	16,534	355	10,998	2,857	29,765	26,570	14,479	12,661	488	12,635	(584)	26,660	23,784	13,052	11,621	(1,461)	(10,601,991)
	CUV	1,120	29	940	165	31,237	28,291	16,640	14,000	461	14,824	(1,441)	30,852	28,058	16,190	13,831	(2,378)	(1,746,838)
	SUV	12,883	329	9,327	2,309	40,393	35,307	20,182	17,777	757	17,925	(1,146)	38,977	31,376	17,286	15,510	(1,804)	(14,857,250)
	Truck	3,163	124	1,789	1,021	35,523	30,428	17,407	15,479	1,211	16,927	(2,873)	35,537	30,027	17,132	15,325	(1,992)	(7,174,899)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	14,219	203	9,292	2,236	28,212	25,420	13,977	12,323	461	11,387	293	27,215	24,373	13,346	11,951	(1,426)	(466,410)
	CUV	2,472	36	1,498	258	29,933	27,438	16,303	13,729	442	14,009	(792)	30,175	27,496	15,888	13,541	(2,347)	(1,792,134)
	SUV	11,078	184	7,284	2,331	38,405	33,746	19,087	16,935	725	17,025	(1,198)	36,011	31,287	17,199	15,558	(1,662)	(12,597,682)
	Truck	2,212	46	1,098	767	34,397	29,812	16,731	14,915	1,265	15,902	(2,504)	34,627	29,847	16,830	15,108	(1,846)	(4,165,122)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2006 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2010 Q1	Car	6,449	89	4,374	1,077	$30,965	$28,419	$14,877	$13,100	$617	$12,772	$(520)	$30,292	$27,690	$14,273	$12,787	$(1,520)	$(3,912,966)
	CUV	576	10	510	145	32,911	30,402	16,372	13,710	687	14,452	(1,576)	34,291	31,590	16,490	13,627	(2,863)	(1,218,705)
	SUV	4,764	73	3,228	1,165	38,657	34,708	18,843	16,854	909	17,866	(2,346)	37,379	33,398	17,637	16,033	(1,631)	(9,472,917)
	Truck	1,013	23	471	358	34,798	30,420	16,588	14,782	1,307	16,875	(3,666)	33,944	29,479	15,953	14,327	(1,743)	(2,350,614)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	1,676	53	1,321	481	38,626	35,587	17,268	14,955	820	14,646	(1,044)	35,250	32,265	15,395	13,656	(1,788)	(2,239,230)
	CUV	56	4	122	48	33,487	31,433	15,839	13,255	1,224	14,090	(2,254)	36,680	34,750	16,853	13,950	(2,903)	(414,363)
	SUV	803	40	892	354	40,617	37,286	18,924	16,869	1,296	17,843	(2,680)	39,309	35,823	18,114	16,409	(1,752)	(3,010,856)
	Truck	227	13	134	133	33,457	29,405	15,199	13,647	1,723	15,730	(4,105)	34,812	30,612	15,370	14,217	(1,566)	(758,353)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	948	29	600	211	42,304	38,829	17,564	15,326	932	14,776	(822)	37,285	34,240	15,302	13,744	(1,594)	(829,530)
	CUV	126	4	49	24	30,627	30,003	14,344	12,126	945	13,202	(2,371)	32,087	30,550	14,928	12,487	(2,442)	(174,792)
	SUV	455	17	300	141	45,477	42,710	20,754	18,089	1,419	18,894	(2,508)	41,357	38,295	18,432	16,378	(2,095)	(1,047,717)
	Truck	120	2	58	52	29,946	26,956	11,885	11,095	1,395	12,350	(3,159)	33,593	29,847	14,608	13,452	(1,428)	(257,498)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	407	3	224	83	41,002	38,792	16,625	14,636	1,127	13,793	(637)	37,916	34,536	15,752	14,552	(1,270)	(248,045)
	CUV	154	3	57	21	29,119	28,363	13,597	11,726	343	12,953	(1,647)	30,206	28,702	13,930	11,867	(2,063)	(137,211)
	SUV	252	6	140	56	46,547	43,480	21,623	18,592	1,261	19,456	(2,296)	42,853	39,620	19,048	16,642	(2,419)	(456,974)
	Truck	91	2	23	36	32,324	29,019	13,545	11,988	2,157	13,924	(4,322)	32,011	28,445	12,432	11,788	(1,008)	(135,698)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2011 Q1	Car	—	3	47	19	41,352	38,468	16,928	14,926	1,322	14,939	(2,176)	35,692	33,812	14,651	13,062	(1,598)	(132,627)
	CUV	—	—	13	4	27,565	27,282	13,360	11,619	754	12,722	(2,223)	30,054	28,773	13,781	12,076	(1,705)	(35,716)
	SUV	—	1	33	20	44,143	43,398	20,215	17,134	2,548	17,436	(3,340)	45,008	43,411	20,000	17,338	(2,681)	(163,856)
	Truck	—	1	8	7	26,114	23,602	9,295	9,072	1,102	9,906	(2,538)	32,117	30,682	12,083	11,371	(1,218)	(28,836)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total/Average		313,890	15,722	249,417	48,714	$35,514	$30,338	$19,675	$17,594	$500	$15,120	$1,825	$32,957	$28,869	$16,760	$15,093	$(1,732)	$370,777,193

2006 Originations
Cumulative Losses

							Total Credit			Total Losses
							Loss as a % of			(Gains) as a
		Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
	Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period	Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2006 Jan	—	$—	$—	$—	$—	$—	—%	$(5,502)	$(5,502)	0.00%
Feb	—	—	—	—	—	—	—	(27,723)	(27,723)	0.00
Mar	2	32,676	—	2,179	—	34,855	0.00	(135,043)	(100,188)	0.00
Apr	17	138,232	—	2,179	—	140,411	0.00	(266,930)	(126,519)	0.00
May	63	501,830	—	6,016	—	507,846	0.01	(597,256)	(89,411)	0.00
Jun	122	1,064,431	8,362	7,266	355	1,062,979	0.01	(957,457)	105,522	0.00
Jul	232	2,208,943	13,163	9,642	355	2,205,067	0.02	(1,404,616)	800,451	0.01
Aug	401	3,836,954	41,074	20,145	1,605	3,814,419	0.04	(2,072,202)	1,742,217	0.02
Sep	557	5,284,062	62,239	23,637	1,605	5,243,855	0.06	(2,846,876)	2,396,979	0.03
Oct	753	7,130,827	75,581	30,262	1,843	7,083,665	0.07	(3,573,951)	3,509,714	0.04
Nov	980	9,308,489	181,736	36,494	2,908	9,160,340	0.10	(4,351,782)	4,808,558	0.05
Dec	1,238	12,345,130	273,369	41,621	3,554	12,109,828	0.13	(5,181,135)	6,928,692	0.07

2007 Jan	1,547	15,147,665	428,784	49,058	4,707	14,763,231	0.16	(6,340,003)	8,423,228	0.09
Feb	1,772	16,947,043	613,812	55,238	5,853	16,382,616	0.17	(7,490,965)	8,891,651	0.09
Mar	2,030	19,532,042	1,039,512	60,405	9,536	18,543,399	0.20	(9,057,258)	9,486,142	0.10
Apr	2,311	22,132,696	1,262,784	71,866	16,298	20,925,480	0.22	(10,815,925)	10,109,555	0.11
May	2,617	24,848,290	1,412,500	93,731	22,009	23,507,512	0.25	(12,720,442)	10,787,070	0.11
Jun	2,929	27,743,179	1,705,050	113,606	25,498	26,126,238	0.28	(14,423,087)	11,703,150	0.12
Jul	3,273	31,335,544	1,928,639	146,434	35,604	29,517,735	0.31	(16,173,561)	13,344,174	0.14
Aug	3,700	35,598,776	2,182,315	193,147	50,882	33,558,727	0.35	(17,851,322)	15,707,405	0.17
Sep	4,107	39,808,653	2,388,972	262,833	82,873	37,599,640	0.40	(18,491,878)	19,107,762	0.20
Oct	4,589	45,164,693	2,673,037	419,014	147,165	42,763,505	0.45	(17,803,296)	24,960,209	0.26
Nov	5,043	50,056,295	3,043,458	651,529	292,098	47,372,269	0.50	(15,475,924)	31,896,345	0.34
Dec	5,484	54,810,879	3,519,014	1,067,542	493,804	51,865,602	0.55	(8,342,031)	43,523,571	0.46

2008 Jan	6,076	60,739,833	3,852,099	2,575,154	982,591	58,480,296	0.62	11,744,359	70,224,655	0.74
Feb	6,599	66,114,959	4,511,578	4,831,821	1,927,571	64,507,630	0.68	35,906,682	100,414,312	1.06
Mar	7,037	70,552,725	5,098,339	7,593,469	3,497,489	69,550,366	0.73	63,337,685	132,888,051	1.40
Apr	7,504	75,764,564	5,956,627	10,984,390	5,302,616	75,489,711	0.80	97,236,624	172,726,335	1.82
May	7,954	80,976,607	6,749,873	14,482,987	6,968,191	81,741,531	0.86	138,219,588	219,961,119	2.32
Jun	8,364	85,336,306	7,404,151	18,108,405	9,026,906	87,013,654	0.92	186,444,947	273,458,601	2.88
Jul	8,879	91,587,134	7,986,146	22,688,645	11,501,735	94,787,898	1.00	234,960,418	329,748,316	3.48
Aug	9,340	96,620,941	8,336,095	26,806,130	14,105,929	100,985,047	1.06	271,436,513	372,421,560	3.93
Sep	9,890	102,502,312	8,943,841	30,824,528	16,519,487	107,863,512	1.14	313,626,569	421,490,082	4.44
Oct	10,447	108,795,237	9,752,589	34,351,659	19,098,710	114,295,598	1.20	355,821,841	470,117,439	4.96
Nov	10,894	113,491,936	10,295,814	37,016,968	21,014,849	119,198,241	1.26	388,582,682	507,780,923	5.35
Dec	11,427	118,962,408	10,875,961	40,228,595	22,995,790	125,319,252	1.32	421,896,032	547,215,284	5.77

2006 Originations
Cumulative Losses

							Total Credit			Total Losses
							Loss as a % of	Total		(Gains) as a
		Gross Credit		Other Gross	Recoveries on		Total	Residual		% of Total
	Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period	Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2009 Jan	11,978	$123,536,576	$11,728,646	$44,018,850	$25,154,767	$130,672,013	1.38%	$441,655,563	$572,327,576	6.03%
Feb	12,429	127,343,651	12,510,744	47,931,754	27,609,077	135,155,584	1.42	450,092,661	585,248,246	6.17
Mar	12,872	130,580,356	13,301,036	53,040,955	30,729,198	139,591,077	1.47	456,264,167	595,855,244	6.28
Apr	13,316	133,389,664	14,229,342	58,943,813	33,848,405	144,255,730	1.52	461,019,583	605,275,313	6.38
May	13,663	135,706,027	15,217,230	65,063,942	37,017,900	148,534,839	1.57	458,422,250	606,957,088	6.40
Jun	14,040	138,025,921	15,956,189	72,450,379	41,097,122	153,422,989	1.62	451,206,022	604,629,012	6.37
Jul	14,337	139,939,317	17,008,624	78,455,181	44,897,401	156,488,473	1.65	439,815,556	596,304,029	6.29
Aug	14,626	141,747,933	17,810,741	82,963,226	48,022,129	158,878,289	1.67	427,955,234	586,833,524	6.19
Sep	14,877	143,351,668	18,429,933	87,355,300	50,612,913	161,664,122	1.70	416,825,045	578,489,167	6.10
Oct	15,074	144,906,380	19,252,714	91,329,095	52,914,656	164,068,105	1.73	409,058,435	573,126,540	6.04
Nov	15,222	145,953,711	19,798,316	94,644,249	55,122,091	165,677,553	1.75	403,922,625	569,600,178	6.00
Dec	15,346	146,764,003	20,456,832	98,095,313	57,305,720	167,096,764	1.76	397,803,697	564,900,460	5.95

2010 Jan	15,435	147,350,864	21,036,132	100,634,676	59,190,903	167,758,505	1.77	393,196,056	560,954,562	5.91
Feb	15,493	147,712,198	21,634,206	102,538,726	60,761,046	167,855,671	1.77	387,874,581	555,730,253	5.86
Mar	15,541	148,003,118	22,177,530	104,411,757	62,436,267	167,801,077	1.77	380,848,494	548,649,571	5.78
Apr	15,583	148,249,104	22,710,480	105,616,300	63,764,076	167,390,848	1.76	377,825,491	545,216,339	5.75
May	15,618	148,501,674	23,151,376	106,418,058	64,764,902	167,003,455	1.76	376,031,630	543,035,084	5.72
Jun	15,651	148,751,856	23,547,717	107,313,636	65,730,207	166,787,569	1.76	374,425,692	541,213,261	5.70
Jul	15,677	148,994,277	23,901,188	107,912,228	66,550,338	166,454,978	1.75	373,332,224	539,787,202	5.69
Aug	15,695	149,175,883	24,234,444	108,352,487	67,218,856	166,075,071	1.75	372,713,470	538,788,540	5.68
Sep	15,703	149,227,134	24,622,199	108,704,017	67,758,284	165,550,669	1.75	372,116,155	537,666,825	5.67
Oct	15,712	149,312,565	25,032,739	109,056,940	68,285,633	165,051,133	1.74	371,755,577	536,806,710	5.66
Nov	15,715	149,339,317	25,455,131	109,248,603	68,766,338	164,366,452	1.73	371,426,202	535,792,654	5.65
Dec	15,717	149,373,141	25,796,642	109,382,403	69,240,572	163,718,331	1.73	371,138,227	534,856,558	5.64

2011 Jan	15,719	149,383,976	26,089,569	109,526,508	69,642,219	163,178,696	1.72	370,947,487	534,126,183	5.63
Feb	15,722	149,435,213	26,347,952	109,588,464	69,990,631	162,685,094	1.71	370,849,768	533,534,863	5.62
Mar	15,722	149,435,213	26,719,980	109,663,937	70,440,309	161,938,861	1.71	370,777,193	532,716,054	5.62

2007 Originations
Lease Characteristics

Number of Leases Originated(25)	386,716
Number of Leases Originated with ALG Residual Values(26)	375,977
Weighted Average(27) Original Term	33.1	months
Weighted Average(27) FICO® Score(28) at Origination	723
Weighted Average(27) Lease Factor	2.74%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	375,977	$12,832,988,581	$11,347,508,010	$6,842,480,766	$6,203,211,101
Average		34,132	30,181	18,199	16,499

Original Term
24 months	112,480	$4,132,874,082	$3,506,279,955	$2,504,005,049	$2,282,468,456
27	4,914	126,410,749	110,385,718	82,938,262	73,879,642
30	6,291	413,822,086	388,633,932	246,017,097	227,094,710
36	141,767	4,465,454,135	3,967,081,210	2,246,816,534	2,033,066,908
39	104,041	3,431,606,476	3,125,384,780	1,651,850,939	1,488,371,051
48	6,270	249,807,828	237,440,507	104,796,463	92,847,585
Other	214	13,013,224	12,301,908	6,056,420	5,482,749

Vehicle Type
Car	119,307	$3,388,851,831	$3,027,444,063	$1,810,443,037	$1,650,586,763
CUV	93,033	3,114,091,603	2,811,005,876	1,691,592,675	1,481,008,077
SUV	117,546	4,636,809,196	4,116,528,398	2,447,887,317	2,260,756,290
Truck	46,091	1,693,235,951	1,392,529,673	892,557,737	810,859,971
Other(29)	—	—	—	—	—

Vehicle Make
Ford	209,776	$6,401,628,907	$5,591,154,461	$3,307,464,773	$3,022,545,131
Lincoln	44,109	1,864,941,116	1,675,249,795	950,235,566	854,455,864
Mazda	43,796	1,145,693,927	1,030,921,233	665,600,239	586,295,607
Land Rover	17,211	1,095,697,094	1,012,379,362	652,455,193	599,930,987
Mercury	34,820	982,540,681	859,428,097	496,471,189	457,164,692
Volvo	18,872	839,221,618	733,348,104	526,377,587	466,243,212
Jaguar	7,393	503,265,238	445,026,959	243,876,218	216,575,608
Other	—	—	—	—	—

Top 15 Vehicle Models(30)
Edge	46,138	$1,456,581,063	$1,322,952,486	$776,299,921	$687,759,045
F-150	37,423	1,340,310,634	1,081,730,281	700,965,206	641,359,282
Explorer	26,843	881,859,441	744,716,945	419,610,838	394,404,484
MKX	18,222	752,702,186	674,946,461	396,126,358	349,103,650
Fusion	32,923	731,560,643	660,980,747	384,243,476	351,707,849
Escape	24,292	626,630,376	567,176,433	327,095,396	307,681,123
Expedition	12,011	527,793,839	471,942,407	249,370,728	232,973,436
MKZ	14,185	476,717,081	438,061,818	249,581,337	226,233,173
Range Rover	5,288	452,466,434	433,861,549	250,186,399	231,537,874
Navigator	8,267	472,223,594	425,779,043	226,840,262	209,119,672
CX-7	14,847	413,682,037	376,024,984	247,312,747	214,084,785
XC-90	9,233	429,993,128	373,678,330	273,254,359	237,396,499
Milan	12,697	302,597,714	271,854,951	157,903,810	139,673,797
Mountaineer	8,753	313,638,079	258,333,581	146,066,128	134,020,265
Range Rover Sport	4,078	265,773,311	251,832,053	167,594,163	160,216,275

Top 8 States(31)
Michigan	83,170	$2,491,553,029	$2,115,265,996	$1,356,525,775	$1,246,074,306
New York	48,940	1,744,727,919	1,563,087,164	931,194,116	841,553,642
New Jersey	34,135	1,191,271,712	1,065,189,855	631,899,674	569,724,488
California	29,528	1,189,765,359	1,057,085,559	645,519,379	579,035,428
Florida	27,731	1,009,145,385	912,045,387	536,310,764	487,205,174
Ohio	24,423	743,209,846	664,639,467	389,780,617	354,475,112
Pennsylvania	19,323	645,120,825	561,894,217	338,768,287	307,429,884
Texas	11,430	428,780,912	399,341,894	215,675,624	194,353,376

2007 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2007 Q1	Car	—	5	—	22	$—	$—	$—	$—	$—	$—	$—	$31,067	$27,499	$16,992	$15,811	$(1,237)	$(27,223)
	CUV	—	—	—	8	—	—	—	—	—	—	—	31,253	30,593	16,332	14,347	(1,996)	(15,970)
	SUV	—	2	1	17	49,965	45,894	24,983	22,064	—	32,412	(11,561)	47,646	44,842	25,849	23,323	(2,533)	(54,617)
	Truck	—	1	1	6	30,355	23,331	18,213	19,577	110	19,828	(1,725)	32,800	27,658	15,912	15,582	(865)	(6,913)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	—	39	3	143	20,622	18,418	12,637	10,533	1,459	11,339	(2,265)	32,100	29,534	16,636	15,221	(1,502)	(221,524)
	CUV	—	10	3	50	37,028	32,408	18,389	15,017	809	20,530	(6,321)	30,405	28,287	17,155	15,300	(1,871)	(112,493)
	SUV	—	28	4	72	37,616	36,232	19,556	17,579	251	21,048	(3,720)	44,532	40,637	23,800	22,051	(1,791)	(143,859)
	Truck	—	15	2	63	32,408	28,510	15,107	13,871	2,386	18,241	(6,757)	35,438	29,903	18,654	16,995	(1,761)	(124,436)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	—	124	5	329	27,775	25,384	14,801	14,017	13	15,144	(1,430)	29,089	26,404	15,673	14,470	(1,299)	(434,524)
	CUV	—	35	2	159	29,560	27,003	15,797	13,028	—	19,089	(6,061)	32,630	30,339	18,210	16,053	(2,161)	(355,792)
	SUV	—	102	3	206	34,485	28,776	19,310	16,421	300	19,125	(3,004)	44,459	40,730	23,434	21,661	(1,859)	(392,046)
	Truck	—	66	—	147	—	—	—	—	—	—	—	37,728	31,583	19,693	17,790	(2,005)	(294,804)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	—	219	18	478	23,424	21,121	13,226	12,165	24	14,628	(2,541)	29,479	26,917	15,694	14,469	(1,334)	(683,300)
	CUV	—	91	5	230	31,468	33,205	17,574	14,823	130	19,761	(5,069)	33,104	31,034	18,210	15,934	(2,316)	(558,008)
	SUV	—	169	7	331	33,548	28,913	18,469	16,723	333	17,814	(1,651)	46,237	42,968	24,723	22,926	(1,894)	(638,353)
	Truck	—	127	8	197	36,482	29,043	20,049	18,160	430	20,069	(2,475)	38,540	32,105	20,067	17,815	(2,353)	(483,381)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2008 Q1	Car	1	329	47	648	24,805	22,802	14,253	12,953	127	14,526	(1,824)	29,096	26,361	15,372	14,131	(1,337)	(951,949)
	CUV	—	134	18	361	29,393	27,704	17,001	14,887	86	18,481	(3,681)	32,738	30,556	18,080	15,838	(2,251)	(878,999)
	SUV	—	234	28	410	41,339	38,265	23,538	21,913	65	24,741	(3,104)	47,109	43,635	25,571	23,917	(1,784)	(818,289)
	Truck	—	171	26	327	36,045	29,468	20,610	18,834	111	19,825	(1,103)	38,605	32,781	20,423	18,033	(2,437)	(825,567)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	3	368	64	773	28,431	25,621	16,937	15,610	139	16,297	(898)	28,095	25,515	14,941	13,836	(1,226)	(1,005,204)
	CUV	1	181	49	469	32,632	29,480	20,041	17,809	298	19,893	(2,397)	32,116	30,128	17,472	15,404	(2,088)	(1,096,501)
	SUV	3	319	64	487	38,578	32,872	22,260	20,635	291	18,067	2,117	43,321	39,823	23,298	21,767	(1,631)	(658,686)
	Truck	—	228	107	294	36,432	29,308	20,702	18,992	263	16,587	2,092	37,620	31,681	19,438	17,598	(2,006)	(365,938)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	1	428	225	840	26,634	23,178	15,719	14,416	228	14,114	6	27,079	24,873	14,302	13,195	(1,191)	(998,875)
	CUV	—	279	203	484	34,050	30,802	20,975	18,772	224	19,325	(793)	32,614	30,327	17,551	15,362	(2,198)	(1,224,646)
	SUV	—	439	251	363	40,605	35,156	23,281	21,559	381	18,900	2,099	39,349	35,995	20,744	19,404	(1,420)	11,553
	Truck	—	334	234	189	37,314	29,840	21,191	19,503	302	17,325	1,814	35,109	30,010	17,834	16,306	(1,744)	94,868
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	3	556	1,161	706	29,362	25,396	17,529	15,999	199	12,641	3,096	27,664	25,277	14,398	13,256	(1,215)	2,736,223
	CUV	3	380	682	338	33,671	29,836	20,776	18,555	206	16,125	2,211	33,713	31,596	17,898	15,607	(2,296)	731,905
	SUV	—	575	986	340	39,702	33,760	23,528	21,578	304	17,116	4,010	37,916	34,726	19,719	18,554	(1,263)	3,524,408
	Truck	—	328	766	192	36,936	29,564	21,222	19,515	291	17,027	2,148	35,969	30,900	18,465	16,558	(2,071)	1,247,531
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2007 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2009 Q1	Car	6,853	698	5,330	684	$30,883	$26,619	$18,468	$16,875	$235	$14,093	$2,470	$27,014	$24,414	$14,189	$13,113	$(1,228)	$12,326,197
	CUV	3,748	461	3,479	350	33,193	29,179	20,637	18,432	241	17,731	426	33,426	31,356	17,639	15,574	(2,109)	742,875
	SUV	7,437	682	5,079	575	42,441	36,503	25,582	23,343	455	20,746	1,996	36,759	33,081	19,068	18,084	(1,193)	9,452,040
	Truck	4,905	387	3,172	514	36,892	29,132	21,344	19,646	384	19,664	(494)	37,092	31,148	19,820	18,136	(1,930)	(2,557,891)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	10,431	641	7,870	1,343	30,876	26,661	18,852	17,350	311	15,613	1,284	26,218	23,371	14,453	13,493	(1,125)	8,595,773
	CUV	9,250	445	6,973	870	32,085	28,044	20,187	17,980	322	18,359	(758)	33,458	30,596	18,482	16,321	(2,179)	(7,179,776)
	SUV	8,982	632	6,680	1,542	42,630	36,910	25,827	23,813	509	22,750	330	36,628	31,963	19,165	18,217	(1,111)	493,599
	Truck	4,575	335	3,205	1,253	37,067	29,244	21,149	19,231	499	21,189	(2,600)	37,713	30,960	20,612	18,561	(2,158)	(11,037,317)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	9,620	669	7,725	1,951	33,157	28,448	20,200	18,588	370	16,983	1,031	25,822	23,039	14,458	13,406	(1,132)	5,755,367
	CUV	7,779	458	6,440	1,708	32,844	28,249	20,370	17,955	366	19,462	(1,984)	33,445	30,006	18,685	16,490	(2,207)	(16,546,508)
	SUV	10,725	621	7,442	2,359	47,261	41,447	28,613	26,036	638	25,314	(245)	37,456	32,758	19,589	18,512	(1,212)	(4,683,369)
	Truck	4,480	331	2,771	1,877	37,106	28,817	20,851	18,954	532	21,893	(3,660)	37,519	30,362	20,237	18,299	(2,032)	(13,956,938)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	9,015	588	8,330	2,191	30,309	26,331	18,242	16,882	357	14,667	1,616	26,108	23,403	14,177	13,171	(1,082)	11,086,675
	CUV	8,256	436	6,841	2,479	34,944	30,078	21,357	18,810	381	19,563	(1,281)	34,269	30,984	18,688	16,466	(2,233)	(14,300,025)
	SUV	8,980	597	7,892	3,163	45,080	39,372	27,094	24,627	639	23,929	(458)	36,598	32,282	18,724	17,629	(1,211)	(7,449,732)
	Truck	4,737	307	3,188	2,219	37,406	29,674	21,314	19,453	503	21,448	(2,690)	37,298	30,714	19,965	18,150	(1,929)	(12,855,683)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2010 Q1	Car	9,669	579	10,437	2,531	27,861	24,937	14,684	13,292	382	12,923	(211)	25,895	23,440	13,060	11,937	(1,176)	(5,179,065)
	CUV	4,988	422	5,707	2,265	33,302	30,258	18,045	15,877	401	17,976	(2,618)	33,486	30,808	17,175	15,080	(2,099)	(19,695,060)
	SUV	9,738	486	9,099	4,562	38,992	34,376	20,691	18,891	605	20,284	(2,479)	36,021	31,895	17,554	16,310	(1,302)	(28,491,888)
	Truck	6,415	220	3,370	2,777	35,334	28,815	18,257	16,704	586	19,527	(3,568)	35,906	29,754	18,051	16,451	(1,715)	(16,786,930)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	26,157	365	15,947	5,330	27,467	24,843	13,813	12,443	404	12,791	(870)	26,514	23,824	13,166	11,991	(1,224)	(20,395,523)
	CUV	16,985	343	10,509	4,171	32,842	30,289	17,187	14,924	442	17,017	(2,578)	33,240	30,591	16,845	14,709	(2,139)	(36,008,154)
	SUV	24,809	333	13,204	7,649	39,749	35,938	20,448	19,078	622	21,046	(2,824)	36,299	32,196	17,471	16,307	(1,229)	(46,692,118)
	Truck	7,693	143	2,919	3,116	35,140	29,294	17,470	15,918	746	19,302	(4,291)	36,081	30,169	17,766	16,184	(1,732)	(17,920,929)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	20,530	268	12,456	4,900	27,676	25,025	13,728	12,319	479	12,555	(831)	26,365	23,709	12,949	11,815	(1,183)	(16,148,154)
	CUV	17,299	243	9,864	4,624	33,321	30,573	16,943	14,694	512	17,081	(2,969)	33,531	30,512	16,801	14,634	(2,168)	(39,314,884)
	SUV	22,106	247	10,844	7,638	36,541	32,875	18,045	16,695	691	19,039	(3,208)	35,796	31,529	17,032	15,789	(1,290)	(44,643,001)
	Truck	6,363	95	2,297	2,572	35,685	29,706	17,647	15,914	926	19,571	(4,773)	36,767	30,730	18,059	16,229	(1,975)	(16,041,429)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	17,166	184	9,791	3,143	26,642	24,140	13,470	12,166	436	11,947	(296)	25,586	22,971	12,727	11,610	(1,154)	(6,529,962)
	CUV	16,281	113	8,634	3,674	34,349	31,129	17,392	14,995	554	17,530	(3,182)	34,042	30,530	16,925	14,751	(2,176)	(35,466,964)
	SUV	16,755	136	7,750	5,083	35,485	31,899	17,306	15,974	739	18,076	(3,027)	36,071	31,801	17,164	15,891	(1,322)	(30,180,681)
	Truck	4,586	61	1,408	1,691	36,653	31,172	18,269	16,417	979	20,030	(4,806)	37,765	32,100	18,777	16,928	(2,020)	(10,181,588)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2007 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2011 Q1	Car	7,715	57	4,013	1,459	$27,315	$25,064	$13,590	$12,409	$579	$13,056	$(1,336)	$27,244	$24,799	$13,226	$12,126	$(1,131)	$(7,010,237)
	CUV	7,172	56	3,774	1,796	35,126	31,867	17,320	15,089	687	18,405	(4,153)	34,534	31,098	16,848	14,792	(2,059)	(19,371,897)
	SUV	7,166	60	3,497	2,488	36,749	33,000	17,505	16,356	951	18,818	(3,757)	37,471	33,175	17,570	16,485	(1,173)	(16,057,284)
	Truck	1,680	23	608	742	37,328	32,337	18,494	16,657	1,312	20,376	(5,440)	37,840	32,919	18,445	16,883	(1,878)	(4,700,713)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	960
	CUV	577
	SUV	419
	Truck	254
	Other	—

Q3	Car	742
	CUV	244
	SUV	251
	Truck	250
	Other	—

Q4	Car	441
	CUV	450
	SUV	175
	Truck	153
	Other	—

Total/Average		375,977	19,038	243,518	106,968	$34,239	$30,147	$18,779	$16,993	$498	$17,624	$(1,302)	$33,450	$29,591	$16,880	$15,390	$(1,560)	$(483,956,583)

2007 Originations
Cumulative Losses

							Total Credit			Total Losses
							Loss as a % of			(Gains) as a
		Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
	Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period	Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2007 Jan	—	$—	$—	$—	$—	$—	—%	$(1,656)	$(1,656)	0.00%
Feb	—	—	—	—	—	—	—	(30,925)	(30,925)	0.00
Mar	8	55,930	—	—	—	55,930	0.00	(104,723)	(48,793)	0.00
Apr	24	187,327	658	—	—	186,670	0.00	(254,880)	(68,210)	0.00
May	57	445,534	8,789	4,834	—	441,579	0.00	(438,236)	3,343	0.00
Jun	100	830,952	15,085	14,898	495	830,270	0.01	(707,034)	123,237	0.00
Jul	183	1,759,815	15,535	16,202	995	1,759,487	0.02	(1,082,335)	677,152	0.01
Aug	296	2,930,967	24,101	17,939	1,707	2,923,098	0.03	(1,647,359)	1,275,739	0.01
Sep	427	4,410,852	81,770	25,712	3,762	4,351,032	0.04	(2,184,200)	2,166,832	0.02
Oct	606	6,676,358	106,418	30,952	5,156	6,595,736	0.06	(2,983,551)	3,612,185	0.03
Nov	808	9,249,163	163,696	33,874	11,503	9,107,839	0.08	(3,680,873)	5,426,966	0.05
Dec	1,033	12,246,043	257,144	37,378	13,278	12,012,998	0.11	(4,547,241)	7,465,757	0.07

2008 Jan	1,308	15,278,270	419,099	58,587	17,113	14,900,644	0.13	(5,776,932)	9,123,712	0.08
Feb	1,592	18,187,279	574,166	65,599	21,217	17,657,495	0.16	(6,842,443)	10,815,052	0.10
Mar	1,901	21,627,169	793,639	80,192	22,720	20,891,002	0.18	(8,022,046)	12,868,956	0.11
Apr	2,241	25,965,982	1,022,465	90,333	24,725	25,009,124	0.22	(9,267,601)	15,741,523	0.14
May	2,598	30,614,258	1,312,857	97,864	25,187	29,374,079	0.26	(10,276,407)	19,097,672	0.17
Jun	2,997	35,345,839	1,620,424	125,992	33,952	33,817,455	0.30	(11,148,375)	22,669,080	0.20
Jul	3,473	40,914,598	1,956,872	167,926	45,836	39,079,816	0.34	(12,040,075)	27,039,741	0.24
Aug	3,962	46,599,660	2,402,603	216,345	54,563	44,358,839	0.39	(12,967,825)	31,391,014	0.28
Sep	4,477	53,330,436	2,912,513	261,226	66,940	50,612,209	0.45	(13,265,475)	37,346,733	0.33
Oct	5,160	61,412,188	3,450,177	431,142	166,254	58,226,899	0.51	(12,219,494)	46,007,405	0.41
Nov	5,697	67,994,003	3,751,873	758,578	297,450	64,703,257	0.57	(10,065,122)	54,638,135	0.48
Dec	6,316	74,698,487	4,468,209	1,229,998	521,211	70,939,065	0.63	(5,025,408)	65,913,657	0.58

2009 Jan	7,052	81,212,924	5,192,608	2,521,316	1,068,217	77,473,415	0.68	4,029,000	81,502,415	0.72
Feb	7,811	88,109,364	5,854,387	4,396,774	1,982,262	84,669,489	0.75	9,592,026	94,261,515	0.83
Mar	8,544	94,260,608	6,555,370	7,013,870	3,379,516	91,339,591	0.80	14,937,813	106,277,404	0.94
Apr	9,231	99,695,820	7,515,467	10,046,323	5,113,132	97,113,544	0.86	17,345,794	114,459,338	1.01
May	9,874	104,223,799	8,399,147	13,291,701	6,916,780	102,199,573	0.90	13,324,729	115,524,302	1.02
Jun	10,597	109,546,392	9,248,690	17,897,848	9,312,303	108,883,247	0.96	5,810,092	114,693,340	1.01
Jul	11,366	114,692,013	10,054,993	22,771,356	12,048,455	115,359,920	1.02	(1,409,687)	113,950,233	1.00
Aug	12,069	119,178,097	10,978,017	27,190,669	14,807,969	120,582,780	1.06	(11,498,411)	109,084,369	0.96
Sep	12,676	123,110,881	11,734,778	32,000,382	17,525,842	125,850,643	1.11	(23,621,356)	102,229,287	0.90
Oct	13,354	128,320,224	12,627,429	36,602,034	20,482,750	131,812,079	1.16	(32,394,576)	99,417,503	0.88
Nov	13,941	132,551,071	13,499,876	40,681,158	23,213,649	136,518,704	1.20	(38,241,978)	98,276,726	0.87
Dec	14,604	137,617,837	14,372,926	45,791,907	26,075,342	142,961,476	1.26	(47,140,119)	95,821,356	0.84

2007 Originations
Cumulative Losses

							Total Credit			Total Losses
							Loss as a % of			(Gains) as a %
		Gross Credit		Other Gross	Recoveries on		Total	Total Residual		of Total
	Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period	Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2010 Jan	15,258	$141,410,817	$15,155,621	$49,883,899	$28,934,828	$147,204,267	1.30%	$(59,726,886)	$87,477,380	0.77%
Feb	15,795	144,440,810	16,275,021	53,697,856	31,589,282	150,274,363	1.32	(80,795,195)	69,479,167	0.61
Mar	16,311	147,138,847	17,655,023	59,164,319	34,882,731	153,765,412	1.36	(117,293,063)	36,472,349	0.32
Apr	16,743	149,302,627	19,120,254	65,706,368	38,432,694	157,456,047	1.39	(155,128,927)	2,327,120	0.02
May	17,125	151,022,613	20,205,272	72,045,562	42,362,544	160,500,359	1.41	(191,524,108)	(31,023,749)	(0.27)
Jun	17,495	152,955,111	21,121,293	80,053,922	46,956,583	164,931,157	1.45	(238,309,788)	(73,378,632)	(0.65)
Jul	17,836	154,508,380	22,063,349	86,923,087	51,224,916	168,143,202	1.48	(280,377,224)	(112,234,022)	(0.99)
Aug	18,125	155,963,401	23,071,784	93,708,835	55,447,494	171,152,957	1.51	(320,579,495)	(149,426,537)	(1.32)
Sep	18,348	157,405,437	23,864,834	100,067,355	58,996,052	174,611,906	1.54	(354,457,257)	(179,845,350)	(1.58)
Oct	18,548	158,584,983	24,589,599	105,843,044	62,510,644	177,327,784	1.56	(382,350,997)	(205,023,213)	(1.81)
Nov	18,724	159,601,887	25,495,003	110,724,922	65,526,426	179,305,380	1.58	(410,059,987)	(230,754,607)	(2.03)
Dec	18,842	160,567,226	26,357,978	115,816,919	68,435,058	181,591,109	1.60	(436,816,452)	(255,225,342)	(2.25)

2011 Jan	18,935	161,215,215	26,982,416	119,731,048	70,849,982	183,113,865	1.61	(455,125,469)	(272,011,604)	(2.40)
Feb	19,003	161,675,660	27,638,839	122,595,773	72,946,442	183,686,152	1.62	(469,927,469)	(286,241,318)	(2.52)
Mar	19,038	161,934,596	28,443,385	125,814,500	75,059,129	184,246,583	1.62	(483,956,583)	(299,710,000)	(2.64)

2008 Originations
Lease Characteristics

Number of Leases Originated(25)	249,989
Number of Leases Originated with ALG Residual Values(26)	244,815
Weighted Average(27) Original Term	33.0	months
Weighted Average(27) FICO® Score(28) at Origination	730
Weighted Average(27) Lease Factor	2.95%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	244,815	$8,026,478,972	$6,975,351,648	$4,200,816,960	$3,850,833,055
Average		32,786	28,492	17,159	15,730

Original Term
24 months	74,463	$2,569,870,354	$2,150,974,932	$1,522,422,936	$1,415,255,590
27	4,644	121,154,732	105,971,324	75,977,029	68,736,878
30	2,623	176,998,095	165,579,689	103,140,455	96,400,021
36	95,940	2,970,052,075	2,594,654,937	1,467,135,082	1,337,100,278
39	64,403	2,072,910,703	1,851,554,658	985,231,516	889,303,614
48	2,566	105,983,657	98,130,305	42,729,423	39,894,993
Other	176	9,509,356	8,485,801	4,180,519	4,141,681

Vehicle Type
Car	99,171	$2,725,179,126	$2,412,065,279	$1,440,075,747	$1,342,976,648
CUV	61,903	2,152,273,262	1,871,492,886	1,129,818,940	997,318,437
SUV	65,010	2,470,380,357	2,137,058,567	1,275,476,299	1,184,491,946
Truck	18,719	678,210,856	554,351,286	355,231,469	325,825,894
Other(29)	12	435,370	383,630	214,506	220,130

Vehicle Make
Ford	130,922	$3,799,881,746	$3,263,334,509	$1,946,148,557	$1,771,163,534
Lincoln	35,634	1,498,143,490	1,318,282,832	751,983,075	676,022,483
Mazda	33,494	865,296,373	762,011,146	495,706,428	461,554,498
Mercury	25,248	689,832,424	597,519,248	347,571,737	327,599,923
Land Rover	9,807	665,918,462	593,519,008	380,800,474	361,048,714
Volvo	6,452	281,161,128	238,687,106	165,104,019	147,415,588
Jaguar	3,246	225,809,979	201,614,169	113,288,164	105,808,185
Other	12	435,370	383,630	214,506	220,130

Top 15 Vehicle Models(30)
Edge	27,079	$874,477,759	$754,897,831	$444,926,748	$403,183,089
Fusion	29,903	682,337,170	600,470,473	359,409,018	327,229,164
Escape	21,868	572,071,676	498,528,639	299,374,280	271,505,791
MKX	12,729	540,454,178	468,509,556	275,203,135	235,516,894
F-150	14,355	522,547,691	417,076,181	272,180,872	251,405,201
MKZ	12,268	425,932,155	377,409,508	212,873,447	193,108,468
Explorer	10,265	341,439,017	281,474,002	155,091,328	142,414,543
Range Rover	3,397	291,805,409	267,672,054	153,723,540	144,738,870
Range Rover Sport	4,298	279,856,669	245,405,607	171,293,546	165,939,056
MKS	5,664	252,455,922	233,843,579	136,232,594	127,591,651
Milan	10,348	250,563,168	222,476,026	129,898,482	121,558,379
CX-9	6,564	240,741,871	210,936,033	130,011,810	116,124,515
Mariner	8,792	238,052,565	208,554,154	124,523,799	115,235,070
CX-7	8,286	227,923,090	202,268,328	134,238,199	116,921,399
Navigator	3,892	227,427,720	195,245,999	105,510,286	99,450,208

Top 8 States(31)
Michigan	62,940	$1,853,534,677	$1,554,093,076	$983,092,120	$906,687,337
New York	33,679	1,162,462,502	1,020,049,671	607,109,352	552,662,904
New Jersey	22,446	755,090,264	663,130,558	394,123,306	359,071,866
California	19,820	746,240,559	648,292,684	400,153,972	366,607,204
Florida	17,671	612,399,845	542,650,626	319,559,840	295,943,334
Ohio	15,279	447,816,640	395,732,680	230,761,826	211,169,766
Pennsylvania	11,538	364,622,889	314,320,041	187,611,529	171,330,897
Texas	7,197	261,818,277	239,818,833	129,862,857	118,402,790

2008 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2008 Q1	Car	—	—	—	2	$—	$—	$—	$—	$—	$—	$—	$26,535	$24,312	$13,427	$11,923	$(1,504)	$(3,008)
	CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	SUV	—	—	1	—	26,545	28,041	14,334	12,712	—	17,143	(4,431)	—	—	—	—	—	(4,431)
	Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	—	40	1	90	29,000	26,673	17,690	17,307	—	20,539	(3,232)	25,649	23,553	14,112	13,331	(976)	(91,110)
	CUV	—	11	1	36	24,695	23,759	16,546	15,058	—	15,213	(752)	34,151	31,074	18,514	15,874	(2,661)	(96,538)
	SUV	—	18	1	45	32,635	27,236	14,359	12,167	—	17,598	(5,431)	45,152	41,021	25,198	23,652	(1,655)	(79,928)
	Truck	—	12	2	29	34,440	26,344	18,279	16,888	340	19,447	(2,899)	39,502	32,702	21,908	19,316	(2,663)	(83,034)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	—	138	10	259	28,829	26,487	17,682	16,474	9	18,931	(2,642)	25,155	22,891	13,647	12,917	(919)	(264,553)
	CUV	—	45	5	71	41,388	36,420	24,144	20,686	22	27,549	(6,886)	32,404	28,877	17,946	15,833	(2,121)	(185,006)
	SUV	—	59	8	81	61,726	57,629	38,223	35,482	576	34,086	409	40,533	37,418	22,222	20,736	(1,519)	(119,785)
	Truck	—	54	10	37	38,123	31,918	21,345	19,599	80	20,263	(851)	33,240	28,030	16,773	15,488	(1,781)	(74,403)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	—	211	18	332	28,952	26,429	15,090	13,767	11	16,333	(2,683)	27,405	24,999	14,877	14,086	(1,020)	(386,832)
	CUV	—	72	9	97	33,108	30,444	20,106	17,521	114	17,041	366	34,738	31,222	18,629	16,167	(2,463)	(235,580)
	SUV	—	130	11	94	33,353	28,775	17,947	15,996	61	17,973	(2,050)	42,609	39,010	23,088	21,748	(1,504)	(163,895)
	Truck	—	75	6	42	39,745	33,685	23,311	21,166	111	21,299	(246)	36,853	30,841	19,152	17,355	(2,052)	(87,661)
	Other	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2009 Q1	Car	1	308	46	360	23,953	21,574	14,259	13,347	119	13,971	(944)	26,439	23,947	13,892	13,055	(1,015)	(408,817)
	CUV	—	147	14	104	34,791	30,424	20,933	18,568	15	20,714	(2,236)	34,916	31,197	18,019	15,951	(2,123)	(252,066)
	SUV	—	164	9	134	44,127	38,971	25,914	23,749	—	28,873	(5,123)	43,368	38,129	22,848	21,393	(1,680)	(271,248)
	Truck	—	113	25	65	36,823	30,257	20,368	18,610	107	22,132	(3,896)	37,248	31,361	19,323	17,275	(2,143)	(236,702)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	1	361	100	497	23,961	20,929	14,349	13,738	107	15,011	(1,541)	27,194	24,476	14,391	13,620	(961)	(631,517)
	CUV	—	191	24	222	30,851	26,677	18,708	17,250	52	19,077	(1,925)	34,170	30,256	18,220	16,060	(2,190)	(532,428)
	SUV	2	194	23	228	33,636	29,122	19,374	17,769	245	20,996	(3,574)	41,634	36,877	22,107	20,689	(1,524)	(429,587)
	Truck	—	100	24	117	37,285	29,586	20,244	18,774	49	23,473	(5,081)	36,374	30,172	19,463	17,769	(1,875)	(341,328)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q3	Car	1	458	129	707	25,483	22,110	15,210	14,256	63	16,102	(2,027)	27,246	24,658	14,381	13,634	(934)	(921,907)
	CUV	1	213	79	348	34,428	29,700	20,741	18,251	175	22,568	(4,493)	34,542	30,644	18,401	16,222	(2,208)	(1,123,172)
	SUV	1	269	76	382	36,576	31,826	21,341	19,983	282	22,690	(3,180)	39,878	35,049	20,737	19,449	(1,447)	(794,518)
	Truck	—	123	52	261	35,899	28,881	20,906	19,164	165	23,066	(4,189)	37,813	31,077	20,309	18,548	(1,873)	(706,561)
	Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q4	Car	—	492	1,040	948	26,190	22,458	16,112	15,210	199	13,715	1,142	26,302	23,611	14,031	13,316	(917)	318,750
	CUV	—	272	700	596	34,817	29,855	21,326	18,881	256	20,154	(1,535)	35,286	30,971	19,108	16,959	(2,173)	(2,369,512)
	SUV	1	255	536	553	40,218	34,499	23,896	21,886	338	22,685	(1,215)	36,897	31,731	19,184	18,094	(1,261)	(1,348,570)
	Truck	—	129	440	481	36,420	28,767	21,146	19,453	306	21,785	(2,711)	37,037	30,103	20,125	18,490	(1,747)	(2,033,313)
	Other	—	—	—	1	—	—	—	—	—	—	—	20,570	18,536	14,399	16,599	0	0

2008 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2010 Q1	Car	9,875	427	6,638	1,551	$26,232	$22,386	$16,058	$15,331	$288	$14,387	$427	$25,111	$22,126	$14,075	$13,477	$(859)	$1,506,036
	CUV	7,565	241	5,205	1,186	35,172	30,122	21,664	19,073	327	21,009	(2,304)	34,443	29,851	19,341	17,255	(2,113)	(14,500,838)
	SUV	7,543	270	4,484	1,426	41,265	35,181	24,800	22,809	505	23,826	(1,636)	37,019	31,348	19,768	18,603	(1,318)	(9,213,954)
	Truck	5,886	118	2,874	1,300	36,121	28,415	20,905	19,226	385	22,004	(3,267)	36,576	29,086	20,517	18,852	(1,781)	(11,703,778)
	Other	1	—	1	—	22,975	17,714	15,164	16,407	235	17,050	(2,121)	—	—	—	—	—	(2,121)

Q2	Car	9,212	353	7,500	2,434	26,862	22,882	16,186	15,494	377	14,863	(4)	26,032	22,936	14,382	13,688	(912)	(2,253,166)
	CUV	8,635	211	6,403	1,806	33,950	28,717	20,561	18,316	380	19,711	(1,877)	33,844	29,108	18,628	16,768	(1,893)	(15,436,062)
	SUV	7,517	200	5,297	2,290	44,163	37,897	26,681	24,964	629	25,853	(1,749)	37,082	31,341	19,614	18,498	(1,269)	(12,170,951)
	Truck	2,743	75	1,720	1,231	35,855	27,728	19,891	18,487	562	21,785	(4,118)	36,536	29,030	19,574	18,201	(1,543)	(8,982,762)
	Other	2	—	1	—	28,925	22,315	17,066	17,083	0	17,985	(1,485)	—	—	—	—	—	(1,485)

Q3	Car	8,268	359	5,920	2,841	29,085	25,037	17,395	16,651	419	15,860	45	25,337	22,559	13,623	12,961	(861)	(2,182,982)
	CUV	6,314	173	4,599	2,079	33,965	28,403	19,879	17,832	440	19,735	(2,563)	34,266	29,664	18,096	16,189	(1,948)	(15,839,210)
	SUV	5,988	198	4,258	2,545	49,145	43,262	28,990	27,119	742	27,405	(1,375)	36,298	30,849	18,487	17,394	(1,264)	(9,070,751)
	Truck	747	62	602	778	35,669	27,447	19,043	17,792	743	21,552	(4,969)	37,374	30,476	18,927	17,354	(1,766)	(4,365,099)
	Other	1	—	—	3	—	—	—	—	—	—	—	35,083	28,813	16,601	17,320	(28)	(85)

Q4	Car	665	324	3,957	2,204	28,292	24,799	15,508	14,314	371	13,891	(149)	25,975	23,391	13,210	12,325	(980)	(2,747,675)
	CUV	130	161	1,836	1,757	34,648	29,941	19,182	16,911	531	19,138	(3,128)	34,453	30,577	17,142	15,180	(1,991)	(9,240,993)
	SUV	472	177	2,077	2,233	45,653	40,340	25,583	23,775	778	24,662	(2,297)	34,895	30,167	16,898	15,686	(1,339)	(7,760,977)
	Truck	8	56	266	632	34,505	28,478	17,862	16,367	787	19,589	(4,443)	36,547	30,792	18,104	16,422	(1,812)	(2,326,960)
	Other	—	—	1	—	79,650	83,192	35,046	35,068	4,591	31,001	(546)	—	—	—	—	—	(546)

2011 Q1	Car	13,892	310	10,543	3,924	25,205	22,493	12,940	11,841	305	13,168	(1,694)	24,582	21,966	12,429	11,521	(983)	(21,713,981)
	CUV	7,945	134	4,590	3,314	34,071	30,544	17,443	15,077	436	19,089	(4,528)	34,495	30,407	16,960	14,887	(2,090)	(27,709,133)
	SUV	9,408	138	5,444	4,242	32,739	28,801	16,341	14,914	433	18,148	(3,796)	33,805	29,297	16,122	14,781	(1,400)	(26,600,289)
	Truck	3,426	46	1,071	1,449	34,855	29,483	17,519	15,741	570	20,191	(5,156)	36,341	30,612	17,978	16,256	(1,866)	(8,226,477)
	Other	3	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Q2	Car	24,479
	CUV	11,969
	SUV	15,681
	Truck	3,625
	Other	3

Q3	Car	17,124
	CUV	10,567
	SUV	9,796
	Truck	1,354
	Other	1

Q4	Car	11,477
	CUV	6,563
	SUV	6,367
	Truck	577
	Other	—

2008 Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average	Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2012 Q1	Car	3,589
	CUV	2,012
	SUV	1,689
	Truck	224
	Other	—

Q2	Car	365
	CUV	181
	SUV	191
	Truck	95
	Other	—

Q3	Car	141
	CUV	8
	SUV	247
	Truck	31
	Other	1

Q4	Car	81
	CUV	13
	SUV	107
	Truck	3
	Other	—

Total/Average		244,815	8,688	88,687	48,444	$33,235	$28,554	$19,096	$17,560	$427	$18,697	$(1,752)	$32,199	$27,880	$16,688	$15,378	$(1,428)	$(224,502,497)

2008 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2008	Jan	—	$—	$—	$—	$—	$—	—%	$—	$—	—%
	Feb	—	—	—	—	—	—	—	—	—	—
	Mar	—	—	—	—	—	—	—	(7,439)	(7,439)	0.00
	Apr	13	105,506	—	860	500	105,866	0.00	(85,727)	20,138	0.00
	May	45	390,024	(15)	1,682	1,000	390,721	0.01	(200,190)	190,531	0.00
	Jun	81	662,173	4,797	3,182	1,000	659,558	0.01	(358,049)	301,509	0.00
	Jul	159	1,589,778	23,391	11,396	1,136	1,576,648	0.02	(542,807)	1,033,841	0.01
	Aug	251	2,593,032	28,485	12,157	1,548	2,575,155	0.04	(772,194)	1,802,962	0.03
	Sep	377	4,228,092	34,275	13,717	2,146	4,205,388	0.06	(1,001,795)	3,203,593	0.05
	Oct	518	6,302,411	112,433	16,068	3,289	6,202,757	0.09	(1,307,509)	4,895,247	0.07
	Nov	683	9,073,610	110,008	18,931	4,157	8,978,375	0.13	(1,560,990)	7,417,386	0.11
	Dec	866	12,243,889	130,399	22,730	5,613	12,130,607	0.17	(1,875,763)	10,254,845	0.15

2009	Jan	1,119	14,824,514	324,660	43,756	7,655	14,535,955	0.21	(2,177,820)	12,358,134	0.18
	Feb	1,335	17,133,634	453,727	60,969	9,192	16,731,683	0.24	(2,512,169)	14,219,514	0.20
	Mar	1,598	19,318,398	704,226	69,641	15,623	18,668,190	0.27	(3,044,597)	15,623,593	0.22
	Apr	1,877	21,560,804	951,028	77,191	17,326	20,669,641	0.30	(3,613,958)	17,055,683	0.24
	May	2,131	23,610,334	1,252,906	83,817	19,692	22,421,553	0.32	(4,173,287)	18,248,266	0.26
	Jun	2,444	26,157,711	1,644,350	121,873	21,227	24,614,007	0.35	(4,979,456)	19,634,551	0.28
	Jul	2,790	28,688,833	1,930,962	132,292	30,568	26,859,594	0.39	(6,005,204)	20,854,390	0.30
	Aug	3,143	31,054,851	2,155,065	146,190	41,499	29,004,478	0.42	(7,109,863)	21,894,615	0.31
	Sep	3,507	33,861,707	2,450,377	203,687	54,975	31,560,041	0.45	(8,525,614)	23,034,427	0.33
	Oct	3,882	37,139,923	2,694,494	305,004	99,090	34,651,342	0.50	(10,109,961)	24,541,381	0.35
	Nov	4,253	40,388,216	3,001,345	559,157	182,205	37,763,823	0.54	(11,593,182)	26,170,640	0.38
	Dec	4,655	43,490,121	3,418,584	1,161,624	473,561	40,759,599	0.58	(13,958,259)	26,801,340	0.38

2010	Jan	5,016	45,813,326	4,001,964	2,793,361	993,085	43,611,637	0.63	(19,917,260)	23,694,377	0.34
	Feb	5,352	48,147,602	4,440,312	5,032,107	2,018,002	46,721,395	0.67	(30,311,492)	16,409,903	0.24
	Mar	5,711	50,399,688	5,294,933	8,475,048	3,751,449	49,828,354	0.71	(47,872,913)	1,955,440	0.03
	Apr	6,030	52,126,093	5,844,146	11,866,940	5,607,410	52,541,476	0.75	(61,522,775)	(8,981,298)	(0.13)
	May	6,297	53,676,726	6,492,389	15,140,245	7,393,614	54,930,968	0.79	(72,804,371)	(17,873,403)	(0.26)
	Jun	6,550	55,133,091	7,033,857	19,144,079	9,462,852	57,780,462	0.83	(86,717,339)	(28,936,876)	(0.41)
	Jul	6,836	56,876,873	7,555,830	22,673,803	11,504,523	60,490,323	0.87	(98,757,530)	(38,267,208)	(0.55)
	Aug	7,082	58,209,578	8,106,103	25,651,808	13,725,321	62,029,962	0.89	(109,347,415)	(47,317,453)	(0.68)
	Sep	7,342	59,731,982	8,731,910	28,424,102	15,481,575	63,942,599	0.92	(118,175,467)	(54,232,868)	(0.78)
	Oct	7,589	61,045,695	9,256,364	30,435,061	17,052,407	65,171,985	0.93	(123,866,354)	(58,694,370)	(0.84)
	Nov	7,831	62,683,944	9,772,973	31,930,925	18,315,649	66,526,247	0.95	(130,374,432)	(63,848,185)	(0.92)
	Dec	8,060	64,225,788	10,356,908	33,597,794	19,584,289	67,882,386	0.97	(140,252,618)	(72,370,232)	(1.04)

2011	Jan	8,285	65,264,725	10,800,874	35,830,057	20,818,054	69,475,855	1.00	(159,424,477)	(89,948,622)	(1.29)
	Feb	8,489	66,294,893	11,218,306	38,328,526	22,246,818	71,158,295	1.02	(185,012,543)	(113,854,249)	(1.63)
	Mar	8,688	67,261,919	11,803,188	41,844,106	24,449,450	72,853,386	1.04	(224,502,497)	(151,649,111)	(2.17)

2009 Originations
Lease Characteristics

Number of Leases Originated(25)	56,446
Number of Leases Originated with ALG Residual Values(26)	53,723
Weighted Average(27) Original Term	36.1	months
Weighted Average(27) FICO® Score(28) at Origination	754
Weighted Average(27) Lease Factor	2.66%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	53,723	$1,897,487,015	$1,653,036,248	$912,337,681	$835,832,170
Average		35,320	30,770	16,982	15,558

Original Term
24 months	151	$6,973,656	$5,652,376	$3,712,539	$3,578,887
27	6,423	227,495,820	192,625,177	127,261,042	116,300,979
30	11	566,065	466,605	288,987	286,481
36	28,155	960,705,707	829,636,320	458,836,679	421,186,076
39	18,613	687,877,344	612,400,123	317,205,913	289,524,755
48	352	13,097,883	11,619,382	4,670,491	4,607,725
Other	18	770,540	636,265	362,029	347,267

Vehicle Type
Car	29,347	$964,455,162	$844,221,641	$477,093,512	$436,732,471
CUV	18,902	733,535,573	633,857,807	342,180,766	313,438,050
SUV	4,337	154,782,331	136,032,335	71,503,916	65,116,102
Truck	1,130	44,360,305	38,623,466	21,400,006	20,410,705
Other(29)	7	353,645	300,999	159,482	134,842

Vehicle Make
Lincoln	19,197	$839,845,271	$740,867,588	$404,712,922	$365,674,306
Ford	27,666	853,046,501	737,184,433	409,302,597	378,243,501
Mercury	5,589	153,899,481	133,009,189	76,048,169	70,071,268
Volvo	1,144	42,070,452	35,189,348	18,536,965	18,105,645
Land Rover	59	4,720,150	3,510,285	1,726,765	1,816,079
Jaguar	57	3,370,350	2,821,554	1,781,953	1,714,524
Other	11	534,810	453,850	228,311	206,847

Top 15 Vehicle Models(30)
Edge	9,006	$310,519,081	$264,314,691	$142,482,618	$133,550,352
MKS	5,757	264,038,144	238,016,289	135,464,994	122,067,344
MKX	6,047	270,351,364	233,434,526	125,667,025	114,398,224
Fusion	10,442	265,760,170	229,730,891	132,622,072	121,969,340
MKZ	6,127	230,548,870	200,649,622	109,919,621	100,593,577
Flex	3,118	116,170,546	102,916,490	55,879,754	49,307,884
Milan	4,392	118,673,750	102,449,830	58,762,049	54,168,784
Escape	2,220	62,264,950	54,035,319	30,924,708	29,134,129
Navigator	708	45,130,757	41,512,729	19,002,011	15,699,026
F-150	1,028	40,953,958	35,562,160	20,177,678	19,093,035
Taurus	1,027	36,600,509	31,954,125	17,541,932	15,668,719
Mariner	1,098	31,966,019	27,761,065	16,057,687	14,711,704
MKT	538	28,775,607	26,353,588	14,408,031	12,621,238
S40	429	12,896,445	10,750,203	5,595,048	5,460,957
S80	293	12,206,789	9,783,833	5,402,309	5,338,261

Top 8 States(31)
Michigan	19,244	$644,501,198	$546,570,897	$314,633,269	$289,407,684
New York	7,809	280,505,718	248,761,029	133,923,424	123,026,737
New Jersey	5,230	182,550,194	160,769,299	87,094,549	79,963,003
California	3,450	124,736,690	107,906,493	58,888,417	52,859,896
Florida	3,169	115,768,148	101,644,185	55,703,946	51,516,299
Ohio	2,511	89,654,352	80,661,885	42,893,137	39,066,899
Pennsylvania	2,413	84,285,913	72,871,367	40,514,707	37,226,104
Texas	1,547	62,935,532	57,748,887	28,986,660	25,965,895

2009 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2009	Q1	Car	—	—	—	—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
		CUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		SUV	—	—	—	1	—	—	—	—	—	—	—	28,875	25,291	15,015	13,120	(1,895)	(1,895)
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	12	1	16	21,775	25,377	10,452	10,286	—	15,300	(5,014)	31,803	27,347	15,683	14,406	(1,304)	(25,881)
		CUV	—	5	—	6	—	—	—	—	—	—	—	38,269	33,199	16,272	15,415	(1,044)	(6,264)
		SUV	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Truck	—	2	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	18	—	42	—	—	—	—	—	—	—	32,560	28,871	15,627	14,440	(1,192)	(50,080)
		CUV	—	8	—	10	—	—	—	—	—	—	—	38,787	33,222	16,809	14,767	(2,042)	(20,420)
		SUV	—	7	—	7	—	—	—	—	—	—	—	48,364	36,908	20,940	19,623	(1,325)	(9,274)
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	25	1	76	37,910	35,497	18,197	17,746	—	22,591	(4,845)	34,186	30,174	16,106	14,914	(1,299)	(103,599)
		CUV	—	7	2	28	38,968	34,923	16,538	14,652	58	25,515	(10,920)	36,709	32,308	16,532	15,047	(1,518)	(64,356)
		SUV	—	4	—	7	—	—	—	—	—	—	—	31,980	28,267	14,417	13,250	(1,290)	(9,029)
		Truck	—	—	—	1	—	—	—	—	—	—	—	37,970	30,642	15,188	15,341	0	0
		Other	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2010	Q1	Car	—	34	2	114	35,940	34,554	18,643	17,589	60	24,555	(7,026)	33,973	30,173	16,408	15,268	(1,244)	(155,919)
		CUV	—	20	1	55	33,470	27,405	14,557	12,921	—	26,101	(13,180)	39,300	34,044	17,906	16,353	(1,617)	(102,089)
		SUV	—	6	—	13	—	—	—	—	—	—	—	36,868	32,738	17,229	15,449	(1,908)	(24,803)
		Truck	—	—	—	2	—	—	—	—	—	—	—	35,675	31,831	13,721	13,602	(522)	(1,044)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	35	4	134	28,684	24,016	14,684	13,382	—	20,544	(7,163)	33,781	30,058	16,158	14,878	(1,335)	(207,531)
		CUV	2	20	4	73	34,126	29,762	19,018	17,576	49	26,332	(8,805)	39,207	34,218	17,798	16,527	(1,343)	(133,277)
		SUV	—	5	—	22	—	—	—	—	—	—	—	41,741	39,064	17,559	16,855	(1,009)	(22,205)
		Truck	—	—	—	3	—	—	—	—	—	—	—	43,496	39,040	17,964	17,381	(943)	(2,829)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	55	4	175	30,476	24,144	14,641	13,917	—	17,957	(4,131)	32,713	28,965	16,121	14,866	(1,330)	(249,310)
		CUV	—	26	2	109	35,375	25,617	16,438	15,384	—	24,923	(9,539)	38,445	33,417	18,010	16,531	(1,513)	(183,959)
		SUV	—	7	—	31	—	—	—	—	—	—	—	37,111	34,165	16,112	14,489	(1,659)	(51,414)
		Truck	—	1	—	8	—	—	—	—	—	—	—	40,753	32,763	19,003	18,133	(1,054)	(8,435)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	72	19	283	39,725	32,967	22,138	20,726	438	22,030	(1,803)	33,777	29,845	16,656	15,329	(1,390)	(427,590)
		CUV	—	30	2	216	43,670	31,132	22,292	20,896	—	26,386	(6,282)	38,771	33,507	18,170	16,726	(1,494)	(335,316)
		SUV	2	4	8	55	47,168	39,198	21,079	24,536	803	25,370	(5,129)	31,186	27,474	15,117	13,933	(1,380)	(116,930)
		Truck	—	1	—	9	—	—	—	—	—	—	—	38,596	32,256	18,057	17,661	(817)	(7,354)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2009 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2011	Q1	Car	97	86	69	436	$41,946	$33,925	$22,944	$21,337	$338	$23,399	$(2,544)	$31,463	$27,428	$15,316	$14,201	$(1,191)	$(695,005)
		CUV	10	26	10	429	42,354	35,498	22,341	21,552	70	27,555	(6,511)	38,399	32,883	17,759	16,322	(1,481)	(700,502)
		SUV	18	5	7	81	42,524	38,360	21,912	21,686	647	27,159	(6,934)	35,834	31,219	15,994	15,108	(1,177)	(143,906)
		Truck	4	3	1	22	36,765	33,319	17,280	16,209	106	22,804	(6,700)	40,163	35,011	18,960	19,065	(1,014)	(29,019)
		Other	1	—	1	1	50,605	42,911	29,857	23,795	—	27,237	(3,442)	51,110	45,400	24,022	20,474	(3,548)	(6,989)

	Q2	Car	8
		CUV	5
		SUV	1
		Truck	1
		Other	—

	Q3	Car	4
		CUV	3
		SUV	3
		Truck	—
		Other	—

	Q4	Car	2
		CUV	—
		SUV	1
		Truck	—
		Other	—

2012	Q1	Car	9,353
		CUV	5,505
		SUV	1,781
		Truck	174
		Other	—

	Q2	Car	6,435
		CUV	4,368
		SUV	450
		Truck	69
		Other	4

	Q3	Car	5,277
		CUV	3,612
		SUV	158
		Truck	31
		Other	—

	Q4	Car	5,387
		CUV	3,828
		SUV	1,076
		Truck	602
		Other	—

2009 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2013	Q1	Car	2,655
		CUV	1,511
		SUV	804
		Truck	236
		Other	1

	Q2	Car	91
		CUV	39
		SUV	37
		Truck	5
		Other	1

	Q3	Car	30
		CUV	12
		SUV	4
		Truck	3
		Other	—

	Q4	Car	8
		CUV	7
		SUV	2
		Truck	5
		Other	—

		Total/Average	53,723	525	138	2,465	$40,646	$33,572	$21,600	$20,487	$318	$23,753	$(3,953)	$35,370	$30,882	$16,734	$15,462	$(1,359)	$(3,896,225)

2009 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2009	Jan	—	$—	$—	$—	$—	$—	—%	$—	$—	—%
	Feb	—	—	—	—	—	—	—	(1,895)	(1,895)	0.00
	Mar	—	—	—	—	—	—	—	(1,895)	(1,895)	0.00
	Apr	6	47,803	—	—	—	47,803	0.00	(14,835)	32,967	0.00
	May	12	82,285	—	—	—	82,285	0.00	(19,217)	63,068	0.00
	Jun	19	129,042	—	—	—	129,042	0.01	(34,040)	95,002	0.01
	Jul	26	210,601	—	—	—	210,601	0.01	(52,709)	157,892	0.01
	Aug	41	313,535	178	—	—	313,357	0.02	(86,999)	226,358	0.01
	Sep	52	369,585	579	250	—	369,256	0.02	(113,814)	255,442	0.02
	Oct	71	598,831	2,469	250	250	596,362	0.04	(162,495)	433,867	0.03
	Nov	82	708,906	3,831	365	325	705,115	0.04	(225,828)	479,288	0.03
	Dec	89	776,273	8,043	615	575	768,270	0.05	(290,798)	477,471	0.03

2010	Jan	104	896,651	33,374	735	575	863,436	0.05	(365,855)	497,581	0.03
	Feb	129	1,233,357	74,576	735	575	1,158,940	0.07	(444,109)	714,831	0.04
	Mar	149	1,362,972	100,702	735	695	1,262,310	0.08	(574,653)	687,657	0.04
	Apr	164	1,538,542	122,496	895	855	1,416,086	0.09	(699,545)	716,541	0.04
	May	188	1,677,666	133,258	2,603	855	1,546,156	0.09	(827,312)	718,845	0.04
	Jun	209	1,795,398	144,598	2,603	855	1,652,549	0.10	(940,495)	712,054	0.04
	Jul	233	1,895,010	187,860	3,103	1,333	1,708,920	0.10	(1,057,743)	651,177	0.04
	Aug	267	2,054,011	194,029	3,103	1,683	1,861,402	0.11	(1,243,707)	617,696	0.04
	Sep	298	2,252,808	201,967	4,092	2,078	2,052,856	0.12	(1,433,613)	619,242	0.04
	Oct	333	2,453,029	229,849	4,592	2,972	2,224,801	0.13	(1,674,283)	550,517	0.03
	Nov	374	2,772,942	233,853	28,380	9,989	2,557,479	0.15	(1,998,355)	559,124	0.03
	Dec	405	2,968,491	272,169	51,847	20,819	2,727,350	0.16	(2,320,804)	406,547	0.02

2011	Jan	451	3,246,172	330,985	72,746	60,828	2,927,105	0.18	(2,732,343)	194,762	0.01
	Feb	477	3,426,859	360,659	87,744	42,282	3,111,662	0.19	(3,236,051)	(124,389)	(0.01)
	Mar	525	3,637,293	420,090	99,371	54,937	3,261,637	0.20	(3,896,225)	(634,588)	(0.04)

2010 Originations
Lease Characteristics

Number of Leases Originated(25)	115,286
Number of Leases Originated with ALG Residual Values(26)	114,293
Weighted Average(27) Original Term	32.7	months
Weighted Average(27) FICO® Score(28) at Origination	748
Weighted Average(27) Lease Factor	2.33%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	114,293	$3,986,420,426	$3,422,766,022	$2,105,154,492	$1,917,203,580
Average		34,879	29,947	18,419	16,774

Original Term
24 months	31,625	$1,096,982,930	$908,954,657	$633,126,120	$578,394,098
27	13,165	442,584,632	378,276,113	265,441,651	252,368,763
30	—	—	—	—	—
36	36,484	1,256,510,293	1,082,304,890	622,475,247	564,291,970
39	32,957	1,187,963,667	1,051,118,238	583,117,339	521,184,062
48	58	2,261,522	2,006,205	936,195	913,363
Other	4	117,382	105,919	57,940	51,324

Vehicle Type
Car	53,322	$1,698,315,951	$1,453,047,715	$925,273,840	$862,220,485
CUV	32,346	1,300,555,284	1,116,478,208	681,482,285	601,038,668
SUV	22,365	734,104,595	636,295,298	370,618,383	336,521,151
Truck	6,260	253,444,596	216,944,800	127,779,984	117,423,276
Other(29)	—	—	—	—	—

Vehicle Make
Ford	70,994	$2,247,451,924	$1,930,567,664	$1,174,331,470	$1,079,456,251
Lincoln	28,505	1,300,778,656	1,125,464,211	697,556,415	628,916,491
Mercury	14,794	438,189,846	366,734,147	233,266,606	208,830,838
Other	—	—	—	—	—

Top 15 Vehicle Models(30)
Edge	19,357	$700,564,051	$591,185,013	$362,801,084	$319,354,956
Fusion	20,861	552,845,962	473,993,451	304,619,725	290,811,951
MKZ	10,805	418,242,967	350,542,711	221,394,992	209,348,524
MKX	7,647	355,443,739	306,192,343	193,862,607	170,414,182
Escape	11,724	339,077,966	295,415,955	177,873,688	167,183,368
MKS	6,258	308,701,863	271,674,852	176,066,526	157,813,221
F-150	6,122	247,715,411	211,735,998	125,046,429	114,608,652
Milan	7,591	212,543,479	175,829,452	116,237,252	103,221,922
Mariner	6,143	183,095,616	155,569,902	98,901,848	90,055,472
MKT	2,438	130,845,943	116,770,004	65,975,262	57,375,544
Flex	2,904	113,701,552	102,330,848	58,843,331	53,893,986
Taurus	2,984	107,245,512	93,370,269	54,072,516	49,396,873
Navigator	1,352	87,289,255	80,060,025	40,190,258	33,894,268
Focus	4,067	80,835,888	71,426,601	42,605,949	41,597,337
Explorer	1,960	75,596,714	64,132,167	32,444,025	26,938,659

Top 8 States(31)
Michigan	32,071	$1,068,987,074	$897,251,928	$586,856,418	$544,342,349
New York	19,084	679,696,410	589,116,342	358,095,241	323,994,415
New Jersey	13,565	472,899,607	406,240,146	246,342,224	222,133,641
Florida	6,958	248,531,849	215,393,584	128,843,334	117,363,282
California	6,602	239,438,841	206,573,483	123,739,818	109,426,739
Pennsylvania	6,294	212,539,015	179,158,012	110,545,024	100,382,077
Ohio	5,721	195,066,508	172,052,793	102,162,356	93,435,141
Texas	3,050	120,936,304	109,145,055	59,746,578	52,892,954

2010 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2010	Q1	Car	—	1	—	1	$—	$—	$—	$—	$—	$—	$—	$20,805	$19,829	$10,819	$10,572	$(247)	$(247)
		CUV	—	—	—	2	—	—	—	—	—	—	—	49,935	44,233	24,941	21,726	(3,215)	(6,430)
		SUV	—	—	—	1	—	—	—	—	—	—	—	27,240	21,586	16,072	15,529	(543)	(543)
		Truck	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—	12	1	29	22,795	26,212	11,625	11,277	—	16,672	(5,395)	32,062	28,993	17,533	15,833	(1,729)	(55,545)
		CUV	—	3	—	15	—	—	—	—	—	—	—	42,269	35,247	21,991	19,848	(2,143)	(32,143)
		SUV	—	2	—	11	—	—	—	—	—	—	—	32,537	28,735	16,321	14,685	(1,738)	(19,113)
		Truck	—	—	—	1	—	—	—	—	—	—	—	38,356	30,180	18,691	17,698	(993)	(993)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q3	Car	—	23	3	72	28,478	24,909	15,087	15,037	1	19,220	(4,299)	32,204	28,262	17,343	15,631	(1,730)	(137,440)
		CUV	—	10	—	48	—	—	—	—	—	—	—	40,121	33,614	20,124	18,095	(2,071)	(99,418)
		SUV	—	7	—	14	—	—	—	—	—	—	—	29,619	26,512	14,823	13,350	(1,476)	(20,662)
		Truck	—	2	—	4	—	—	—	—	—	—	—	42,824	35,455	22,130	21,171	(1,097)	(4,388)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q4	Car	—	74	6	104	25,565	21,963	13,677	12,421	31	15,910	(3,520)	31,761	28,175	16,502	15,043	(1,544)	(181,693)
		CUV	—	12	—	74	—	—	—	—	—	—	—	39,154	32,285	19,413	17,267	(2,156)	(159,536)
		SUV	—	14	1	41	30,735	28,026	17,826	15,412	133	21,229	(5,950)	29,935	26,079	15,578	14,177	(1,433)	(64,690)
		Truck	—	4	—	6	—	—	—	—	—	—	—	43,089	38,353	20,740	19,100	(1,998)	(11,988)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2011	Q1	Car	—	71	8	221	24,557	21,600	14,040	13,239	45	15,751	(2,592)	30,847	26,355	16,878	15,533	(1,424)	(335,545)
		CUV	—	26	5	178	34,302	27,157	16,243	14,830	25	25,521	(10,716)	39,081	32,578	19,894	17,975	(1,947)	(400,092)
		SUV	—	14	1	75	27,350	24,081	16,137	14,367	—	18,732	(4,365)	30,902	26,507	16,064	14,624	(1,480)	(115,389)
		Truck	—	4	1	30	37,300	34,027	18,277	17,212	—	24,743	(7,531)	40,430	33,887	20,772	19,106	(1,781)	(60,959)
		Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Q2	Car	—
		CUV	—
		SUV	—
		Truck	—
		Other	—

	Q3	Car	—
		CUV	—
		SUV	—
		Truck	—
		Other	—

	Q4	Car	—
		CUV	—
		SUV	—
		Truck	—
		Other	—

2010 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2012	Q1	Car	5,494
		CUV	2,541
		SUV	1,262
		Truck	251
		Other	—

	Q2	Car	6,889
		CUV	3,004
		SUV	1,817
		Truck	210
		Other	—

	Q3	Car	5,713
		CUV	2,275
		SUV	2,048
		Truck	197
		Other	—

	Q4	Car	494
		CUV	196
		SUV	172
		Truck	10
		Other	—

2013	Q1	Car	12,138
		CUV	4,787
		SUV	4,102
		Truck	1,359
		Other	—

	Q2	Car	7,337
		CUV	5,107
		SUV	3,735
		Truck	1,631
		Other	—

	Q3	Car	6,352
		CUV	4,924
		SUV	3,733
		Truck	1,300
		Other	—

	Q4	Car	4,417
		CUV	4,265
		SUV	2,709
		Truck	737
		Other	—

2010 Originations
Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

2014	Q1	Car	4,479
		CUV	5,230
		SUV	2,782
		Truck	550
		Other	—

	Q2	Car	2
		CUV	3
		SUV	1
		Truck	2
		Other	—

	Q3	Car	5
		CUV	10
		SUV	2
		Truck	4
		Other	—

	Q4	Car	2
		CUV	4
		SUV	2
		Truck	9
		Other	—

		Total/Average	114,293	279	26	927	$27,883	$24,132	$14,797	$13,768	$31	$18,773	$(5,061)	$34,443	$29,400	$17,949	$16,302	$(1,699)	$(1,706,814)

2010 Originations
Cumulative Losses

								Total Credit			Total Losses
								Loss as a % of			(Gains) as a
			Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
		Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period		Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)

2010	Jan	—	—	$—	$—	$—	$—	—%	$—	$—	—%
	Feb	—	—	—	—	—	—	—	(7,219)	(7,219)	0.00
	Mar	1	2,346	—	—	—	2,346	0.00	(7,219)	(4,873)	0.00
	Apr	2	4,022	—	—	—	4,022	0.00	(19,737)	(15,715)	0.00
	May	10	44,523	—	523	—	45,045	0.00	(54,535)	(9,490)	0.00
	Jun	18	90,085	6,572	1,023	—	84,536	0.00	(115,013)	(30,478)	0.00
	Jul	34	175,082	6,922	1,023	—	169,182	0.00	(195,397)	(26,215)	0.00
	Aug	46	251,914	9,132	1,573	500	243,854	0.01	(268,278)	(24,424)	0.00
	Sep	60	328,475	14,913	1,573	500	314,635	0.01	(376,922)	(62,287)	0.00
	Oct	90	590,023	25,364	1,573	500	565,732	0.02	(496,069)	69,664	0.00
	Nov	112	751,873	28,314	2,464	1,050	724,973	0.02	(634,038)	90,935	0.00
	Dec	164	1,104,731	31,601	2,464	1,659	1,073,935	0.03	(794,828)	279,107	0.01

2011	Jan	205	1,376,004	62,272	2,464	1,659	1,314,538	0.04	(991,675)	322,863	0.01
	Feb	241	1,629,889	116,178	2,904	1,659	1,514,956	0.04	(1,266,266)	248,691	0.01
	Mar	279	1,874,790	128,962	3,628	2,283	1,747,173	0.05	(1,706,814)	40,359	0.00

2011 Originations
Lease Characteristics

Number of Leases Originated(25)	50,043
Number of Leases Originated with ALG Residual Values(26)	44,586
Weighted Average(27) Original Term	33.3	months
Weighted Average(27) FICO® Score(28) at Origination	735
Weighted Average(27) Lease Factor	2.25%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total	44,586	$1,510,274,301	$1,328,258,631	$855,706,535	$766,599,439
Average		33,873	29,791	19,192	17,194

Original Term
24 months	13,797	$453,275,934	$382,750,611	$284,601,428	$258,789,941
27	806	27,893,108	23,677,914	16,786,967	15,703,592
30	—	—	—	—	—
36	17,551	593,235,217	525,244,460	325,201,300	289,504,848
39	12,414	435,262,279	396,006,863	228,816,899	202,307,191
48	12	383,688	365,452	176,305	167,487
Other	6	224,075	213,331	123,636	126,380

Vehicle Type
Car	19,237	$548,121,499	$469,773,378	$309,709,612	$293,837,904
CUV	9,673	389,107,421	351,183,263	226,212,459	185,814,683
SUV	11,549	398,762,631	357,019,153	219,750,697	192,584,851
Truck	4,127	174,282,750	150,282,837	100,033,767	94,362,001
Other(29)	—	—	—	—	—

Vehicle Make
Ford	37,831	$1,209,427,385	$1,067,492,674	$690,575,822	$616,976,854
Lincoln	6,755	300,846,917	260,765,957	165,130,713	149,622,585
Other	—	—	—	—	—

Top 15 Vehicle Models(30)
Fusion	10,179	$273,815,141	$233,855,982	$160,146,523	$150,852,721
Edge	6,630	247,746,414	223,945,512	147,284,053	118,469,209
Escape	6,958	201,503,050	178,653,326	109,046,455	101,805,174
Explorer	4,113	168,743,143	152,301,163	95,882,358	77,691,227
F-150	4,071	172,392,196	148,552,718	99,114,238	93,429,996
MKZ	3,236	125,069,105	104,392,215	67,294,482	64,164,684
MKX	2,147	102,665,057	92,106,230	58,366,283	49,042,760
Fiesta	3,052	55,510,289	50,578,352	32,006,636	30,420,362
MKS	861	42,376,082	35,961,081	23,260,969	22,275,748
Flex	663	25,975,471	23,591,611	13,598,827	12,304,962
Taurus	632	22,370,260	19,864,425	11,650,602	10,371,307
Navigator	278	18,016,194	16,766,521	9,245,683	8,141,641
Focus	880	17,659,958	14,996,736	9,129,599	9,437,707
MKT	233	12,720,478	11,539,910	6,963,295	5,997,752
Mustang	397	11,320,664	10,124,588	6,220,801	6,315,375

Top 8 States(31)
Michigan	11,464	$371,872,165	$316,585,755	$217,730,646	$199,314,103
New York	6,535	226,113,396	202,045,974	128,159,752	113,597,924
New Jersey	4,091	140,958,297	126,018,190	78,936,127	69,489,615
California	3,500	117,961,259	104,595,156	67,055,454	57,744,295
Ohio	3,317	105,875,434	94,238,817	59,807,516	54,101,198
Pennsylvania	2,399	81,392,165	70,612,563	45,409,346	40,782,364
Florida	2,209	77,027,285	68,718,683	42,159,796	37,771,854
Texas	1,631	61,407,966	56,291,508	33,033,957	29,066,242

ANNEX C
STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS
     The definitions of certain terms used in this Annex C are listed below. The definitions of other terms used in this Annex C are listed in the “Glossary of Certain Terms” in this prospectus supplement, except that, for purposes of Ford Credit Auto Lease Trust 2009-A the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.
     ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
     A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed. A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.
     The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and transportation of the leased vehicle, plus (3) the amount of unreimbursed servicer advances as of the end of the month before the lease defaults, minus (4) the net auction proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.
     The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net auction proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.
     “Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.
     The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.
     The percentages in the tables in this Annex C may not sum to 100.00% due to rounding.
Footnotes:

(1)	Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)	This weighted average excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(3)	Percentage of initial total securitization value.

(4)	Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(5)	At of the end of the month.

(6)	The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.

(7)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their scheduled lease end date, defaulted or been removed and leases for which the leased vehicle has been returned or retained. The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.

(8)	Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is made.

(9)	Number of defaults is the number of leases that defaulted during the month.

(10)	Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(11)	Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(12)	Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it changed the amount of the monthly payment or the number of monthly payments due under the lease or (4) the leased vehicle was moved to a state where a different titling company would have been listed on the certificate of title at the beginning of the lease.

(13)	Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

Ford Credit Auto Lease Trust 2009-A
Original Pool Characteristics

Closing Date	June 9, 2009
Cutoff Date	May 1, 2009
Number of Leases	51,884
Weighted Average(1) FICO® Score(2) at Origination	736

Weighted Average(1) Original Term	34.7	months
Weighted Average(1) Remaining Term	25.1	months
Weighted Average(1) Lease Factor	3.07%
Minimum Discount Rate Used to Calculate Securitization Value	7.85%
Percentage New Vehicles(3)	100.00%
Total Note Balance	$834,430,000
Securitization Value
Average	$23,140
Highest	105,965
Lowest	5,404
Total	1,200,619,456
Total Adjusted MSRP	$1,792,933,946
Base Residual Value
Average	$15,868
Highest	61,949
Lowest	3,855
Total	823,277,503
Total as % of Initial Total Securitization Value	68.57%
Residual Portion of Securitization Value
Average	$13,505
Highest	57,980
Lowest	3,340
Total	700,709,146
Total as % of Initial Total Securitization Value	58.36%
Total ALG Mark-to-Market (May-June 2009)	$756,033,173
Original Term(3)
12 months	0.00%
24	18.63
27	0.58
30	1.90
36	47.69
39	29.49
42	0.21
48	1.49
Vehicle Type(3)
Car	38.97%
SUV	29.66
CUV	27.02
Truck	4.35
Vehicle Make(3)
Ford	42.15%
Lincoln	26.43
Mercury	9.14
Land Rover	7.15
Mazda	6.07
Volvo	5.99
Jaguar	3.06
Top 15 Vehicle Models(3)
Edge	9.53%
Fusion	9.50
MKS	9.08
Escape	8.08
MKX	7.16
MKZ	5.75
Flex	4.19
Navigator	4.06
Milan	4.00
Range Rover	3.29
F-150	3.20
Mariner	3.10
Explorer	2.83
Range Rover Sport	2.82
XC70	2.48
Top 8 States(3)(4)
Michigan	26.14%
New York	14.58
New Jersey	10.22
California	8.39
Florida	7.43
Ohio	5.48
Pennsylvania	4.49
Texas	3.47

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2009-A
Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	May 09	$1,184,935,670	$—	$—	$—	$704,406,621	0.12%	$8,681,165	$37,223	$—	$—	$8,718,388
2	Jun 09	1,166,279,536	800,090,080	366,189,456	23,723,366	705,887,265	0.17	12,280,802	942,591	—	—	13,223,393
3	Jul 09	1,145,133,574	778,944,118	366,189,456	28,870,554	705,133,660	0.30	12,926,434	1,064,406	182,629	18,190	14,191,659
4	Aug 09	1,123,646,635	757,457,179	366,189,456	30,015,486	703,741,746	0.35	14,297,066	1,468,140	401,847	52,035	16,219,088
5	Sep 09	1,099,591,692	733,402,236	366,189,456	30,015,486	700,042,081	0.30	12,311,670	1,395,994	457,341	149,579	14,314,583
6	Oct 09	1,071,417,158	705,227,703	366,189,456	30,015,486	692,100,747	0.25	13,410,629	909,521	393,321	169,469	14,882,941
7	Nov 09	1,042,822,506	676,633,050	366,189,456	30,015,486	683,327,079	0.19	16,064,237	1,321,562	456,181	178,971	18,020,951
8	Dec 09	1,011,696,759	645,507,304	366,189,456	30,015,486	671,943,194	0.32	14,827,262	1,301,940	96,907	324,641	16,550,749
9	Jan 10	980,350,409	614,160,953	366,189,456	30,015,486	659,775,060	0.62	13,181,160	1,235,251	394,065	243,339	15,053,815
10	Feb 10	949,099,188	582,909,733	366,189,456	30,015,486	647,396,357	0.15	8,670,194	929,452	320,399	240,769	10,160,814
11	Mar 10	914,446,620	548,257,164	366,189,456	30,015,486	631,635,184	0.41	8,837,881	921,525	301,111	231,739	10,292,256
12	Apr 10	879,746,893	513,557,438	366,189,456	30,015,486	615,322,767	0.57	8,651,587	1,014,707	171,787	165,561	10,003,641
13	May 10	845,734,316	479,544,860	366,189,456	30,015,486	599,252,719	0.25	7,646,535	582,433	415,451	90,045	8,734,464
14	Jun 10	808,941,767	442,752,311	366,189,456	30,015,486	580,191,574	0.32	9,378,675	954,728	123,307	339,107	10,795,816
15	Jul 10	772,435,089	406,245,633	366,189,456	30,015,486	560,825,654	0.73	9,089,171	895,427	131,986	164,442	10,281,027
16	Aug 10	738,023,159	371,833,703	366,189,456	30,015,486	543,226,375	0.84	8,109,115	848,706	159,219	101,644	9,218,684
17	Sep 10	700,629,693	334,440,237	366,189,456	30,015,486	521,954,240	(1.24)	8,139,117	675,948	96,761	78,784	8,990,610
18	Oct 10	658,995,820	292,806,365	366,189,456	30,015,486	495,957,890	1.44	6,608,672	569,870	79,423	125,864	7,383,829
19	Nov 10	625,894,366	259,704,910	366,189,456	30,015,486	478,102,765	0.92	6,722,747	748,665	104,504	114,813	7,690,728
20	Dec 10	594,940,634	228,751,178	366,189,456	30,015,486	461,913,304	0.66	7,813,057	687,536	95,166	59,082	8,654,841
21	Jan 11	561,755,021	195,565,565	366,189,456	30,015,486	442,909,207	0.97	6,988,036	713,749	208,156	102,420	8,012,360
22	Feb 11	530,453,452	164,263,997	366,189,456	30,015,486	425,304,422	0.65	5,342,864	457,469	231,755	178,574	6,210,662
23	Mar 11	492,982,042	126,792,586	366,189,456	30,015,486	401,556,513	1.20	4,738,791	339,033	124,996	249,249	5,452,070
24	Apr 11	458,208,267	92,018,812	366,189,456	30,015,486	379,636,410	1.28	4,899,012	412,758	27,150	206,952	5,545,871
25	May 11	425,047,882	58,858,426	366,189,456	30,015,486	358,449,141	1.07	5,613,760	427,102	67,617	81,823	6,190,302

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2009-A
Terminations and Losses

															Cumulative
														Cumulative	Residual
				Number of				Gross	Loss (Gain)					Loss (Gain)	Loss (Gain)
		Number of		Vehicles	Number of	Number of		Credit	on Vehicles	Loss (Gain)				as a % of	on Vehicles
		Scheduled	Number of	Returned &	Vehicles	Vehicles	Return	Losses on	Returned &	on Vehicles		Total Loss	Cumulative	Initial Total	Returned &
Month	Date	Terminations(8)	Defaults(9)	Sold(10)	Retained(11)	Removed(12)	Rate(13)	Defaults	Sold	Retained	Recoveries	(Gain)	Loss (Gain)	Sec. Value	Sold
1	May 09	—	1	12	39	11	19.05%	$1,311	$(19,222)	$(131,928)	$—	$(149,839)	$(149,839)	(0.01)%	$(19,977)
2	Jun 09	122	8	47	81	52	25.00	4,531	(58,790)	(144,806)	(1,692)	(200,757)	(350,596)	(0.03)	(90,018)
3	Jul 09	165	31	125	117	51	38.58	68,558	(175,800)	(277,620)	(12,109)	(396,972)	(747,568)	(0.06)	(300,607)
4	Aug 09	168	44	159	103	43	45.56	183,308	(107,981)	(226,288)	6,659	(144,302)	(891,870)	(0.07)	(499,536)
5	Sep 09	312	46	150	178	92	32.19	192,362	(203,079)	(400,150)	(46,215)	(457,082)	(1,348,952)	(0.11)	(802,263)
6	Oct 09	518	70	249	217	136	37.05	416,153	(255,062)	(455,989)	(32,449)	(327,346)	(1,676,298)	(0.14)	(1,141,472)
7	Nov 09	583	58	289	183	141	43.07	485,888	(202,016)	(420,580)	(23,720)	(160,428)	(1,836,727)	(0.15)	(1,455,257)
8	Dec 09	657	55	410	204	141	50.62	469,503	(87,847)	(504,949)	(70,804)	(194,097)	(2,030,824)	(0.17)	(1,643,599)
9	Jan 10	562	52	508	174	127	59.00	243,789	(253,043)	(386,666)	(117,773)	(513,693)	(2,544,516)	(0.21)	(2,002,546)
10	Feb 10	900	52	511	219	152	54.71	295,135	(378,139)	(469,106)	(173,433)	(725,543)	(3,270,059)	(0.27)	(2,508,346)
11	Mar 10	968	58	579	302	186	51.47	353,566	(943,543)	(582,027)	(222,067)	(1,394,071)	(4,664,131)	(0.39)	(3,593,143)
12	Apr 10	864	58	630	307	170	54.08	350,447	(1,090,224)	(599,079)	(187,238)	(1,526,094)	(6,190,225)	(0.52)	(4,811,153)
13	May 10	1,000	41	613	307	182	53.63	164,199	(842,280)	(587,501)	(165,522)	(1,431,104)	(7,621,329)	(0.63)	(5,818,983)
14	Jun 10	1,183	46	650	417	199	49.54	214,729	(940,632)	(849,792)	(169,344)	(1,745,039)	(9,366,369)	(0.78)	(6,899,132)
15	Jul 10	968	39	723	376	186	54.61	153,281	(1,080,995)	(651,429)	(161,313)	(1,740,456)	(11,106,824)	(0.93)	(8,144,840)
16	Aug 10	885	48	630	421	151	50.40	208,420	(1,300,477)	(804,358)	(309,357)	(2,205,773)	(13,312,597)	(1.11)	(9,635,857)
17	Sep 10	2,007	50	626	539	217	43.72	107,289	(931,594)	(1,034,732)	(168,124)	(2,027,161)	(15,339,757)	(1.28)	(10,713,170)
18	Oct 10	904	45	989	521	201	56.32	129,126	(1,064,667)	(965,116)	(187,251)	(2,087,908)	(17,427,665)	(1.45)	(12,003,277)
19	Nov 10	870	34	642	507	110	49.65	223,380	(829,381)	(904,591)	(214,097)	(1,724,688)	(19,152,353)	(1.60)	(13,019,860)
20	Dec 10	952	36	544	491	134	45.15	232,714	(993,849)	(920,763)	(204,433)	(1,886,332)	(21,038,685)	(1.75)	(14,178,199)
21	Jan 11	1,092	37	681	534	124	49.49	185,560	(1,569,309)	(1,012,521)	(151,777)	(2,548,047)	(23,586,732)	(1.96)	(15,934,941)
22	Feb 11	1,293	27	686	599	110	48.24	28,533	(1,724,587)	(1,044,546)	(91,707)	(2,832,306)	(26,419,038)	(2.20)	(17,852,520)
23	Mar 11	1,426	37	864	853	102	46.55	98,824	(2,728,911)	(1,543,031)	(235,706)	(4,408,824)	(30,827,862)	(2.57)	(20,770,756)
24	Apr 11	1,286	21	851	784	88	48.80	80,788	(2,938,353)	(1,442,266)	(231,781)	(4,531,612)	(35,359,474)	(2.95)	(23,951,047)
25	May 11	1,477	30	719	868	86	42.22	78,316	(2,469,866)	(1,560,701)	(268,792)	(4,221,043)	(39,580,517)	(3.30)	(26,631,668)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A
Original Pool Characteristics

Closing Date	February 5, 2010
Cutoff Date	January 1, 2010
Number of Leases	102,097
Weighted Average(1) FICO® Score(2) at Origination	741

Weighted Average(1) Original Term	34.6	months
Weighted Average(1) Remaining Term	18.0	months
Weighted Average(1) Lease Factor	3.07%
Minimum Discount Rate Used to Calculate Securitization Value	5.60%
Percentage New Vehicles(3)	100.00%
Total Note Balance	$1,872,045,000
Securitization Value
Average	$21,149
Highest	80,913
Lowest	4,548
Total	2,159,222,380
Total Adjusted MSRP	$3,442,824,274
Base Residual Value
Average	$15,541
Highest	61,157
Lowest	4,277
Total	1,586,679,538
Total as % of Initial Total Securitization Value	73.48%
Residual Portion of Securitization Value
Average	14,317
Highest	60,029
Lowest	3,890
Total	1,461,736,801
Total as % of Initial Total Securitization Value	67.70%
Total ALG Mark-to-Market (January-February 2010)	$1,573,378,413
Original Term(3)
12 months	0.00%
24	18.98
27	3.71
30	1.75
36	41.44
37	0.00
39	31.10
42	0.10
44	0.00
48	2.92
Vehicle Type(3)
Car	40.10%
CUV	30.82
SUV	24.46
Truck	4.63
Vehicle Make(3)
Ford	43.24%
Lincoln	27.18
Mazda	9.75
Mercury	8.34
Land Rover	5.95
Volvo	3.18
Jaguar	2.36
Top 15 Vehicle Models(3)
Edge	12.42%
Fusion	8.99
MKX	8.95
MKZ	7.53
MKS	6.73
Escape	5.86
Milan	4.00
F-150	3.22
Navigator	3.22
Explorer	2.99
Range Rover	2.69
Flex	2.69
Mariner	2.58
CX-9	2.58
Range Rover Sport	2.54
Top 8 States(3)(4)
Michigan	24.18%
New York	15.23
New Jersey	10.43
California	8.32
Florida	7.48
Ohio	5.39
Pennsylvania	4.77
Texas	4.01

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A
Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	Jan 10	$2,116,650,239	$—	$—	$—	$1,460,780,961	0.44%	$18,510,045	$—	$—	$—	$18,510,045
2	Feb 10	2,060,360,561	1,773,183,180	287,177,380	38,240,690	1,445,632,374	(0.31)	12,622,049	847,964	—	—	13,470,013
3	Mar 10	1,974,566,703	1,687,389,323	287,177,380	49,082,769	1,400,602,892	(0.09)	12,955,245	898,944	228,064	—	14,082,253
4	Apr 10	1,877,881,791	1,590,704,410	287,177,380	53,980,560	1,343,508,236	0.92	13,119,611	1,167,498	188,101	—	14,475,209
5	May 10	1,785,922,936	1,498,745,555	287,177,380	53,980,560	1,289,091,735	0.32	11,805,033	889,254	176,626	67,488	12,938,402
6	Jun 10	1,679,812,368	1,392,634,988	287,177,380	53,980,560	1,218,819,620	(0.36)	15,102,799	1,140,250	160,657	117,117	16,520,823
7	Jul 10	1,557,484,690	1,270,307,309	287,177,380	53,980,560	1,130,220,145	0.25	13,054,527	925,139	107,044	52,274	14,138,985
8	Aug 10	1,443,088,975	1,155,911,594	287,177,380	53,980,560	1,047,673,449	0.29	13,384,307	1,061,543	207,315	13,897	14,667,062
9	Sep 10	1,340,886,828	1,053,709,447	287,177,380	53,980,560	975,721,392	0.71	12,052,945	788,032	159,124	82,986	13,083,087
10	Oct 10	1,265,852,523	978,675,142	287,177,380	53,980,560	930,483,972	1.70	10,102,269	801,769	142,098	72,034	11,118,170
11	Nov 10	1,211,719,099	924,541,718	287,177,380	53,980,560	905,468,605	1.15	11,942,974	971,779	121,573	121,538	13,157,865
12	Dec 10	1,160,477,085	873,299,705	287,177,380	53,980,560	882,396,366	0.79	11,894,872	1,198,640	83,188	89,930	13,266,630
13	Jan 11	1,098,794,478	811,617,098	287,177,380	53,980,560	847,806,000	0.78	10,814,878	1,083,299	315,159	88,184	12,301,521
14	Feb 11	1,031,498,449	744,321,068	287,177,380	53,980,560	806,799,436	0.87	8,495,175	945,582	140,548	146,567	9,727,873
15	Mar 11	948,790,631	661,613,250	287,177,380	53,980,560	749,469,914	1.17	8,045,967	852,293	76,500	164,761	9,139,521
16	Apr 11	867,339,224	580,161,843	287,177,380	53,980,560	691,105,669	1.21	7,332,361	773,137	273,994	43,691	8,423,184
17	May 11	789,222,619	502,045,238	287,177,380	53,980,560	634,105,276	0.81	8,000,495	527,952	157,689	55,293	8,741,429

See page C-1 for definitions and footnotes
Terminations and Losses

															Cumulative
														Cumulative	Residual
				Number of				Gross	Loss (Gain)					Loss (Gain)	Loss (Gain)
		Number of		Vehicles	Number of	Number of		Credit	on Vehicles	Loss (Gain)				as a % of	on Vehicles
		Scheduled	Number of	Returned &	Vehicles	Vehicles	Return	Losses on	Returned &	on Vehicles		Total Loss	Cumulative	Initial Total	Returned &
Month	Date	Terminations(8)	Defaults(9)	Sold(10)	Retained(11)	Removed(12)	Rate(13)	Defaults	Sold	Retained	Recoveries	(Gain)	Loss (Gain)	Sec. Value	Sold
1	Jan 10	—	—	127	319	64	24.90%	$—	$(94,366)	$(640,504)	$—	$(734,870)	$(734,870)	(0.03)%	$(140,854)
2	Feb 10	1,689	16	663	513	173	48.57	38,480	(738,254)	(960,194)	(11,788)	(1,671,757)	(2,406,627)	(0.11)	(1,054,809)
3	Mar 10	3,234	61	1,626	1,000	443	51.95	172,235	(2,698,038)	(1,898,505)	(149,742)	(4,574,051)	(6,980,678)	(0.32)	(4,148,191)
4	Apr 10	2,548	57	2,255	989	467	59.85	113,566	(3,748,013)	(1,730,145)	(279,010)	(5,643,603)	(12,624,281)	(0.58)	(8,387,438)
5	May 10	3,094	56	2,093	984	371	59.73	166,035	(2,937,637)	(1,727,544)	(261,019)	(4,760,165)	(17,384,446)	(0.81)	(11,827,560)
6	Jun 10	4,539	53	2,394	1,192	703	55.14	192,637	(3,474,550)	(2,024,664)	(314,271)	(5,620,848)	(23,005,294)	(1.07)	(15,892,929)
7	Jul 10	4,920	73	3,155	1,320	782	59.19	260,755	(5,298,108)	(1,974,371)	(456,664)	(7,468,388)	(30,473,682)	(1.41)	(21,871,837)
8	Aug 10	4,910	65	2,739	1,390	755	55.34	113,645	(4,553,561)	(2,166,818)	(421,903)	(7,028,637)	(37,502,319)	(1.74)	(27,051,436)
9	Sep 10	3,895	65	2,526	1,201	587	57.68	253,463	(2,995,305)	(2,052,190)	(479,891)	(5,273,923)	(42,776,241)	(1.98)	(30,650,708)
10	Oct 10	755	63	1,729	889	234	59.31	242,506	(812,321)	(1,589,002)	(390,036)	(2,548,853)	(45,325,094)	(2.10)	(32,049,246)
11	Nov 10	718	60	808	867	104	43.94	252,354	(570,656)	(1,664,312)	(401,420)	(2,384,035)	(47,709,129)	(2.21)	(32,987,650)
12	Dec 10	1,236	61	812	898	115	43.05	185,801	(1,443,556)	(1,664,341)	(278,998)	(3,201,093)	(50,910,222)	(2.36)	(34,750,102)
13	Jan 11	2,263	53	1,383	1,123	208	49.98	204,440	(3,069,004)	(1,977,809)	(283,028)	(5,125,400)	(56,035,622)	(2.60)	(38,180,308)
14	Feb 11	2,803	48	1,696	1,296	210	52.18	192,554	(4,205,421)	(2,359,837)	(275,989)	(6,648,692)	(62,684,314)	(2.90)	(42,759,301)
15	Mar 11	3,701	56	2,336	1,857	246	51.97	157,612	(7,255,761)	(3,144,226)	(394,883)	(10,637,258)	(73,321,572)	(3.40)	(50,528,624)
16	Apr 11	3,842	48	2,421	1,741	312	53.54	118,298	(8,402,937)	(2,892,793)	(469,544)	(11,646,976)	(84,968,548)	(3.94)	(59,396,811)
17	May 11	4,503	43	2,183	1,895	270	49.72	76,670	(7,649,876)	(3,012,127)	(445,371)	(11,030,704)	(95,999,252)	(4.45)	(67,576,487)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B
Original Pool Characteristics

Closing Date	October 28, 2010
Cutoff Date	October 1, 2010
Number of Leases	47,777
Weighted Average(1) FICO® Score(2) at Origination	749

Weighted Average(1) Original Term	34.3	months
Weighted Average(1) Remaining Term	21.8	months
Weighted Average(1) Lease Factor	2.69%
Minimum Discount Rate Used to Calculate Securitization Value	5.40%
Percentage New Vehicles(3)	100.00%
Total Note Balance	$867,536,000
Securitization Value
Average	$22,253
Highest	67,334
Lowest	5,630
Total	1,063,157,765
Total Adjusted MSRP	$1,649,492,466
Base Residual Value
Average	$15,599
Highest	55,019
Lowest	4,898
Total	745,258,664
Total as % of Initial Total Securitization Value	70.10%
Residual Portion of Securitization Value
Average	$14,157
Highest	54,527
Lowest	4,629
Total	676,362,032
Total as % of Initial Total Securitization Value	63.62%
Total ALG Mark-to-Market (January-February 2010)	$804,567,558
Original Term(3)
12 months	0.00%
24	20.09
27	4.62
30	0.10
36	41.85
39	31.34
42	0.04
48	1.97
Vehicle Type(3)
Car	43.40%
CUV	30.51
SUV	19.47
Truck	6.61
Vehicle Make(3)
Ford	51.85%
Lincoln	32.87
Mercury	10.47
Mazda	1.87
Land Rover	1.02
Volvo	0.96
Jaguar	0.95
Top 15 Vehicle Models(3)
Edge	13.96%
Fusion	12.74
MKZ	9.69
MKS	8.62
MKX	8.61
Escape	7.94
F-150	6.09
Milan	5.45
Mariner	3.96
Flex	3.68
MKT	2.97
Navigator	2.84
Taurus	2.23
Explorer	1.97
Focus	1.92
Top 8 States(3)(4)
Michigan	25.60%
New York	16.41
New Jersey	11.24
Florida	6.52
California	6.28
Pennsylvania	5.40
Ohio	5.12
Texas	3.73

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B
Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	Oct 10	$1,042,102,954	$846,481,190	$195,621,765	$14,834,397	$674,540,458	0.53%	$4,223,758	$—	$—	$—	$4,223,758
2	Nov 10	1,014,728,833	819,107,068	195,621,765	19,639,758	665,921,421	(0.06)	6,244,225	276,469	—	—	6,520,694
3	Dec 10	984,075,234	788,453,469	195,621,765	24,563,345	653,882,974	0.27	6,859,252	728,498	63,809	—	7,651,559
4	Jan 11	954,455,548	758,833,783	195,621,765	26,578,944	642,728,005	0.73	5,927,141	499,378	100,640	20,274	6,547,433
5	Feb 11	926,614,037	730,992,272	195,621,765	26,578,944	632,911,180	0.46	4,999,566	258,270	89,423	14,450	5,361,709
6	Mar 11	893,743,421	698,121,657	195,621,765	26,578,944	618,378,131	0.73	4,451,168	264,693	0	15,626	4,731,487
7	Apr 11	862,758,769	667,137,004	195,621,765	26,578,944	604,911,401	0.66	4,676,460	399,431	65,446	15,291	5,156,628
8	May 11	831,913,826	636,292,061	195,621,765	26,578,944	591,140,655	0.59	6,069,313	468,430	46,267	57,234	6,641,243

See page C-1 for definitions and footnotes
Terminations and Losses

															Cumulative
														Cumulative	Residual
				Number of				Gross	Loss (Gain)					Loss (Gain)	Loss (Gain)
		Number of		Vehicles	Number of	Number of		Credit	on Vehicles	Loss (Gain)				as a % of	on Vehicles
		Scheduled	Number of	Returned &	Vehicles	Vehicles	Return	Losses on	Returned &	on Vehicles		Total Loss	Cumulative	Initial Total	Returned &
Month	Date	Terminations(8)	Defaults(9)	Sold(10)	Retained(11)	Removed(12)	Rate(13)	Defaults	Sold	Retained	Recoveries	(Gain)	Loss (Gain)	Sec. Value	Sold
1	Oct 10	—	2	64	261	19	18.50%	$(1,631)	$(123,125)	$(473,318)	$—	$(598,075)	$(598,075)	(0.06)%	$(151,824)
2	Nov 10	904	7	319	433	66	38.67	28,196	(624,120)	(825,010)	(17,427)	(1,438,362)	(2,036,436)	(0.19)	(841,472)
3	Dec 10	893	13	492	405	122	47.67	46,651	(1,113,484)	(788,987)	(28,719)	(1,884,539)	(3,920,975)	(0.37)	(2,067,661)
4	Jan 11	511	26	490	375	73	50.83	190,640	(1,113,326)	(757,076)	(58,804)	(1,738,565)	(5,659,540)	(0.53)	(3,329,004)
5	Feb 11	625	23	411	399	72	45.41	103,477	(1,019,348)	(696,715)	(26,096)	(1,638,681)	(7,298,221)	(0.69)	(4,492,177)
6	Mar 11	824	21	571	562	79	46.31	73,346	(1,845,463)	(1,100,221)	(76,785)	(2,949,123)	(10,247,344)	(0.96)	(6,495,529)
7	Apr 11	793	23	584	502	65	49.74	(2,301)	(1,883,833)	(881,336)	(113,783)	(2,881,253)	(13,128,596)	(1.23)	(8,553,632)
8	May 11	908	16	494	577	80	42.33	12,065	(1,708,156)	(1,030,881)	(86,750)	(2,813,722)	(15,942,318)	(1.50)	(10,421,703)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trusts
Asset Backed Notes

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 8 of this prospectus and in the prospectus supplement.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.
This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.
The issuing entities:
A new trust will be formed to be the issuing entity for each securitization transaction.
The assets of each trust will consist of:
•	an exchange note which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•	rights under the transaction documents for servicer advances, and

•	any other property identified in the prospectus supplement.
Each trust will issue asset-backed securities consisting of notes in one or more classes.
The notes:
•	will be asset-backed securities payable only from the assets of the trust,

•	may benefit from one or more forms of credit or payment enhancement, and

•	will be debt obligations of the trust.
The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2011

READING THIS PROSPECTUS
AND A PROSPECTUS SUPPLEMENT
     This prospectus provides general information about the notes to be issued by the Ford Credit Auto Lease Trusts, some of which may not apply to notes issued by a particular trust.
     You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.
     This prospectus begins with the following brief introductory sections:
•	Summary — provides an overview of the terms of the notes.

•	Risk Factors — describes some of the risks of investing in the notes.
     The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement. The Table of Contents on the preceding pages contains references to key topics.
     An index of defined terms is at the end of this prospectus.

SUMMARY
     This summary provides an overview of the most important terms of the notes. It does not contain all of the information that may be important to you. To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.
Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator
Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”
Depositor
Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.
Issuing Entity
The depositor will form a separate issuing entity, or “trust, “ for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee. Initially, the depositor will be the beneficiary of the trust.
Indenture Trustee and Owner Trustee
The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.
Titling Companies
Each of CAB East LLC and CAB West LLC, together the “titling companies” and each individually a “titling company,” is a Delaware limited liability company.
Collateral Agent
HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.
Administrative Agent
U.S. Bank National Association, or “U.S. Bank,” is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.
The Notes
The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.
The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:
•	principal amount,

•	interest rate or method of determining the interest rate, and

•	final scheduled payment date.
The notes of one class may differ from the notes of another class in certain respects, including:
•	the timing and priority of payments, and

•	whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.
The priority of payments among the different classes of notes will be described in the prospectus supplement.
The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.
For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Exchange Note
The titling companies will issue a new “exchange note” to Ford Credit in connection with each securitization transaction. The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.
The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note. These amounts include:
•	payments by or on behalf of the lessees on the leases,

•	net proceeds from sales of leased vehicles, and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.
For a more detailed description of the features of the exchange note you should read “Description of the Exchange Notes” in this prospectus and “Description of the Exchange Note” in the prospectus supplement.
Reference Pool
The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.
The prospectus supplement will describe how the securitization value of a lease is calculated.
Trust Assets
The primary asset of the trust will be the exchange note.
For each securitization transaction, Ford Credit, as the sponsor, will sell the exchange note to the depositor and the depositor will then immediately sell the exchange note to the trust. The prospectus supplement will describe the criteria used to select the reference pool which will back the exchange note.
In addition to the exchange note, the trust assets will include:
•	funds and investments held in bank accounts of the trust,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•	rights under the transaction documents for servicer advances, and

•	all other rights under the transaction documents, including any credit or payment enhancements.
For a more detailed description of the trust assets, you should read “Reference Pool” and “Description of the Exchange Notes” in this prospectus and “Reference Pool” and “Description of the Exchange Note” in the prospectus supplement.
Credit and Payment Enhancement
The prospectus supplement will describe the features designed to protect noteholders against losses on the leases and leased vehicles in the reference pool and consequent delays or defaults in payments on the notes. These features are called credit enhancement and may include:
•	reserve accounts,

•	excess spread,

•	overcollateralization, or

•	subordination of other notes issued by the trust.
The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders. These features are called payment enhancement and may include:
•	interest rate swaps, caps or floors,

•	surety bonds,

•	letters of credit, or

•	liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.
Servicing of the Reference Pool
Ford Credit will act as the “servicer” for the leases and leased vehicles in the reference pool. The servicer is responsible for collecting payments on the reference pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles. Ford Credit will also act as custodian and maintain custody of the lease files. The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.
For a more detailed description of the servicing of the reference pool, you should read “Servicing the Reference Pool and the Securitization Transaction” in this prospectus.
Optional Redemption or “Clean Up Call” Option
The servicer will have the option to purchase the exchange note from the trust on any payment date that the note balance of the notes is less than an amount specified in the prospectus supplement. This option is referred to as the servicer’s “clean up call” option. The prospectus supplement will describe how the clean up call option works, the purchase price for the exchange note and any conditions to its exercise by the servicer.
For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.
Tax Status
If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.
The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:
•	the notes will be treated as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of the notes.

The absence of a secondary market for your notes could limit your ability to resell your notes	The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes	The trust will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns. Credit enhancement that is available to support your notes is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on collections on the leases and proceeds from the sale of the leased vehicles	The trust will pay the notes only with payments received on the exchange note. The amount received on the exchange note will primarily depend upon the collections on the leases in the reference pool, the number of leases that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default. If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the reference pool is uncertain	The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

• consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles,

•   vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase certain types of vehicles, and

• other factors, including the impact of vehicle recalls.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as full-sized trucks and SUVs. Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models. Consequently, no accurate prediction can be made of how the reference pool will perform.

The timing of principal payments on your notes is uncertain	Faster than expected payments on the reference pool will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Payments on the reference pool may be made earlier than expected if:

• lessees prepay the leases in full,

• lessees default on their leases and proceeds are received from the sale of the leased vehicles,

• lessees participate in early termination programs sponsored by Ford,

• proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received,

• the servicer is required to remove certain leases and leased vehicles from the reference pool and makes a corresponding payment to the collection account, or

• leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors will influence the rate of payments on the reference pool. No prediction can be made as to the actual rate of these payments.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had such principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced.

You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on the notes	If another person acquires an interest in the exchange note or in any lease or leased vehicle in the reference pool that is superior to the trust’s, collections on the exchange note, collections on that lease or proceeds of the sale of that leased vehicle may not be available to make payments on your notes. Another person could acquire an interest that is superior to the trust’s interest if:

•   the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction,

•   the collateral agent does not have a perfected security interest in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in all leases and leased vehicles to the collateral agent upon their acquisition by the titling companies and the indication on the certificate of title for each leased vehicle naming the collateral agent as secured party, or

•   the collateral agent’s security interest in the leases or leased vehicles in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information regarding the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Some Important Legal Considerations — Security Interests in the Exchange Note and the Leases and Leased Vehicles” in this prospectus.

Subordination will cause some classes of notes to bear additional credit risk	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as hedge counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date	The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date. Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The trust will pledge the exchange note to the indenture trustee to secure payment of the notes. The Controlling Class will be entitled to declare an Event of Default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest). The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full. If your notes cannot be repaid in full with the proceeds of a sale of the exchange note, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Events of Servicing Termination.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions. Only the Controlling Class will have these rights. The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default and Remedies — Remedies Following Acceleration” and “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

You may suffer losses on your notes because the servicer may commingle collections with its own funds	The servicer will be required to deposit collections on the reference pool in the trust’s collection account within two business days of applying such amounts to the lessee’s account or on a monthly basis. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds. If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be delayed. This could cause payments on your notes to be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described under “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes	The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether it expects to recover a potential servicer advance and, therefore, whether or not to make that servicer advance. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of principal and interest received by the trust on the exchange note. If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may experience losses or delays in payment on your notes.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust, were not “true sales” or that the assets and liabilities of the titling companies, the holding companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•    the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Bankruptcy Considerations” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the titling companies, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Ford Credit, the titling companies, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, see “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the reference pool because the amount of the servicing fee declines each month as the total securitization value declines but the servicing costs on each account remain essentially fixed. This risk is greatest toward the end of the securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and posting of monthly payments. A delay or inability to find a replacement servicer would delay collections on the reference pool and could delay payments and reports to the noteholders and the indenture trustee, reduce amounts collected on the reference pool, including vehicle sale proceeds on returned or repossessed leased vehicles or amounts collected on defaulted leases. As a result, the amount available to pay principal and interest on your notes may be reduced or delayed.

SPONSOR AND SERVICER
General
     Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is an indirect wholly owned subsidiary of Ford.
     Ford Credit provides a wide variety of automotive financing products to and through dealers throughout the world. Ford Credit’s primary financing products are:
•	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.
     Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.
     Ford Credit earns its revenue primarily from:
•	payments on retail installment sale contracts and leases that it purchases,

•	interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•	payments on wholesale and other dealer loan financing programs.
     Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued. Ford Credit will be responsible for structuring each transaction and selecting the transaction parties. Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction in which the notes will be issued. Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs. Ford Credit will also select the leases and leased vehicles allocated to the reference pool for each securitization transaction. The criteria used by Ford Credit to select the leases and leased vehicles for the securitization transaction in which the notes will be issued will be described in the prospectus supplement.
     Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies, the administrator for the titling companies and the collateral agent administrator and will be the indenture administrator. As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from motor vehicle dealers in the United States in the ordinary course of business. As lender, Ford Credit will request that the titling companies create the exchange note issued for the securitization transaction in which the notes will be issued and will also be the initial holder of the exchange note and any other exchange notes issued under the credit and security agreement. In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.
     As servicer of the reference pool, Ford Credit will make representations about the leases and lease vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note. If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must remove the lease or leased vehicle from the reference pool unless it cures the breach in all material respects by the end of any applicable grace period.
     As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies. Ford Credit is also responsible for servicing all of the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.
     As administrator of the titling companies, Ford Credit performs administrative duties on behalf of each of the titling companies. As collateral agent administrator, Ford Credit will perform administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking all necessary actions with respect to the collateral agent and the certificates of title for the leased vehicles. As indenture administrator, Ford Credit will perform administrative duties on behalf of the trust. Ford Credit will receive a fee for the performance of its services as titling company administrator, collateral agent administrator and indenture administrator.
General Securitization Experience
     Ford Credit has been securitizing its assets since 1988.
     Ford Credit’s securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related leased vehicles. Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.
     In the United States, Ford Credit regularly sponsors lease securitizations in which securities backed by reference pools of leases and leased vehicles are sold in private transactions to purchasers, including large financial institutions and asset-backed commercial paper conduits.
     Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.
     For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.
U.S. Securitization Program for Leases
     Ford Credit has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A since 2009, and has issued asset-backed securities in more than 20 transactions under this program. Ford Credit is now establishing a publicly registered securitization program for leases. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. Ford Credit has never received a demand to remove a lease and leased vehicle from a reference pool underlying the asset-backed securities offered in its private lease program due to a breach of representations relating to such lease and leased vehicle. Removals of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in its private lease program. None of the asset-backed securities offered in its private lease program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.
Use of Titling Companies; Financing Purchases of Leases by Titling Companies
     Ford Credit uses titling companies to facilitate its leasing business. The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases. The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease. Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility pursuant to the credit and security agreement and funds contributed to the titling company indirectly by Ford Credit. The titling companies have agreed to repay amounts advanced under the revolving credit facility on a joint and several basis.
     At any time, Ford Credit may request that the titling companies convert all or a portion of the amounts outstanding under the revolving credit facility to a term note evidenced by an “exchange note.”
     Amounts due to Ford Credit under the revolving credit facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of Ford Credit and any holder of any exchange note, on all leases and leased vehicles financed under the credit and security agreement and any proceeds of those leases and leased vehicles. Whenever a new exchange note is issued, certain leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note. For more information about the reference pool, see “Reference Pool” in this prospectus.
Origination, Purchasing and Underwriting
     When a lessee leases a vehicle from a dealer, the lessee and the dealer negotiate the price of the vehicle and the acquisition of any insurance, service contract or other products. The lessee and the dealer also decide the lease term, mileage allowance, residual value and payment terms for the lease, subject to Ford Credit’s approval. Typically, Ford Credit also requires the dealer to charge the lessee an acquisition fee, which is currently $595.
     The titling company pays the dealer a purchase price or “acquisition cost” for the lease and the leased vehicle equal to (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balance on any prior lease or trade-in vehicle and other fees and charges, less (3) any vehicle trade-in, rebate or down payment, plus (4) a set fee or a portion of the lease charges on the contract. The portion of the lease charges earned by the dealer generally is calculated using the difference between the minimum lease factor set by Ford Credit and the lease factor used to calculate the lessee’s payment, subject to the lease factor limit set by Ford Credit.
     The monthly lease payments or “base monthly payments” are set so that, over the life of a lease, the aggregate payments will cover the difference between the acquisition cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges and the acquisition fee. Lease charges are based on an implicit interest rate, called a “lease factor. “ A lessee’s total monthly payment also includes any sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.
     Almost all leases purchased by the titling companies are for new vehicles and most are with individuals who lease vehicles for personal use. The titling companies generally purchase leases with terms of 24, 36 and 39 months, but will purchase leases with other terms.

     All of the leases are closed-end leases. At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it. If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value. The related titling company, as the lessor, assumes all residual risk on the leased vehicle.
     Ford Credit establishes a standard contract residual value and lease factor for each lease. However, almost all leases purchased by the titling companies are originated under Ford-sponsored marketing programs. Under these programs, the contract residual value is set higher than the contract residual value and/or the lease factor is set below the lease factor Ford Credit would otherwise have set. Ford Credit also allows lessees to reduce their lease factor by prepaying all their monthly payments in a single up-front payment.
     Ford Credit makes purchasing decisions on behalf of the titling companies, as servicer for the titling companies. These decisions are made independently of Ford, and Ford cannot require any titling company to purchase leases that do not satisfy Ford Credit’s underwriting standards. Ford Credit’s underwriting standards and purchasing criteria emphasize the applicant’s ability to pay and creditworthiness. The creditworthiness of any co-applicant or guarantor is also considered. Each applicant completes a credit application. Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the lease. Ford Credit generally obtains a credit report on the applicant from a national credit bureau. Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.
     To set the minimum lease factor that must be used to calculate the base monthly payment for standard rate leases, Ford Credit uses lease specific scoring models to assess the creditworthiness of an applicant using the information provided on the applicant’s credit application, the proposed terms of the lease and the applicant’s credit bureau data. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. FICO® is a registered trademark of Fair Isaac Corporation. Ford Credit uses FICO® scores designated specifically for automotive financing. The FICO® score measures the likelihood an applicant will repay an obligation, and it is the most significant factor in Ford Credit’s consumer scoring models. The highest FICO® score is 900, and the lowest FICO® score is 250. Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.
     Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit’s electronic decisioning models. A credit analyst judgmentally evaluates each credit application that is not electronically approved or rejected. The credit analyst considers the same information used in the electronic decisioning models and also weighs other factors, such as Ford Credit’s relationship with the dealer, then makes an individual credit decision based on the analyst’s assessment of the strengths and weaknesses of the application. The credit analyst may condition approval of a credit application on the addition of a qualified co-lessee or guarantor or a security deposit or on modifications to the lease terms in order to lower the total monthly payment on the lease, such as a higher cash down payment or a less expensive leased vehicle. When necessary, the analyst will verify the identity, employment and other applicant data before the decision is made.
     For credit applications not electronically approved or rejected, Ford Credit typically makes a credit decision within 20 minutes of receipt of an application. Higher risk applicants may require additional investigation. Over 95% of Ford Credit’s credit decisions are made within one hour of receipt of an application.

     Each Ford Credit analyst is assigned a specific dollar approval level for leases. These levels are based on an applicant’s total outstanding balances with Ford Credit. More experienced analysts are assigned higher approval levels. More senior personnel must approve any lease that exceeds the analyst’s approval level. In addition, the more senior personnel periodically review the purchase decisions of analysts to ensure they are consistent with Ford Credit’s underwriting guidelines.
     Dealers must submit leases on forms approved by Ford Credit. After the dealer submits a completed lease, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer. If the lease contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the lessee or obtain a signed modification from the lessee. A lease with a more significant error is returned to the dealer for correction or a new lease. Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct. For disclosures that Ford Credit cannot review because the error would not be apparent in the lease, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party. Ford Credit reviews titles as they are received to confirm the titling company’s ownership interest and the collateral agent’s security interest are noted on the title.
     At the time the lessee takes delivery of the leased vehicle, the dealer must collect the first month’s lease payment. Certain higher risk lessees may be required to make security deposits. In these cases, the dealer collects a refundable security deposit generally equal to one month’s payment. The dealer also collects and pays all required license fees, registration fees and taxes to register the vehicle.
     Purchased leases and related documents are electronically imaged. For electronic leases, a separate image of the original is created for servicing purposes. Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted. Additional documents obtained during servicing are also added to the imaged file.
     The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to provide Ford Credit with proof of insurance at the beginning of the lease. The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements. The maximum allowable deductible is $1,000. The titling company must be named as an additional insured and loss payee on all insurance policies. Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary. Ford Credit generally does not track whether the lessee maintains the required insurance.
     Ford Credit classifies vehicles into categories. “Car” includes sedans, hatchbacks and coupes. “Light truck” includes vans, minivans and light pick-up trucks. “Utility” includes wagons, SUVs and cross-overs or CUVs.
     A specific auditing group within Ford Credit performs regular audits to monitor compliance with purchasing policies and procedures and legal requirements.
     Ford Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions, lessee characteristics or other factors change, Ford Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.
     Determination of Residual Values. The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term. The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment. The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

     Ford Credit uses two proprietary models and an internal review process to establish residual values. These models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends. Ford Credit regularly reviews and updates the residual value models. The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned marketing incentives, market acceptance of vehicles and competitive actions within the vehicle segment. Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide (“ALG”) and Black Book.
     Ford Credit sets residual value percentages quarterly for each new vehicle available from Ford generally for lease terms of 24, 36, 39 and 48 months and for maximum mileage levels ranging from 10,500 to 19,500 miles per year. If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term. Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles) but the residual value percentage will not be adjusted.
     Manufacturers often sponsor marketing programs on select vehicles in order to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit. Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time. For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the level that Ford Credit would otherwise set.
     When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value. Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.
     Commercial Accounts. Some of the leases purchased by the titling companies are for lessees who are either individuals or business entities who use the leased vehicles for commercial purposes. Commercial lessees may have multiple leases with the titling companies. Ford Credit’s scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus. While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores. Commercial credit bureau scores, when available, have been used in Ford Credit’s scoring models since the second quarter of 2008. Commercial applicants who are individuals are scored using the scoring models for individual customers, including the individual’s FICO® score. Similar to credit decisions for personal use leases, credit decisions for commercial leases emphasize the applicant’s ability to pay and creditworthiness, but also recognize that commercial use vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle. For these reasons, underwriting standards are often different for commercial leases, such as by requiring larger down payments. Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value. As a result, the titling companies have few leased vehicles with specialty bodies. A portion of commercial use customers have lines of credit that allow the customer to enter into multiple leases up to the approved amount under preestablished terms. Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the leases entered into under the line of credit as a condition of approval.
     The most significant difference between commercial and other leases is that commercial leases may be included in a separate cross collateral agreement. These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some of the leases are current. Payments or other amounts, such as repossession sale proceeds, received that relate to one lease generally are applied first to that lease. Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.
Servicing Experience
     Ford Credit will service the leases and the securitization transactions in its U.S. public lease securitization program. Ford Credit has been the servicer for its U.S. private lease securitization program since its inception. None of the asset-backed securities in Ford Credit’s U.S. private lease securitization program have experienced any losses or events of default. There have not been any instances of material noncompliance with the servicing criteria in Ford Credit’s U.S. private lease securitization program.
     Ford Credit services all the retail leases it originates, including leases included in securitizations. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all leases. These practices and procedures are described in "— Servicing and Collections” below. Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.
     Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status. The systems also capture communications with lessees and allow management to review collection personnel activities.
     Ford Credit will be responsible for all servicing functions for the leases and leased vehicles in the reference pool. As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes. These processes include processing monthly lockbox payments from lessees, providing telephonic payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, handling certain inbound lessee service calls and early stage collections support and performing data entry and administrative functions. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to lessee accounts. Ford Credit believes these vendors could be easily replaced, if necessary. Some vendors perform their services outside the United States.
     Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell returned and repossessed leased vehicles. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.
     As servicer of the securitization transaction in which the notes will be issued, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.
Servicing and Collections
     General. Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States. Ford Credit’s servicing operations are divided into three areas — collections, account services and vehicle liquidations. The collections area has two main functions — account maintenance and loss prevention. The account services area has three main functions — credit re-analysis, titles and customer services — that are responsible for non-collection related customer requests such as payment reschedules, title follow-up and payment misapplications. Ford Credit has specialty service centers for leases with bankrupt lessees and charged off accounts. Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support. Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, account redemptions and vehicle skip tracing. One or more of these functions may be consolidated in a single center.
     Ford Credit encourages lessees to make payments electronically, including through direct debit or telephonic or online payment systems. Lessees may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts. Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations. Most banks convert checks into ACH items, which speeds up processing time.
     Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to a lessee’s account on the day the payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.
     Most of the leases are paid without any additional servicing or collection efforts. As each lessee develops a payment history, Ford Credit uses a behavior scoring model to assess the probability of payment default for all leases and implements collection efforts based on its determination of the credit risk associated with each lessee. This model assesses a number of variables including origination characteristics, customer history, payment patterns and updated credit bureau information. Based on data from this scoring model, leases are grouped by risk category for collection. These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved. Ford Credit’s centralized collection operations are supported by auto dialing technology and collection and workflow operating systems.
     A customer service representative will attempt to contact a lessee with a delinquent account to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency. Most delinquent accounts are resolved because the lessee makes the past due payments. In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payment. A payment extension defers a past due payment for one or more months and moves the scheduled termination date by the number of months extended. The mileage allowance and contract residual value, however, are not changed. Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease. Following a payment extension, the account generally is no longer considered delinquent. Ford Credit will generally grant a payment extension if the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee has made at least one payment since lease inception and at least six payments between payment extensions. A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers. When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the payment amount for each month the lease is extended.
     In addition to delinquency payment extensions, an extension of up to 90 days may be allowed to lessees who live in an area affected by a natural disaster. These extensions are not provided to lessees whose leases are more than 61 days delinquent.
     A lessee may also request a term extension. As a result of a term extension, the term of the lease is extended and the mileage allowance and leased vehicle’s residual value are changed. During a term extension the lessee makes additional monthly payments. A term extension is typically approved if the lessee is awaiting delivery of a new Ford vehicle or the lessee has other special circumstances. Most term extensions are for one or two months and term and payment extensions in total may not exceed twelve months. To be eligible for a term extension, the lessee cannot be in default. If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

     A lessee may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the date on which the lessee gets paid changes. Due date changes are not allowed for accounts more than 30 days delinquent.
     In rare instances, a new lessee may assume the obligations under a lease with the original lessee either still liable or released from the terms of the lease. In rare instances, such as after an accident in which the leased vehicle is damaged beyond repair, a lessee is allowed to substitute another vehicle for the original leased vehicle.
     Ford Credit uses periodic management reports on delinquencies, extensions and other measurements and operating audits to maintain control over the use of collection actions.
     Ford Credit’s servicing policies and procedures may change over time. Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures. Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the lessee. If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.
     Closed-End Lease Terms. All of the leases are closed-end leases. The lessee may purchase the leased vehicle at any time during the lease by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments. The purchase price stated in the lease is the contract residual value plus a fee of up to $500. If the lessee does not purchase the leased vehicle, the lessee must return it by the scheduled termination date of the lease. If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.
     Vehicle Maintenance; Excess Mileage and Excess Wear and Use. The lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease. The lessee is also responsible if the vehicle is lost, stolen or seized.
     If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use. Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit set forth in the lease. Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, lights, trim or paint. If the lessee does not pay any excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.
     If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to a specified amount, typically $2,500. Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.
     In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease. In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.
     Lease End Communication. About four to five months prior to the scheduled termination date of a lease, Ford Credit will send a notice to the lessee stating the scheduled termination date, outlining the lessee’s options and obligations at lease end, describing the vehicle inspection process and providing information about new vehicles. The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the scheduled termination date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer the lessee’s questions.

     The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments. If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s scheduled termination date.
     If the lessee does not return or purchase the vehicle by the 10th day after the lease’s scheduled termination date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.
     Vehicle Inspection. If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition. An inspection may occur up to 45 days prior to the scheduled termination date and is generally conducted by a third party inspection company. At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee will owe for excess wear and use on the leased vehicle. If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.
     Vehicle Disposal. Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles. Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions. On average, returned leased vehicles are sold within 25 to 30 days of return.
     Ford Credit uses an online remarketing application called Accelerate through which dealers may purchase returned leased vehicles. Ford Credit uses a proprietary model to establish a price for each vehicle based on recent prices at physical auctions and taking into account options included on the vehicle, mileage, and any excess wear and use. In general, leased vehicles are sold through Accelerate within seven business days of their return. By selling returned leased vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction. If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.
     Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States. Vehicles are typically shipped to the closest auction site but Ford’s vehicle remarketing group uses proprietary models to determine whether to ship the vehicle to another region to maximize net auction proceeds. At each auction site, each vehicle is inspected and a Ford vehicle remarketing area manager authorizes and oversees vehicle repair and reconditioning. To maximize auction value, the Ford vehicle remarketing area manager determines which vehicles will be offered in Ford-sponsored auctions open only to Ford dealers and which vehicles will be offered in auctions open to all dealers. The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time web-cast of all physical auctions that allow internet bidders to participate. After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.
     Early Termination by Lessee. A lessee may terminate a lease prior to its scheduled termination date. If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.
     If the lessee returns the vehicle early, the lessee must pay all amounts owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use. Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee. At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale. If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

     Early Termination Program. In order to encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may from time to time allow selected lessees to terminate their leases early without making a specified number of remaining monthly payments. These programs are generally offered to lessees based on the region where they live, the vehicle model they lease or the period during which their lease is scheduled to terminate. To be eligible to participate, a lessee must lease or buy a new vehicle and must finance it through Ford Credit. If a lessee accepts the offer, the dealer must pay Ford Credit an amount equal to the total of the monthly payments that are waived under the program. The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges. Ford reimburses the dealer for the dealer payment. A dealer is under no obligation to participate in the program.
     Repossession and Charge Off. Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current. Repossession is considered only after other collection efforts have failed. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. On average, Ford Credit repossesses the leased vehicle when the lease is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the lease or other circumstances.
     The vast majority of repossessed vehicles are sold at a physical or on-line auction and the net sale proceeds are applied to the outstanding balance of the lease. As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net auction proceeds. On average, vehicles are sold at auction within 30 to 40 days of repossession. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.
     After standard collection efforts are exhausted and all collections, including auction proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee. In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account. Ford Credit may charge off the remaining balance on an account if the cost of collection exceeds the balance owed by the lessee and will not pursue further collection of the account.
     Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off accounts. Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee or for other reasons, the lessee dies without a collectible estate or the applicable statute of limitations expires. Ford Credit may sell charged off leases as a final effort to realize value.
     Ford Credit may relinquish ownership of the leased vehicle and release the title to an insurer in order to receive proceeds from insurance covering the vehicle or following repossession of the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case in accordance with its policies and procedures.
     Total Loss – Deficiency Waiver. An account is considered a total loss when the vehicle has been damaged beyond repair or stolen. When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement. A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due prior to the date of loss. If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.
     Bankruptcy Accounts. When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty service center for bankrupt accounts. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval. In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle. If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing. If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan. The typical plan of reorganization in a Chapter 13 bankruptcy lasts from two to five years. The payments required on an assumed lease will be the same as the original lease payments. No modifications of a lease are permitted. In some Chapter 13 cases, a debtor may be given a certain period in which to cure pre-bankruptcy payment defaults, typically six to twelve months. A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess wear and use charges or any deficiency balance on the lease.
DEPOSITOR
     Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company created in October 2006. Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.
     The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.
     The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain liabilities as described under “Plan of Distribution” in this prospectus. If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.
     Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus. The depositor may also retain all or a portion of any class of notes issued by a trust.
ISSUING ENTITY
     The depositor will create a separate issuing entity for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.
     The purposes of the trust will be to:
•	acquire and hold the exchange note and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes,

•	issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•	engage in other related activities to accomplish these purposes.
     The trust may not engage in any other activities, invest in any other securities or make loans to any persons.

     The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest provides a legal opinion to the indenture trustee that the amendment will not have a material adverse effect on the notes. If no opinion is delivered, the amendment will require the consent of the holders of a majority of the note balance of the Controlling Class.
     The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.
     The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     Ford Credit will be the administrator of the trust under an administration agreement. The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of Events of Default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the credit and security agreement and the servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The depositor will pay the administrator an annual administration fee.
     The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee and, in certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator. No resignation or termination of the administrator will become effective until a successor administrator is in place.
OWNER TRUSTEE
     The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.
     The owner trustee’s main duties will be:
•	creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•	maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•	executing documents on behalf of the trust.
     The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.
     The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full. Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.
     The owner trustee may resign at any time by notifying the depositor and the administrator. The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. If not otherwise paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.
     The trust agreement will terminate when:
•	the exchange note has been redeemed (after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied), or

•	the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.
     Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.
INDENTURE TRUSTEE
     The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.
     The indenture trustee’s main duties will be:
•	holding the security interest in the exchange note and other trust assets on behalf of the noteholders,

•	administering the transaction bank accounts,

•	enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•	acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•	acting as note paying agent to make payments from the transaction bank accounts to the noteholders and others, and

•	notifying the noteholders of an Event of Default.

     Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days. If the indenture trustee knows of an Event of Default, it must notify all Noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the exchange note.
     The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred. Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee. Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any hedge counterparties.
     For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes, you should read "Description of the Notes — Events of Default and Remedies” in this prospectus.
     The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.
     The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered indemnity or security satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.
     The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator. The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the indenture trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full. Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.
     Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.
     The indenture trustee may resign at any time by notifying the trust. The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. If not paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.
TITLING COMPANIES
     The “titling companies,” CAB East LLC and CAB West LLC, each a Delaware limited liability company, were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers. Each leased vehicle is titled in the name of one of the titling companies and the collateral agent is named as secured party on the certificate of title.
     CAB East Holdings, LLC is the sole member of CAB East LLC. CAB West Holdings Corporation is the sole member of CAB West LLC. The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those applicable to other “bankruptcy-remote” special purpose entities. These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions. Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis or otherwise from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities in connection with owning the leased vehicles.
     Under the credit and security agreement, the titling companies will repay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, convert all or a portion of amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note. The titling companies will be responsible for making payments on the exchange note under the credit and security agreement. The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles in accordance with the credit and security agreement.
COLLATERAL AGENT
     HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement. U.S. Bank National Association is the sole member of HTD. HTD’s limited liability company agreement contains substantial restrictions on its activities. HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and certain related activities. Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles. HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.
     The titling companies have agreed to pay HTD a fee for its services and to indemnify HTD for all liabilities and damages arising out of HTD’s performance of its duties unless caused by HTD’s willful misconduct, bad faith or negligence.

ADMINISTRATIVE AGENT
     U.S. Bank is the administrative agent under the credit and security agreement. The administrative agent is responsible for performing, on behalf of the collateral agent, certain administrative tasks that the collateral agent is required to perform under the credit and security agreement. These tasks include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title upon termination of the related leases and disposition of the leased vehicles. The collateral agent has granted a power of attorney to the administrative agent in order to allow the administrative agent to perform these functions.
     Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent. Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.
     If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and all rights under HTD’s limited liability company agreement. Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.
REFERENCE POOL
Trust Assets
     The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit under the credit and security agreement. The exchange note will be backed by a “reference pool” of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers. On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor, and the depositor will sell the exchange note and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any hedge counterparties.
     The trust assets will be:
•	the exchange note,

•	funds and investments in bank accounts of the trust,

•	rights under the transaction documents, including:
• rights for the removal of ineligible and certain other leases and leased vehicles,

• rights for servicer advances, and

• rights to any credit or payment enhancements described in the prospectus supplement, and
•	all proceeds of the above.

Additional Information About the Reference Pool
     The prospectus supplement will contain additional information about the leases in the reference pool, including:
•	the total securitization value and the residual portion of the securitization value,

•	the aggregate base residual value,

•	the weighted average original and remaining terms, and

•	the geographic distribution, credit score distribution, make, model and vehicle type distribution and other composition characteristics for the reference pool.
     For a detailed description of how the securitization value of a lease is calculated, you should read the definition of securitization value in the “Glossary of Certain Terms” in the prospectus supplement.
Vintage Originations Information
     Ford Credit will provide information about leases that it originated in prior periods in an annex to the prospectus supplement.
Static Pool Information — Prior Securitized Pools
     Ford Credit will provide static pool information about its prior securitized pools of leases in an annex to the prospectus supplement.
SERVICING THE REFERENCE POOL
AND THE SECURITIZATION TRANSACTION
Servicing Duties
     Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main duties will be:
•	collecting and applying all payments made on the leases in the reference pool,

•	processing returns of leased vehicles in the reference pool and then selling returned leased vehicles,

•	investigating delinquencies,

•	sending invoices and responding to inquiries of lessees,

•	paying taxes related to payments on leases or to the leased vehicles in the reference pool,

•	processing requests for extensions and modifications,

•	administering payoffs, defaults and delinquencies,

•	repossessing and then selling leased vehicles,

•	maintaining accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•	furnishing monthly investor reports and instructions to the indenture trustee, and

•	providing the custodian with updated records for the lease files.
Servicing Fees
     The servicer will earn a servicing fee each month in connection with servicing of the reference pool equal to 1% of the total securitization value as of the first day of such month, unless another percentage is specified in the prospectus supplement. In addition, the servicer will retain any late fees and other administrative fees received from lessees, will be reimbursed for any parking tickets or other fines and amounts paid by the servicer on behalf of a lessee, and will receive investment earnings on funds in the transaction bank accounts. If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off leases. The servicer will be entitled to reimbursement for advances and fees and expenses paid to third parties related to the repossession and disposition of leased vehicles as well as for continued collection activities on charged off accounts. The servicer may net these fees and expenses from collections deposited to the collection account.
Obligations to Remove Leases and Leased Vehicles
     The servicer will follow its policies and procedures in servicing the leases in the reference pool. As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees. The servicer will remove any lease and related leased vehicle from the reference pool if it changes the amount of the base monthly payment owed by the lessee or changes the number of base monthly payments due under the lease. However, the servicer will not be required to remove any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court. The servicer will remove a modified lease and the related leased vehicle from the reference pool on or before the payment date following the month during which the modification occurs.
     For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.
     The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances. For a charged off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures. If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or otherwise impairs the rights of the collateral agent in the lease and leased vehicle (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must remove the lease and leased vehicle from the reference pool.
     For more information about the servicer’s policies and procedures for releasing the security interest in the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections —Repossession and Charge Off” in this prospectus.
     The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease. If the servicer is notified that a leased vehicle in the reference pool is no longer owned by a titling company, the servicer must remove the lease and leased vehicle from the reference pool.
     In connection with each removal, the servicer must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Transaction Bank Accounts
     For each trust, the servicer will establish a collection account and will deposit all collections on the reference pool and amounts relating to the removal of leases and leased vehicles from the reference pool by the servicer in the collection account. The servicer may also establish additional bank accounts, including a reserve account and payment accounts from which payments to the noteholders will be made. All transaction bank accounts will be pledged to the indenture trustee to secure the notes.
     Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed. Funds in the reserve account will also be invested in these highly rated short-term investments. Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month as a supplement to the servicing fee. The servicer will direct these investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default. The trust may invest the funds in the bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.
     The servicer will have no access to the funds in the transaction bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer. The indenture trustee will make payments to the noteholders and others based on information provided by the servicer.
Advances
     If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer generally will advance an amount equal to the shortfall by depositing that amount in the collection account. The servicer is only required to make an advance to cover base monthly payment shortfalls to the extent that the servicer determines that the advance will be recoverable from collections on the lease. Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due. The servicer will be reimbursed for outstanding advances on a lease from collections and recoveries on that lease or from collections on other leases.
Deposit of Collections
     On or before each payment date, the servicer will deposit all collections on the leases and leased vehicles in the reference pool for the preceding month in the collection account. In general, Ford Credit will deposit all collections in the collection account within two business days of applying the collections to the lessees’ accounts. If Ford Credit’s short-term unsecured debt is rated equal to or higher than a specified level by each rating agency rating the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable), and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.
     As an administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee and advance reimbursement amounts payable to the servicer for the month, but must account for all transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.
Reporting Obligations of Servicer
     Monthly Investor Report. The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the reference pool, as described in the prospectus supplement.

     Annual Compliance Reports. The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.
Custodial Obligations of Ford Credit
     Ford Credit will act as custodian for the titling companies and will maintain possession of a lease file for each lease in the reference pool. A lease file will consist of originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee. Copies typically will be electronically imaged copies. The custodian will hold these documents in safekeeping with originals maintained in secured areas or facilities with limited access. Imaged copies of the documents will be accessible as “read only.” Each lease file is maintained separately, but will not be physically segregated from other similar lease files that are in Ford Credit’s possession or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases.
Delegation of Duties
     As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford. The servicer or custodian may perform any of its duties through subcontractors. No delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties. Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to lessee accounts or netted from collections.
Limitations on Liability
     The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties. The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability. The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.
Amendments to the Servicing Agreement and the Servicing Supplement
     The owner trustee and the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, must consent to any amendment to the servicing agreement or the servicing supplement that would adversely affect the rights or obligations of the noteholders.
Resignation and Termination of the Servicer
     Ford Credit may not resign as servicer unless it is no longer permitted to perform its duties under law. If the servicer resigns, it will continue to perform its duties as servicer until the later of (1) the date 45 days from the delivery of notice of its resignation and (2) the date upon which the servicer is legally unable to act as servicer.
     Each of the following events will be an “Servicer Termination Event” under the servicing agreement:
•	failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the administrative agent or a responsible person of the servicer learns of the failure, unless:
—	the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the lender, the administrative agent, the trust, the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.
•	failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the administrative agent or the related exchange noteholder and continues for 90 days after it receives notice of the failure from the administrative agent or the owner trustee,

•	bankruptcy of the servicer, and

•	any other event described in the prospectus supplement.
     If a Servicer Termination Event has occurred as a result of a bankruptcy of the servicer, the holders of a majority of the note balance of all exchange notes (voting as a single class) may terminate the servicer for all reference pools and the revolving facility. Exchange notes owned by the servicer or any of its affiliates that do not serve as security for a securitization will not be included for purposes of this vote. If the holders of a majority of the note balance of all exchange notes decide not to terminate the servicer as servicer for all reference pools and the revolving facility, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the reference pool for the related transaction.
     If a Servicer Termination Event has occurred for any other reason and remains unremedied, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the related reference pool. If a successor servicer is not appointed by the date indicated in the notice of termination, the administrative agent will appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of car, truck and utility vehicle leases and the related leased vehicles. The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the servicing agreement.
     If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the administrative agent or the indenture trustee from replacing the servicer.
     The servicer will agree to cooperate to affect a servicing transfer and make available its records on payments on the leases and the lease files. The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.
USE OF PROCEEDS
     The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the exchange note from Ford Credit and for any other purpose described in the prospectus supplement. The use of the net proceeds for the sale of any notes issued by the trust after the original closing date for a securitization transaction will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the notes generally will be determined by the rate at which principal payments on the exchange note are paid, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold. “Prepayments” on the leases will occur in the following circumstances:
•	Prepayments — proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases,

•	Defaults — proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•	Early termination programs — proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•	Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•	Removal of leases — Ford Credit may be required to remove from the reference pool ineligible and certain other leases and leased vehicles, and

•	Exchange note acceleration — proceeds may be received upon the liquidation of all or a portion of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement.
     No assurance can be made about the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount received on the leases in the reference pool or from the sale of the leased vehicles in the reference pool during the preceding month.
     In Ford Credit’s experience, prepayments on lease contracts occur primarily when lessees decide to purchase or lease new cars, trucks and utility vehicles, lessees participate in manufacturer early termination programs, defaulted contracts are liquidated or insurance proceeds are received. Unlike certain other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.
     Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders. For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in this prospectus.
DESCRIPTION OF THE EXCHANGE NOTES
     Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described under “Sponsor and Servicer — Use of Titling Companies; Financing Purchases of Leases by Titling Companies” in this prospectus. At any time, Ford Credit may request that the titling companies convert all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the leases and leased vehicles that are subject to the credit and security agreement be allocated to that exchange note. No exchange note issued for any securitization transaction in which the notes will be issued will represent an ownership or beneficial interest in the leases and leased vehicles in the “reference pool” allocated to such exchange note.

     On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”
     The prospectus supplement will contain additional information about the exchange note, including:
•	the determination of collections on the reference pool,

•	the priority of payments under the exchange note supplement, and

•	the manner in which principal payments and interest on the exchange note is calculated and paid.
     The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the holders of the notes. The exchange note is secured by a security interest in all of the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other reference pools. The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and all related hedging arrangements. However, the trust will be able to accelerate the maturity of the exchange note upon default and then bring suit and obtain a judgment against any of the titling companies on the exchange note.
     The trust will also agree that, prior to the date which is one year and one day after payment in full of all obligations under the credit and security agreement, including all exchange notes, it will not institute or join in bankruptcy proceedings against the titling companies.
     As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.
     For a detailed description of the exchange note, you should read “Description of the Exchange Note” in the prospectus supplement.
Amendments to the Credit and Security Agreement and the Exchange Note Supplement
     The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:
•	further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•	add any covenants for the benefit of the secured parties,

•	transfer or pledge any property to the collateral agent,

•	cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•	evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•	make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to such amendment).
     The credit and security agreement may also be amended in any other manner with the consent of each exchange noteholder.
     The exchange note supplement may also be amended in any other manner with the consent of the trust, as directed by the holders of a majority of the note balance of the Controlling Class.
Facility Defaults and Exchange Note Defaults; Rights Upon Default
     Each of the following events will be a “facility default” under the credit and security agreement:
•	bankruptcy or dissolution of any of the titling companies, and

•	bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.
     If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.
     Each of the following events will be an “exchange note default:”
•	failure to pay interest due on the exchange note within five business days after the due date,

•	failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•	failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies, and

•	any representation or warranty of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies.
     If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may accelerate the exchange note and declare the exchange note to be immediately due and payable. Under specified circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may rescind this declaration.
     If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) direct the collateral agent to (a) institute foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (b) exercise any other remedies of a secured party. If all or any portion of the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.
DESCRIPTION OF THE NOTES
     The following summary describes certain terms of the notes and the indenture. The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.
Fixed and Floating Rate Notes
     Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.
     Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement. The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes. The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date. All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders. Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.
     If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these hedging arrangements and information about the counterparties will be described in the prospectus supplement.
Principal and Interest Payments on the Notes
     Payments on the note on any payment date will be made from amounts paid to the trust on the exchange note on such payment date.
     Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement. The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement. Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes. Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.
     Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class. One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the exchange note.
     The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).
Credit and Payment Enhancement
     Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

     Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes. The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.
     “Credit enhancements” may include:
•	A reserve account available to cover the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes if collections on the reference pool and shared amounts were insufficient. Any amounts remaining in the reserve account after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•	“Overcollateralization,” which is the amount by which the total securitization value exceeds the principal amount of the notes.

•	“Excess spread” with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account. “Excess spread” with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date. The amount of excess spread will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses.

•	Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•	“Turbo” payments for a class of notes, where excess spread is used to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.
     “Payment enhancements” include:
•	Interest rate swaps where the trust makes fixed payments on a monthly or other basis to a hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to a hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•	Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.
Events of Default and Remedies
     Events of Default. Each of the following events will be an “Event of Default” under the indenture:
•	failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the notes, or

•	bankruptcy or dissolution of the trust.
     If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days. Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.
     The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an Event of Default. If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.
     The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.
     The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (1) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due because of the acceleration of the notes) or (2) in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.
     Acceleration of the Notes. If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable. If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.
     The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:
•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•	the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•	all Events of Default, (other than the nonpayment of amounts due only because of the acceleration of the notes) are cured or waived by the holders of a majority of the note balance of the Controlling Class.
     Any rescission of acceleration could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss could be recognized.
     Remedies Following Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:
•	file a lawsuit for the collection of the notes and enforce any judgment obtained,

•	institute foreclosure proceedings on the exchange note, and

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.
     However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, which depend on which Event of Default has occurred:
•	If an Event of Default occurs due to the late payment of interest or principal and the notes have been accelerated, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by the holders of a majority of the note balance of the Controlling Class.

•	If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:
—	all of the noteholders of the Controlling Class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties, or

—	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the Controlling Class.
•	If an Event of Default occurs due to a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:
—	all of the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties.
     The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note. Any noteholder, any hedge counterparty, the depositor and the servicer may submit a bid to purchase the exchange note.
     Payments Following Any Sale of the Exchange Note. Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid in accordance with the post-acceleration priority of payments as described in “Description of the Notes — General Rule — Post-Acceleration Priority of Payments” in the prospectus supplement.
     Standard of Care of the Indenture Trustee Following an Event of Default. If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

     Limitation on Suits. No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:
•	the noteholder gives notice to the indenture trustee of a continuing Event of Default,

•	the holders of at least 25% of the note balance of the Controlling Class request the indenture trustee to institute such legal proceeding,

•	the requesting noteholders offer reasonable indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee has failed to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	the holders of a majority of the note balance of the Controlling Class do not give the indenture trustee any inconsistent direction during the 60-day period.
     A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.
     The indenture trustee and the noteholders will agree that they will not institute a bankruptcy proceeding against the trust.
Notes Owned by Transaction Parties
     Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.
List of Noteholders
     Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.
Satisfaction and Discharge of the Indenture
     The indenture will not be discharged until:
•	the indenture trustee receives all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•	the trust pays all other amounts payable by it under the transaction documents, and
•	the trust delivers an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to the Indenture
     The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:
•	further protect the indenture trustee’s interest in the exchange note and other trust assets subject to the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	evidence the assumption of a successor to the trust’s or the trustee’s role under the indenture,

•	transfer or pledge any trust assets to the indenture trustee,

•	cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not materially adversely affect the notes or the rights of any hedge counterparty, and

•	modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.
     Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the indenture administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class. In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation.
     The prior consent of all adversely affected noteholders will be required for any amendment that:
•	changes the provisions for amending the indenture or voting or consent under the indenture,

•	changes the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial note balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•	impairs the right of noteholders to institute suits to enforce the indenture,

•	changes the definition of Controlling Class, or

•	permits the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.
Residual Interest; Issuance of Additional Securities
     The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.

     The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:
•	the depositor delivers an officer’s certificate to the indenture trustee and the rating agencies that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•	the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.
     The depositor may register the additional securities and sell them publicly or may sell them in a private placement. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.
Book-Entry Registration
     The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.
     Notes will be issued in physical form to noteholders only if:
•	the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,
•	the administrator terminates the book-entry system through DTC, or

•	after the occurrence of an Event of Default or a Servicer Termination Event, holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC that they want to terminate the book-entry system through DTC (or a successor to DTC).

     Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.
     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.
Computing the Outstanding Principal Amount of the Notes
     The monthly investor report will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month. The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.
     The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.
SOME IMPORTANT LEGAL CONSIDERATIONS
Bankruptcy Considerations
     Sale of the Exchange Note by Ford Credit to the Depositor and by the Depositor to the Trust. The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note. Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale.” The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will constitute a “true sale.” Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to remove certain leases and leased vehicles from the reference pool.
     On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:
•	the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.
     This opinion will be subject to certain assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.
     Structure of the Holding Companies, the Titling Companies and the Depositor; Risk of Substantive Consolidation. Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement or articles of incorporation to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities and prohibit the depositor from incurring additional indebtedness, making it unlikely that the depositor will have any creditors. Each limited liability company agreement or articles of incorporation, as applicable, also restricts the applicable special purpose entity from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers or board of directors, as applicable, including independent managers or directors, who are specifically instructed to take into account the interests of creditors of the applicable special purpose entity and, in the case of the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy. Each limited liability company agreement or articles of incorporation, as applicable, also contains covenants meant to preserve the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.
     In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the holding companies, the titling companies or the depositor in connection with any obligations under the notes or the transaction documents.
     On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders. This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement or articles of incorporation, as applicable. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, the assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”
     Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the reference pool (other than any collections on the reference pool held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).
The Dodd-Frank Act
     Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the titling companies, the depositor or the trust, or such company’s creditors.

     Potential Applicability to Ford Credit, the Depositor and the Trust. There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects. There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The titling companies, the depositor or the trust could, under certain circumstances, also be subject to OLA.
     FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided as preferential transfers, with the result that the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and noteholders may become unsecured.
     In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the U.S. federal bankruptcy laws. Based on this opinion, the pledge of the leases and leased vehicles by the titling companies to Ford Credit would not be avoidable by the FDIC as a preference under OLA. Although the opinion does not bind the FDIC and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC adopt regulations to the same effect. However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding would not be contrary to the advisory opinion.
     FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.
     In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:
•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.
          Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.
     Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period, which will be no earlier than June 30, 2011. However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.
     If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and any accrued interest, as applicable, through the date of repudiation or disaffirmance, such accrued interest.
Security Interests in the Exchange Note and the Leases and Leased Vehicles
     The transfer of the exchange note to the trust, the perfection of the security interest in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code, or “UCC,” in effect in each state.
     The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note will be secured by a first priority security interest in all of the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. This security interest is for the benefit of Ford Credit, as lender, and all holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued. Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.
     The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.
     Security Interest in the Exchange Note. Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a UCC financing statement. The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a UCC financing statement. The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.
     Security Interest in the Leases. The collateral agent has perfected its security interest in the leases securing the revolving facility and the exchange notes by filing a UCC financing statement against each titling company and by taking possession of the leases. However, the collateral agent has appointed Ford Credit to serve as custodian of the leases and Ford Credit will not physically segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.
     Security Interest in the Leased Vehicles. The collateral agent perfects its security interest in each leased vehicle securing the revolving facility and the exchange notes by noting its lien on the certificate of title under state motor vehicle laws. In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, the collateral agent files a UCC financing statement against each titling company because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

     The revolving facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.
     In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties. In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement. Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to remove any lease or leased vehicle from the reference pool in these circumstances.
     PBGC Liens. Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:
•	a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•	any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•	the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.
     The titling companies, the depositor and the trust are all members of the Ford controlled group. In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises. Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.
     The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for each securitization transaction.
     Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements. The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies). The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

     The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law. Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien. Under the UCC, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time. Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time. Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence. As a result, the security interest of the collateral agent in the leases in the reference pool and any monthly payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.
     On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction. This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.
Legal Considerations Relating to the Leases and the Leased Vehicles
     Repossession of Leased Vehicles; Notice of Sale and Cure Rights. If a lessee defaults on its lease, the servicer will be able to enforce the remedies of a secured party under the UCC, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.
     If a lessee is in default on its lease, some states require that the secured party notify the lessee of the default and give the lessee a time period to cure the default prior to repossession. In Ford Credit’s experience, this right to cure is exercised by only a limited number of lessees.
     Upon repossession of a vehicle, the UCC and other state laws require the secured party to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. The lessee has the right to cure the default under the lease prior to sale by paying the secured party the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.
     Deficiency Judgments. Ford Credit generally is required to apply the proceeds of sale of a repossessed leased vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease. If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments. Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not useful to seek a deficiency judgment. If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.
     Consumer Protection Laws. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the

Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a lessee from some or all of the legal consequences of a default.
     Ford Credit will represent that each lease complies in all material respects with applicable requirements of law and that each lease is not subject to claims or defenses of the lessee. This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer. If a lessee has a claim for any violation of law with respect to a lease, such violation would constitute a breach by Ford Credit and if such breach has a material adverse effect on any lease and leased vehicle, Ford Credit would have to remove the lease and leased vehicle from the reference pool unless the breach is cured in all material respects by the end of the applicable grace period.
     Under the terms of the Servicemembers Civil Relief Act or similar state laws, a lessee who enters military service after entry into a lease may be entitled to relief on certain payment obligations, and Ford Credit must suspend any attempts to self-help repossess the related leased vehicle. Furthermore, a lessee may terminate a lease at anytime if the lessee subsequently (1) enters into military service or (2) receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Leases with lessees who are in the military or who subsequently enter the military may be included in the reference pool and Ford Credit will not be required to remove from the reference pool a lease and leased vehicle that become subject to these laws.
     Bankruptcy Considerations. U.S. bankruptcy laws affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee. A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease. Ford Credit will not be required to remove from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.
TAX CONSIDERATIONS
General
     Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

     This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. This information is directed only to prospective investors who:
•	purchase notes in the initial distribution of the notes,

•	are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
     As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.
     The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.
     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
     Prospective investors are encouraged to consult with their tax advisors as to the federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
Tax Characterization of the Trust
     At the time the notes are issued by the trust, tax counsel will opine that, assuming compliance with the terms of the trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of the notes did not represent debt for U.S. federal income tax purposes, such class or classes of the notes might be treated as equity interests in the trust.

If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.
Tax Characterization and Treatment of the Notes
     Characterization as Debt. For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for U.S. federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.
     For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.
     Treatment of Stated Interest. Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.
     Original Issue Discount. It is not expected that any class of notes will be issued with OID. If a class of notes is treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.
     Disposition of Notes. If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.
     Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.
     Tax Consequences to Non-U.S. Noteholders. A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:
•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.
     A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.
     A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.
     A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.
     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

State Tax Considerations
     Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective investors are encouraged to consult their tax advisors with respect to the state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.
ERISA CONSIDERATIONS
General Investment Considerations
     The Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:
•	whether the investment is permitted under the plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan’s funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any notes is appropriate for the plan, taking into account the overall investment policy of the Plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus.
     In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.
     A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.
Prohibited Transactions
     Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust. Pursuant to a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable. In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
     The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.
     Without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes or any beneficial interest therein by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes or any beneficial interest therein by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor. Included among these exceptions are:
•	prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.
     In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.
     Any plan that purchases and holds notes of any class or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.
Benefit Plans Not Subject to ERISA or the Internal Revenue Code
     Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code. Each plan that is subject to any law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases and holds notes or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or beneficial interest does not constitute and will not result in a violation of such similar law or regulation.
PLAN OF DISTRIBUTION
     The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement. In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.
     The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of the notes, the public offering prices and the concessions may be changed.
     The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.
     The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.
     The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.
     In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:
•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,
•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if commenced, may be discontinued at any time.
LEGAL OPINIONS
     Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability. Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.
WHERE YOU CAN FIND MORE INFORMATION
     The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-173928 under the Securities Act of 1933, for the notes offered by this prospectus. You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.
     You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC. You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.
     For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).
     The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.
     Requests for such copies should be directed to:
Ford Credit Auto Lease Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

INDEX OF DEFINED TERMS

ALG	18
base monthly payments	15
clean up call	6
credit enhancement	39
depositor	24
DTC	44
ERISA	55
Event of Default	39
excess spread	39
exchange note	15
exchange note default	37
exchange note supplement	36
facility default	37
Ford	4
Ford Credit	4
HTD	28
lease factor	15
LIBOR	38
overcollateralization	39
payment enhancement	39
plans	55
Prepayments	35
PTCE	56
reference pool	5, 35
servicer	6
Servicer Termination Event	33
titling companies	28
trust	4
UCC	48

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement for any date other than on the date on the cover. Ford Credit is not offering the notes in any state where it is not permitted.

Ford Credit Auto
Lease Two LLC
Depositor
Ford Motor Credit
Company LLC
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Ford Credit Auto Lease
Trust 2011-A
Issuing Entity or Trust
$390,000,000 Class A-2 •%
Asset Backed Notes
$305,000,000 Class A-3 •%
Asset Backed Notes
$65,841,000 Class A-4 •%
Asset Backed Notes

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities
J.P. Morgan
Morgan Stanley